ASSET PURCHASE AGREEMENT

by and between

CONFORMIS, INC.,
as Purchaser

BROAD PEAK MANUFACTURING, LLC,
as Seller

and

the Unitholders named herein,
solely with respect to the Sections referred to herein

August 9, 2017

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made as of this 9th day of August, 2017(the “Effective Date”) by and between ConforMIS, Inc., a Delaware corporation, with a principal place of business at 600 Technology Park Drive, Billerica, Massachusetts 01821 (“Purchaser”),Broad Peak Manufacturing, LLC, a limited liability company formed under the laws of Connecticut, with a principal place of business at 10 Beaumont Road, Wallingford, Connecticut 06492 (“Seller”), and the persons executing this Agreement as Unitholders below (“Unitholders”), solely in connection with Article III, Section 5.6 and Article VII herein. Purchaser and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties”), and such term shall include Unitholders, as applicable, in Article III, Section 5.6 and Article VII herein.
Recitals
WHEREAS, the Board of Directors of Purchaser and the managers of Seller (the “Managers”), and the Unitholders, owners of all outstanding membership interests of Seller, have approved the sale of the Purchased Assets (as defined herein), such Purchased Assets constituting all of the tangible and intangible personal property and assets that are used or held for use by Seller to manufacture and deliver custom surface preparation and finishing facility solutions to ConforMIS for the manufacture and delivery of customized partial and total knee replacement implants and implant components(the “Business”);
WHEREAS, Seller desires to sell, and Purchaser desires to purchase, certain assets and assume certain liabilities of Seller for the consideration and on the terms set forth in this Agreement (the “Transaction”); and
WHEREAS, each of the Parties to the Agreement desires to make certain representations, warranties, and agreements in connection with the Transaction between the Parties and to prescribe various conditions thereto.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

PURCHASE AND SALE OF ASSETS
1.1.    Sale and Purchase of Assets. At the Closing (as defined in Section 1.10 hereof) and subject to and upon the terms and conditions of this Agreement, Seller shall sell, convey, transfer, assign and deliver or cause to be sold, conveyed, transferred, assigned and delivered to Purchaser, and Purchaser will purchase from Seller, free and clear of all security interests, liens, claims, mortgages, debts, charges, restrictions or other encumbrances (“Liens”), the Purchased Assets (as

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hereinafter defined). The term “Purchased Assets” shall mean all of Seller’s right, title and interest in and to, as of the Closing, all of the assets and properties, whether tangible or intangible, wherever situated, and whether or not specifically referred to in any instrument or conveyance delivered pursuant hereto, free and clear of all Liens. The Purchased Assets include all of the assets and properties of the Seller used to manufacture ConforMIS custom products other than the Excluded Assets (as defined in Section 1.2 hereof) and subject to the limitation in Section 1.1(f) below, and shall include, but not be limited to, the following items of Seller:
(a)    all tangible assets, including fixed assets, furniture, fixtures, machines, equipment and computer hardware, wherever located, including the tangible assets listed on Schedule 1.1(a) (collectively, the “Equipment”);
(b)    all Intellectual Property owned by Seller (the “Seller Intellectual Property”) and all of Seller’s rights under any nondisclosure and assignment-of-rights agreement for the benefit of Seller vesting all rights in work product created by any Seller employee, consultant, independent contractor or service provider, during such period of time during which such Seller employee, consultant, independent contractor or service provider provided services to the Seller, with and in Seller (“Employee IP Agreements”);
(c)    all work-in-process and inventories of finished product and supplies (collectively, the “Inventory”), as listed on Schedule 1.1(c);
(d)    all right, title and interest in, to and under any assignable Permits;
(e)    all rights, title and interest in, and claims under, the Contracts of Seller with ConforMIS (“Customer Contracts”), including each of the Customer Contracts set forth on Schedule 1.1(e).
(f)    all rights, title and interest in, and claims under, the Contracts with all suppliers and vendors, including all licensing agreements, software agreements and know-how agreements, and agreements related to leased real property and leased personal property, only if such Contract is set forth on Schedule 1.1(f) (the items to be disclosed on Schedule 1.1(f) the “Vendor Agreements”, together with the Customer Contracts and any Contracts designated by Purchaser following the Closing Date pursuant to Section 1.2, collectively, the “Assumed Agreements”);
(g)    all right, title and interest in all security deposits, surety deposits and bonds presently maintained on behalf of Seller which relate to the Assumed Agreements;
(h)    all lists of consultants, product partners, licensees, and suppliers (including contact names, telephone numbers, email addresses, and street addresses, and, as appropriate, other information customarily maintained by or for the benefit of Seller and associated with the manufacture of ConforMIS custom products);
(i)    all claims, causes of action and other rights relating to the Purchased Assets or relating to the Business;
(j)    all prepaid expenses, deposits and other prepaid items and credits, including the items listed on Schedule 1.1(j);

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(k)    all books and records (including personnel files or copies thereof to the extent legally permissible for employees being hired by ConforMIS) of Seller associated with the manufacture of ConforMIS custom products, including such items stored in computer or by any other means or media;
(l)    all of the goodwill of Seller related to the Business; and
(m)    all other assets, properties, and rights of every kind (other than the assets described in Section 1.2 hereof) relating to the Purchased Assets or relating to or used in the Business held by Seller, or in which Seller has an interest, on the Closing Date.
In confirmation of the foregoing sale, assignment and transfer, Seller shall execute and deliver to Purchaser at the Closing a Bill of Sale in the form of Exhibit A (the “Bill of Sale”) and such other instruments and assignments as may be reasonably requested by Purchaser necessary to convey to Purchaser, or evidence in Purchaser, good marketable title to the Purchased Assets.

1.2.    Excluded Assets. Notwithstanding anything contained in Section 1.1 to the contrary, Seller shall retain, as of and following the Closing, all of Seller’s right, title and interest in and to all of the following assets and properties of Seller, and are not included in the Purchased Assets and are not being purchased by Purchaser pursuant to this Agreement: (a) Seller’s cash and cash equivalents, (b) Seller’s company minute books and equity records, (c) books of account and other records of Seller which are required by Law to be kept in Seller’s possession, including Tax Returns, (d) all assets and rights in and with respect to any Employee Benefit Plans, (e) Contracts not expressly set forth on Schedule 1.1(f) or included in Customer Contracts, (f) all accounts, notes, and other receivables (collectively, the “Accounts Receivable”) and (g) the assets, rights and properties set forth on Schedule 1.2 (collectively, the “Excluded Assets”). Notwithstanding the foregoing, in the event a Contract to which Seller is a party (other than a Customer Contract) is not set forth on Schedule 1.1(e) and is not expressly set forth on Schedule 1.2 as an Excluded Asset, then to the extent such Contract is necessary or desirable to the Business then Seller, at Purchaser’s sole option and request, shall transfer such Contract to Purchaser following the Closing Date at no additional cost or expense to Purchaser. If the transfer of such Contract would constitute a breach thereof or would otherwise constitute an event of default thereunder, the parties shall follow the procedures set forth in Section 5.11 with respect to such Contract.
1.3.    Assumption of Liabilities. Subject to the terms and conditions contained in this Agreement, in addition to the Purchase Price, Purchaser shall, at the Closing, assume and agree to pay or perform, or cause to be paid or performed, as they become due or payable, only the following liabilities, duties and obligations of Seller: (a) liabilities and obligations under the Assumed Agreements but only to the extent such liabilities or obligations arise from goods or services received by Purchaser on or after the Closing Date or arise from goods or services to be provided to Purchaser on or after the Closing Date (subject to Section 5.11), and (b) trade accounts payable to vendors and suppliers for products or services set forth on Schedule 1.3, which trade accounts payable relate to either work in process or work not yet begun as of the date hereof and which were received prior to the Closing but for which payment is due in the Ordinary Course(as defined below) after the Closing (none of which payment obligations are overdue or will be overdue as of the Closing Date),

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but no other liabilities or obligations whatsoever. The specific liabilities to be assumed by Purchaser pursuant to this Section 1.3 are hereinafter collectively referred to as the “Assumed Liabilities”.
1.4.    Retained Liabilities. Notwithstanding any other provisions in this Agreement, the Purchaser shall not assume any liabilities of the Seller (or any Affiliates of Seller), whether relating to the Purchased Assets, the Business or otherwise, other than, for the avoidance of doubt, the Assumed Liabilities set forth in Section 1.3 (all such liabilities other than the Assumed Liabilities, collectively, the “Retained Liabilities”).
1.5.    Further Conveyances and Assumptions; Consent of Third Parties.
(a)    From time to time following the Closing, Seller shall make available to Purchaser such non-confidential data in personnel records of Transferred Employees (as defined in Section 5.12 below) as is reasonably necessary for Purchaser to transition such Transferred Employees into Purchaser’s records.
(b)    From time to time following the Closing, Seller and Purchaser shall execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquaintances and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully to Purchaser and its successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Purchaser under this Agreement and any ancillary agreements thereto and to assure fully to Seller and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Purchaser under this Agreement and any ancillary agreements thereto, and to otherwise make effective the transactions contemplated hereby and thereby.
(c)    Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a third party or a Governmental Entity or is cancelable by a third party in the event of an assignment (“Nonassignable Assets”) unless and until such consent shall have been obtained. Seller shall, and shall cause its Affiliates to, use commercially reasonable efforts to cooperate with Purchaser at its request in endeavoring to obtain such consents promptly.
1.6.    Purchase Price; Escrow; Closing Payment; Earn-Out Payment.
(a)    Purchase Price. The aggregate consideration for the Purchased Assets shall consist of (i) cash in an amount equal to Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000) (the “Cash Consideration”) and (ii) the number of shares of Purchaser Common Stock as is equal to the quotient obtained by dividing Seven Hundred Fifty Thousand Dollars ($750,000) by the Effective Price (as defined below) (the “Stock Consideration”, and collectively with the Cash Consideration, the “Purchase Price”), such Purchase Price subject to adjustment as set forth below, and the assumption of the Assumed Liabilities. The term “Effective Price” shall mean the average closing price for Purchaser Common Stock as reflected on the Nasdaq Capital

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Market exchange for the 30-day trading period ending on the trading day immediately preceding the Effective Date.
(b)    Earn-Out Escrow. On the Closing Date (i) cash in an amount equal to thirty-four percent (34%) of the Purchase Price, or Two Million Two Hundred Ten Thousand Dollars ($2,210,000) (the “Escrow Earn-Out Consideration”), shall be paid to and deposited with BNY Mellon, National Association, a national banking association, as escrow agent (the “Escrow Agent”) at Closing, such Escrow Earn-Out Consideration to be released and paid to Seller, or a portion thereof, in accordance with the terms herein and in accordance with the terms of the Escrow Agreement. In the event that any portion of the Escrow Earn-Out Consideration shall not be payable to Seller, then such Escrow Earn-Out Consideration shall be released and returned to Purchaser, in accordance with the terms of the Escrow Agreement.
(c)    Closing Payment. At the Closing, Purchaser shall deliver to the Seller a portion of the Purchase Price as follows: (i) an amount in cash, by wire transfer of immediately available U.S. funds to an account or accounts designated by the Seller in writing, equal to the Cash Consideration, minus an amount equal to the Escrow Earn-Out Consideration, minus the amount of all outstanding Indebtedness of the Seller, if any, as of the Closing Date, together with the amount of all interest and premiums required to be paid to repay or redeem such Indebtedness as of the Closing Date (the “Seller Indebtedness”), such amount referred to herein as the “Closing Cash Consideration” and (ii) the number of shares of Purchaser Common Stock representing the Stock Consideration (the “Closing Stock Consideration”, and together with the Closing Cash Consideration, the “Closing Consideration”). The Closing Consideration will represent sixty-six percent (66%) of the Purchase Price, subject to the payment of any Seller Indebtedness or liabilities of Seller at Closing.
(d)    Escrow Earn-Out Consideration. As additional consideration for the Purchased Assets, Purchaser shall pay to Seller an earn-out amount, if any, determined in accordance with the terms set forth in this Section 1.6(d). The Seller shall be entitled to earn the Escrow Earn-Out Consideration during the Earn-Out Period, as follows:
(i)    Retention Earn-Out. Provided that Edward Kilgallen remains an employee of Purchaser, pursuant to the terms of the Employment Agreement, from the Closing Date until the expiration of the Earn-Out Period, Seller shall be entitled to payment of the Retention Earn-Out Consideration, such Retention Earn-Out Consideration to be paid and/or delivered, as the case may be, to Seller within ten (10) business days after the final determination that Seller is entitled to such Retention Earn-Out Consideration. Notwithstanding the foregoing, in the event that Purchaser terminates the employment of Edward Kilgallen without Cause (as defined in the Employment Agreement) or Edward Kilgallen resigns from employment with the Purchaser for Good Reason (as defined in the Employment Agreement), Seller shall remain eligible to receive such Retention Earn-Out Consideration upon the expiration of the Earn-Out Period. In the event that Edward Kilgallen is terminated by the Purchaser prior to the expiry of the Earn-Out Period as a result of (i) a conviction of Edward Kilgallen of a felony involving moral turpitude, (ii) the gross negligence of Edward Kilgallen or (iii) the Insubordination of Edward Kilgallen, then Seller shall remain eligible to receive the Retention Earn-Out Consideration upon the expiration of the Earn-Out Period. As used herein “Insubordination” means the refusal of Edward Kilgallen to comply in any material respect with his duties and responsibilities to Purchaser, as determined

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by the Purchaser, so long as such duties and responsibilities are identified in the Employment Agreement. The Retention Earn-Out Consideration shall be paid and/or delivered, as the case may be, to Seller within ten (10) business days after the expiration of the Earn-Out Period.
(ii)    Value Earn-Out.
(a)    Prior to the Closing, Purchaser and Seller shall agree upon the methodology to be used to calculate both the Estimated Value Earn-Out Consideration and the Actual Value Earn-Out Consideration, which shall be consistent with the methodology set forth and attached hereto as Exhibit B (the “Value Earn-Out Methodology”).
(b)    Prior to Closing, Purchaser and Seller shall agree upon the Estimated Value-Earn-Out Consideration, as set forth and attached hereto as Exhibit C, and calculated consistent with the Value Earn-Out Methodology.
(c)    Within forty-five (45) days after the conclusion of the Earn-Out Period, Purchaser will prepare, or cause to be prepared, and deliver to Seller, a statement setting forth the Actual Value Earn-Out Consideration (“Actual Value Earn-Out Consideration Statement”), consistent with the Value Earn-Out Methodology which shall set forth Purchaser’s calculation of that portion of the Value Earn-Out Consideration payable to Seller.
(a)    Upon receipt from Purchaser, Seller shall review the Actual Value Earn-Out Consideration Statement for a period of thirty (30) days. If Seller disagrees with Purchaser’s computation of the Actual Value Earn-Out Consideration, Seller may, on or prior to such thirty (30) day period, deliver an objection notice (an “Earn-Out Objection Notice”) to Purchaser, which sets forth its objections to Purchaser’s calculation of Actual Value Earn-Out Consideration; provided, however, the Earn-Out Objection Notice shall include only objections based on (i) non-compliance with the Value Earn-Out Methodology and (ii) mathematical errors in the computation of Actual Value Earn-Out Consideration. Any Earn-Out Objection Notice shall specify those items or amounts with which Seller disagrees, together with a detailed written explanation of the reasons for disagreement with each such item or amount, and shall set forth Seller’s calculation of Actual Value Earn-Out Consideration based on such objections. To the extent not set forth in the Earn-Out Objection Notice, Seller shall be deemed to have agreed with Purchaser’s calculation of all other items and amounts contained in the Actual Value Earn-Out Consideration Statement.
(b)    Unless Seller delivers the Earn-Out Objection Notice to Purchaser within such thirty (30) day period, Seller shall be deemed to have accepted Purchaser’s calculation of Actual Value Earn-Out Consideration and the Actual Value Earn-Out Consideration Statement shall be final, conclusive and binding. If Seller delivers the Earn-Out Objection Notice to Purchaser within such thirty (30) day period, Purchaser and Seller shall, during the thirty (30) days following such delivery or any mutually agreed extension thereof, use their commercially reasonable efforts to reach agreement on the disputed items and amounts in order to determine the amount of Actual Value Earn-Out Consideration. If, at the end of such period or any mutually agreed to extension thereof, Purchaser and Seller are unable to resolve their disagreements, they shall jointly retain and refer their disagreement to the Neutral Accounting Firm (as defined below). The parties shall instruct the Neutral Accounting Firm promptly to review this Section 1.6 and to determine solely with respect to the disputed items and amounts so submitted whether and to what

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extent, if any, the Actual Value Earn-Out Consideration set forth in the Actual Value Earn-Out Consideration Statement requires adjustment. The Neutral Accounting Firm shall base its determination solely on written submissions by Purchaser and Seller and not on independent review. Purchaser and Seller shall make available to the Neutral Accounting Firm all relevant books and records and other items reasonably requested by the Neutral Accounting Firm. The parties shall request that the Neutral Accounting Firm deliver to Purchaser and Seller, a report which sets forth its resolution of the disputed items and amounts and its calculation of Actual Value Earn-Out Consideration, which report shall be delivered to Purchaser and Seller as soon as practicably possible within thirty (30) days after its retention. The decision of the Neutral Accounting Firm shall be final, conclusive and binding on the parties. The fees and expenses of the Neutral Accounting Firm in connection with the resolution of the Notice of Objection shall be shared equally by the Seller, on the one hand, and the Purchaser, on the other hand; provided that if the Neutral Accounting Firm determines that one such party has adopted a position or positions with respect to the Actual Value Earn-Out Consideration Statement that is frivolous or clearly without merit, the Neutral Accounting Firm may, in its discretion, assign a greater portion of any such fees and expenses to such party.
(c)    Upon a final determination of the Actual Value Earn-Out Consideration in accordance with this Section 1.6, Seller shall be entitled to payment from Purchaser of that portion of the Value Earn-Out Consideration as determined in the Actual Value Earn-Out Consideration Statement, with any amounts payable up to One Million Three Hundred Thousand Dollars ($1,300,000) being satisfied from the Escrow Earn-Out Consideration held by the Escrow Agent, and any remaining amounts payable by Purchaser to Seller above One Million Three Hundred Thousand Dollars ($1,300,000) being satisfied by payment from Purchaser directly to Seller. The Value Earn-Out Consideration shall be paid and/or delivered, as the case may be, to Seller within ten (10) business days after the final determination that Seller is entitled to the Value Earn-Out Consideration, or any portion thereof.
(d)    As set forth in the Value Earn-Out Methodology, the Value Earn-Out Consideration, after the calculation thereof, may result in a Value Earn-Out Consideration equal to an amount of up to One Million Nine Hundred Fifty Thousand Dollars ($1,950,000), provided however, that in the event the Value Earn-Out Methodology is determined to be an amount equal to less than to One Million Three Hundred Thousand Dollars ($1,300,000), then any adjustments to costs associated with the operation of the Business by Purchaser after the Closing Date, which are inconsistent with the current costs of Seller, or costs contemplated as of the Closing Date by Seller, on a proportionate basis, will be excluded from the calculation of the Actual Value Earn-Out Consideration, provided further, that the exclusion of any such costs shall result in a Value Earn-Out Consideration not greater than One Million Three Hundred Thousand Dollars ($1,300,000), and the volume adjustment in the Value Earn-Out Methodology will not be considered in this instance. For clarity, the following examples, without limitation, would constitute an adjustment to costs as contemplated above: (i) the use of additional inspectors in the manufacturing process despite volume remaining unchanged and/or (ii) material changes to the cleaning process in the manufacturing process.
(iii)    Operational Considerations. The Purchaser hereby covenants and agrees that during the Earn-Out Period, the Purchaser shall: (i) not take or omit to take any action with the express purpose and intent of, absent an independent and good faith business rationale for its actions, depriving the Seller of the opportunity to earn any Retention Earn-Out

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Consideration or Value Earn-Out Consideration; (ii) use commercially reasonable efforts in a manner reasonably consistent with the Seller’s past practice to operate the Business of Seller and related services related to the Retention Earn-Out Consideration or Value Earn-Out Consideration; and (iii) not relocate the principal place of business of the Business, or cause the principal place of business of the Business to be relocated, to a location more than fifty (50) miles from the current principal place of business of the Business in Wallingford Connecticut, unless otherwise agreed to by the parties. Purchaser and Seller shall review performance in relation to the Earn Out no less than quarterly.
(iv)    Other. Any rights accruing to a party under this Section 1.6 shall be in addition to and independent of the rights to indemnification under Article VII and any payments made to any party under this Section 1.6 shall not be subject to the terms of Article VII.

1.7.    Reserved.
1.8.    Issuance and Delivery of Stock Consideration. At the Closing, Purchaser shall deliver to the transfer agent, instructions to issue a stock certificate in the name of Seller for that number of shares of Purchaser Common Stock equal to the Closing Stock Consideration, such stock certificate representing the Closing Stock Consideration to be delivered to Seller at Closing. No fractional shares of Purchaser Common Stock shall be issued, but in lieu thereof, Seller shall receive from Purchaser an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction and (ii) the Effective Price.
1.9.    Allocation of Purchase Price. Seller and Purchaser will report the allocation of the Purchase Price, any subsequent adjustment to the Purchase Price and payment of the Retention Earn-Out Consideration and Value Earn-Out Consideration (“Allocation”) as provided in Section 1060 of the Code and the regulations promulgated thereunder and agree to prepare and file all income Tax Returns (including IRS Form 8594) in a manner consistent with the Allocation. Neither Purchaser nor Seller shall take any position (whether in audits, Tax Returns, or otherwise) that is inconsistent with the Allocation unless required to do so by applicable Law. The estimated Allocation is set forth on Schedule 1.9 hereto and shall be agreed to prior to closing,.
1.10.    Closing. The closing (the “Closing”) of the Transaction contemplated by this Agreement shall take place on a date and time to be specified by Purchaser and Seller (the “Closing Date”), at the offices of Morse, Barnes-Brown & Pendleton, P.C., 230 Third Avenue, Suite 400, Waltham, Massachusetts, 02451. The Parties need not be physically present at the Closing in order to consummate the Transaction contemplated herein. The parties agree that the execution and delivery of this Agreement and all ancillary agreements may take place by means of facsimile signature pages or .pdf signature pages with original signature pages to follow.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER
In order to induce Purchaser to enter into this Transaction, Seller represents and warrants to Purchaser that, except as set forth in the disclosure schedules of Seller (the “Disclosure Schedules”), the statements made in this Article II are true and correct as of the date hereof, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Article II and the disclosure in any paragraph shall qualify other sections in this Article II to the extent that it is apparent from a reading of such disclosure that it also qualifies or applies to such other sections. Whenever in this Article II the term “to the knowledge of Seller” is used, it shall mean the actual knowledge of Seller after reasonable inquiry.
2.1.    Organization and Company Power. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut and has the power and authority to carry on its business as presently conducted. There is no other jurisdiction wherein the character of Seller’s property, or the nature of the activities presently conducted by Seller, makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on the Seller.
2.2.    Authorization. Seller has the right, power and legal capacity and has taken all necessary legal, manager and member action required for the due and valid authorization, execution, delivery and performance by Seller of this Agreement and any other agreement or instrument executed by Seller in connection herewith (collectively, the “Transaction Documents”) and the consummation of the Transaction contemplated herein or therein. This Agreement is, and to the extent that Seller is a party thereto, each of the Transaction Documents upon execution and delivery is, a valid and binding obligation of Seller enforceable in accordance with its respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance or other laws affecting creditors’ rights generally and to the application of general equitable principles.
2.3.    No Conflicts. Except as set forth on the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the Transaction contemplated hereby and thereby by Seller does not and will not violate, conflict with, result in a breach of or constitute a default under (or which with notice or lapse of time, or both, would constitute a breach of or default under), or result in the creation of any lien, security interest or other encumbrance under (a) any note, agreement, contract, license, instrument, lease or other obligation to which Seller is a party or by which Seller is bound, and for which Seller has not previously obtained a written waiver of such breach or default, which waiver has been delivered to Purchaser, except where such violation would not have a Material Adverse Effect on Seller, (b) any judgment, order, decree, ruling or injunction known and applicable to Seller, (c) any statute, law, regulation or rule of any governmental agency or authority, or (d) the limited liability operating

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agreement, certificate of formation or equivalent documents of Seller (collectively, the “Seller Charter Documents”). This Agreement and the Transaction contemplated hereby has been unanimously approved by Seller’s Managers or similar body and the Unitholders and does not require any further legal action or authorization, and is not and will not be subject to any right of first refusal, put, call or similar right.
2.4.    Government Approvals. No consent, approval, license, order or authorization of, or registration, qualification, declaration, designation, or filing (each a “Consent”) with any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory agency (each a “Governmental Entity”), is or will be required on the part of Seller in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents and any other agreements or instruments executed by Seller in connection herewith or therewith, the failure of which would have a Material Adverse Effect on Seller.
2.5.    Authorized and Outstanding Equity Interests. The Disclosure Schedule sets forth the issued and outstanding equity interests of Seller, all of which are validly issued and outstanding, and all options and warrants or similar rights to acquire equity interests of Seller. Such equity interests are all of the issued and outstanding equity interests, actual or contingent, in Seller and are validly issued. Except as set forth in the Seller Charter Documents or on the Disclosure Schedule, there are no voting agreements, voting trusts, registration rights, rights of first refusal, preemptive rights, buy-sell agreements, co-sale rights, or other restrictions applicable to any equity interests in Seller. All of the issued and outstanding equity interests in Seller were issued in transactions complying with or exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state “blue sky” laws.
2.6.    Subsidiaries and Investments. The Seller has no Subsidiaries and except as set forth on the Disclosure Schedule, Seller does not have any investment or other interest in, or any outstanding loan or advance to or from, any Person, including, without limitation, any officer, manager or equity holder.
2.7.    Financial Information. Seller has previously delivered to Purchaser the unaudited balance sheet and income statement of the Seller as at December 31, 2016 and December 31, 2015 and the related statements of operations and cash flows (collectively, the “Annual Seller Financial Statements”). In addition, Seller has previously delivered to Purchaser an unaudited balance sheet and income statement of the Seller as at May 31, 2017, for the five (5) months then ended, and the related statements of operations and cash flows (the “Interim Financial Statements”, and together with the Annual Financial Statements, the “Financial Statements”). The Financial Statements present fairly, in all material respects, the financial condition and results of operations of Seller as related to the manufacture of ConforMIS custom product as of and for the relevant periods and have been prepared from, and are consistent with, the books and records of the Seller and are in accordance with generally accepted accounting principles. Except as set forth on the Disclosure Schedule, Seller has no liability, contingent or otherwise, which is not adequately reflected in or reserved against in the Annual Seller Financial Statements or Interim Seller Financial Statements that is reasonably likely to have a Material Adverse Effect on the

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financial condition of Seller. Except as set forth in the Interim Seller Financial Statements or on the Disclosure Schedule, since December 31, 2016 (the “Balance Sheet Date”), (i) there has been no change in the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations, affairs or prospects of Seller except for changes in the Ordinary Course which, in the aggregate, would not have a Material Adverse Effect on the Purchased Assets or the Business, and (ii) none of the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations, affairs or prospects of Seller as related to the manufacture of ConforMIS custom product have been materially adversely affected by any occurrence or development, in the aggregate, whether or not insured against.
2.8.    Events Subsequent to the Balance Sheet Date. Except as set forth on the Disclosure Schedule, or in the Financial Statements, since the Balance Sheet Date and as related to the Purchased Assets or the Business, Seller has not, in excess of $5,000 (i) issued any equity interest, (ii) borrowed any amount or incurred or become subject to any material liability (absolute, accrued or contingent), except liabilities under contracts entered into in the Ordinary Course, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Financial Statements and incurred in the Ordinary Course, (iv) declared or made any payment, other than ordinary payments of compensation in amounts consistent with the historic levels, or distribution to the Unitholders or purchased or redeemed any equity interests, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable or such liabilities or obligations which are not reasonably likely to have a Material Adverse Effect on Seller, (vi) sold, assigned or transferred any of its tangible assets except in the Ordinary Course, or canceled any material debt or claim, except in the Ordinary Course, in an individual amount in excess of $2,500, or $7,500 in the aggregate, (vii) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, except pursuant to a license or other agreement entered into in the Ordinary Course, in an individual amount in excess of $2,500, or $7,500 in the aggregate, (viii) suffered any material loss of property or knowingly waived any right of substantial value whether or not in the Ordinary Course, (ix) made any change in officer compensation, (x) made any material change in the manner of business or operations of Seller, (xi) entered into any transaction except in the Ordinary Course or as otherwise contemplated hereby, or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.
2.9.    Litigation. Except as otherwise set forth on the Disclosure Schedule, there is no litigation or governmental proceeding, investigation, or judicial, administrative or arbitration inquiry or proceeding (a “Legal Proceeding”) pending or, to Seller’s knowledge, threatened, against Seller or affecting any of Seller’s properties or assets, or against any manager, officer, key employee, present or former manager or member of Seller in his capacity as such, nor to Seller’s knowledge has there occurred any event or does there exist any condition on the basis of which any Legal Proceeding might properly be instituted. Except as set forth on the Disclosure Schedule, each incident or proceeding described on the Disclosure Schedule is fully covered by insurance except to the extent of applicable insurance deductibles. To Seller’s knowledge, Seller is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission,

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board or other government agency, except for such order, writ, injunction, decree, ruling or decision which would not have a Material Adverse Effect on Seller.
2.10.    Compliance with Laws and Other Instruments.
(a)    Except as set forth on the Disclosure Schedule, Seller is in compliance with the Seller Charter Documents, and in all material respects with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, judgment, decree, judicial order, statute and regulation by which it is bound or to which its properties are subject and where non-compliance would not have a Material Adverse Effect on Seller.
(b)    The Seller is and has been at all times in compliance in all material respects with all Laws and Orders applicable to the Seller and any of its business, properties or assets (including, for the avoidance of doubt, Environmental Laws). To the Knowledge of the Seller, no condition or state of facts exists that is reasonably likely to give rise to a material violation of, or a material liability or default under, any applicable Law or Order. The Seller has not received any written notice to the effect that a Governmental Entity claimed or alleged that the Seller was not in compliance in all material respects with all Laws or Orders applicable to the Seller and any of its business, properties, or assets, and no facts exist that would reasonably be expected to form the basis for any such claim or allegation. No manager, officer, or, to the Knowledge of the Seller, agent, employee, consultant, representative or other Person acting on behalf of the Seller has, directly or indirectly, violated any provision of any Environmental Law.
2.11.    Taxes.
(a)    The term “Taxes” as used in this Agreement means all federal, state, local, foreign net income, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term “Tax” means any one of the foregoing Taxes. The term “Tax Returns” as used herein means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term “Tax Return” means any one of the foregoing Tax Returns. “Tax Authority” means any governmental authority responsible for the imposition of any Tax.
(b)    Seller has timely filed all Tax Returns required to be filed by it and has paid all Taxes owed (whether or not shown as due on such returns), including, without limitation, all Taxes which Seller is obligated to withhold for amounts paid or owing to employees, creditors and third parties. All Tax Returns filed by Seller were complete and correct in all material respects. Except as set forth on the Disclosure Schedule, none of the Tax Returns filed by Seller or Taxes payable by Seller have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of Seller,

{M1108931.1 }    - 13 -

threatened. Except as set forth on the Disclosure Schedule, Seller is not currently the beneficiary of any extension of time within which to file any Tax Return, and Seller has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes with respect to Seller, as of the Closing Date, are set forth in the Financial Statements or in the Disclosure Schedule.
(c)    To the best of the Seller’s knowledge, no circumstances exist or have existed which would constitute grounds for assessment against Seller of any tax liability with respect to the Transaction contemplated by this Agreement or any period for which Tax Returns have been filed. No member of Seller is a nonresident alien for purposes of U.S. income taxation, including for purposes of Section 897 of the Code.
(d)    Seller is not party to any Tax sharing agreement or similar arrangement. Seller has never been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller), and has no liability for the Taxes of any Person.
(e)    There are no liens for Taxes upon any of the assets. The unpaid Taxes of Seller did not, as of December 31, 2016, exceed by any material amount the accrual for current Taxes (as opposed to any accrual for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Annual Seller Financial Statements, and will not exceed by any material amount such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller in filing its Tax Returns. Seller has not incurred any liability for Taxes from January 1, 2017 through the Closing Date other than in the Ordinary Course consistent with past practice. Seller is not obligated to file any Tax Return in any jurisdiction (whether foreign or domestic) other than those jurisdictions in which it currently files Tax Returns.
(f)    Each Employee Plan (as defined in Section 2.23) that is a non-qualified deferred compensation plan subject to Section 409A of the Code has been operated in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 since January 1, 2012 and Seller does not have, and does not expect to have any future, Tax withholding obligation in respect of Section 409A under any Employee Plan.
(g)    Seller is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any “excess parachute payments” within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code).
(h)    Seller has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(2) of the Code.
2.12.    Real Property.
(a)    The Disclosure Schedule sets forth the addresses and uses of all real property that Seller owns, leases or subleases, and any lien or encumbrance on any such owned real property or Seller’s leasehold interest therein, specifying in the case of each such lease or

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sublease, the name of the lessor or sublessor, as the case may be, the lease term and the rental obligations of the lessee thereunder.
(b)    There are no defaults by Seller under any existing leases, subleases or other contractual obligations pertaining to real property that Seller owns, leases or subleases, and to the best knowledge of Seller, by any other party, which might curtail in any material respect the present use of Seller’s property listed on the Disclosure Schedule.
2.13.    Assets. Seller is the true and lawful owner and has good and marketable title to the Purchased Assets, free and clear of all Liens. Upon execution and delivery by Seller to Purchaser of the instruments of conveyance referred to herein, Purchaser will become the true and lawful owner of, and will receive good marketable title to, the Purchased Assets free and clear of all Liens. The Purchased Assets include all of the properties and other assets necessary for Seller to conduct the Business as presently conducted and as presently proposed to be conducted and constitute all assets used by Seller in the Business. Except as set forth in the Disclosure Statements, each tangible Purchased Asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purpose for which it is presently used. The Disclosure Schedule sets forth a full and complete list of all personal property, including capital equipment, owned or leased by Seller.
2.14.    Intellectual Property.
(a)    The Disclosure Schedule lists all (i) patented or registered Intellectual Property owned by the Seller in connection with the Business, (ii) pending patent applications and applications for registrations of other Intellectual Property filed by or on behalf of the Seller in connection with the Business, (iii) domain names and Internet websites maintained solely by or on behalf of the Seller in connection with the Business, (iv) all products and services of Seller currently being licensed, offered, or sold or that are currently being developed, (v) computer software programs (other than “off-the-shelf’ software applications) that are owned or licensed by the Seller in connection with the Business and (vi) all Trade Secret Rights identified in Section 2.14(d) below. The Disclosure Schedule also contains a complete and accurate list of all licenses, sublicenses and other agreements to which Seller is a party and pursuant to which Seller or any other person is authorized to use the Intellectual Property owned by Seller and all licenses, sublicenses and other agreements granted by any third party to the Seller in connection with the Business with respect to any Intellectual Property (other than “off-the-shelf’ software applications).
(b)    Seller owns all right, title and interest in and to all Intellectual Property that it purports to own as described on the Disclosure Schedule (in each case free and clear of all Liens). To Seller’s knowledge, there have been no written claims made against the Seller asserting the invalidity, misuse or unenforceability of any of such Intellectual Property or asserting that the conduct by Seller of the Business has infringed or misappropriated any Intellectual Property of any other person. To Seller’s knowledge, the Intellectual Property owned by the Seller has not been infringed or misappropriated by any other person. The consummation of Transaction will not have a Material Adverse Effect on any Intellectual Property owned by Seller.

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(c)    Seller has protected all Trade Secret Rights from unauthorized use or disclosure by the Seller, by Persons for whom it is responsible, by Persons to whom it disclosed such materials, or by Persons accessing or seeking to access such materials. The Seller has maintained materials protected by Trade Secret Rights in confidence and preserved their status as Trade Secret Rights. The Disclosure Schedule (A) lists each material Trade Secret of the Seller; (B) lists each material Trade Secret of a customer or other third party that has been provided to or accessed by the Seller and that is used materially in connection with the businesses of the Seller; (C) lists each inbound intellectual property license (where applicable) that governs such provision or access; and (D) lists each written policy of the Seller that concerns the collection, use, storage, security, tracking, or retention of (1) Trade Secrets of the Seller, and (2) Trade Secrets of a customer or other third party that are provided to, or that are accessed by the Seller (each a “Trade Secret Policy”). True, correct and complete copies of each Trade Secret Policy have been made available to Purchaser. The Trade Secret Policies do not impose on the Seller any obligations with respect to Trade Secrets subject to those policies that are inconsistent (x) with any Contracts between the Seller and customers or other third parties; and (y) with any applicable Laws. To the Knowledge of the Seller, there have been no breaches or deviations from the Trade Secret Policies. There have been no breaches by the Seller of any Contract between the Seller and customers or other third parties with respect to Trade Secrets and no unauthorized use or disclosure of such trade secrets by the Seller.
(d)    Seller owns or has the rights to use all Intellectual Property necessary to operate Seller’s internal systems that are material to the business or operations of Seller, including without limitation, computer hardware systems, software applications and embedded systems (the “Seller Internal Systems”). None of the Seller Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity.

2.15.    Agreements of Managers, Officers, Employees and Consultants.
(a)    Except as set forth on the Disclosure Schedule, to Seller’s knowledge, no current or former manager, officer or employee of or consultant to Seller is in violation of any term of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the conduct of any such current or former manager, member, officer, employee, or consultant or otherwise relating to the use of Trade Secrets or proprietary information of others by any such person. The Disclosure Schedule sets forth the name and address of each person currently serving as a manager or officer of Seller, and each person listed on the Disclosure Schedule was duly elected and is presently serving as such manager or officer. Set forth on the Disclosure Schedule is a list of all current and former managers, officers, employees, and consultants of Seller. Except as set forth on the Disclosure Schedule, each current and former manager, officer, employee and consultant of Seller has executed a non-disclosure and non-competition agreement with Seller in the form provided to Purchaser. Except as disclosed on the Disclosure Schedule, since December 31, 2016, Seller has not paid or become committed to pay any bonus or similar additional compensation to any manager, officer or employee of Seller.

{M1108931.1 }    - 16 -

(b)    The Disclosure Schedule lists the following information for each employee of the Seller, including each employee on leave of absence or layoff status: employer, name, job title, date of hiring, date of commencement of employment, details of leave of absence or layoff, rate of compensation, bonus arrangement, and any change in compensation or bonus since December 31, 2015, vacation, sick time, and personal leave accrued as of December 31, 2016, and service credited for purposes of vesting and eligibility to participate under any Employee Plan.
(c)    The Disclosure Schedule lists the following information for every independent contractor, consultant, distributor or sales agent of the Seller: name, responsibilities, date of engagement, and compensation. Each such independent contractor, consultant, or sales agent qualifies as an independent contractor in relation to the Seller for purposes of all applicable Laws, including those relating to Taxes, insurance, and employee benefits.
(d)    Except as set forth in the Disclosure Schedule, to the knowledge of Seller, (i) no manager, officer, or other key employee of the Seller intends to terminate such Person’s employment with the Seller, and (ii) no independent contractor, consultant, or sales agent intends to terminate such Person’s arrangement with the Seller.
2.16.    Governmental Licenses. Seller has all the material Permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for Seller to conduct its Business as presently conducted. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to Seller’s knowledge, no suspension or cancellation of any of them is threatened, and none of such Permits, licenses, orders, franchises or other rights and privileges will be Materially Adversely Affected by the consummation of the Transaction contemplated by this Agreement or any of the Transaction Documents. As used in this Agreement “Permits” (or “Permit” where the context requires) means any license, permit, order, authorization, approval, consent, or certificate of or from any Governmental Entity.
2.17.    List of Material Contracts and Commitments. The Disclosure Schedule sets forth a complete and accurate list of all material contracts associated with the manufacture of ConforMIS custom product to which Seller is a party or by or to which any of their assets or properties are bound or subject. As used on the Disclosure Schedule, the phrase “Seller Material Contract” means and includes every material agreement or material understanding of any kind, written or oral, which is legally enforceable by or against Seller, and specifically includes without limitation (a) contracts and other agreements with any current or former manager, officer, employee, consultant or member or any partnership, company, joint venture or any other entity in which any such person or entity has an interest; (b) agreements with any labor union or association representing any Seller employee; (c) contracts and other agreements for the provision of services other than by employees of Seller which entail a reasonably foreseeable financial consequence to any contracting party of at least $15,000; (d) bonds or other security agreements provided by any party in connection with the Business; (e) contracts and other agreements for the sale of any of the assets or properties of Seller other than in the Ordinary Course or for the grant to any person or entity of any preferential rights to purchase any of said assets or properties; (f) joint venture agreements relating to the assets, properties or Business of Seller or by or to which any of their assets or properties are bound or subject; (g) contracts or other agreements under which Seller agrees to indemnify any party, to share

{M1108931.1 }    - 17 -

tax liability of any party, or to refrain from competing with any party; (h) any contracts or other agreements with regard to any indebtedness of Seller; or (i) any other contract or other agreement whether or not made in the Ordinary Course and involving a reasonably foreseeable financial consequence to any contracting party of at least $15,000. Seller has delivered to Purchaser true, correct and complete copies of all such contracts, together with all modifications and supplements thereto. Except as set forth on the Disclosure Schedule, each of the contracts listed on the Disclosure Schedule is in full force and effect. Seller is not in breach of any of the material provisions of any such Seller Material Contract, nor, to the best knowledge of Seller, is any other party to any such contract in default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a default of a material provision thereunder, except for any such breach or default that individually and in the aggregate would not have a Material Adverse Effect on Seller. Seller has performed in all material respects all obligations required to be performed by them under each such contract as of the Closing.
2.18.    Employee Matters. Except as set forth on the Disclosure Schedule, Seller nor any person that together with Seller would be treated as a single employer (an “ERISA Affiliate”) under Section 414 of the Code has established or maintains or is obligated to contribute to (a) any bonus, severance, stock option, or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (written or oral), (b) any pension, profit-sharing, retirement or other plan, program or arrangement, or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All such plans (individually, a “Employee Plan” and collectively, the “Employee Plans”) have been operated and administered in all material respects in accordance with their terms, as applicable, with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code. No act or failure to act by Seller has resulted in, nor does Seller have knowledge of a non-exempt “prohibited transaction” (as defined in ERISA) with respect to the Employee Plans. Seller nor any ERISA Affiliate maintains or has ever maintained or contributed to any Employee Plan subject to Title IV of ERISA. With respect to the employees and former employees of Seller, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code. Seller has funded, or made adequate reserves for, the full amounts of the employer contributions that are required under the terms of said plan to be paid by Seller with respect to the year ended December 31, 2016 and the period from and including January 1, 2017 through and including the Closing Date.
2.19.    Suppliers. Except as set forth on the Disclosure Schedule: No supplier has notified the Seller that it intends to cancel or otherwise substantially modify its relationship with Seller or to decrease materially or limit its services, supplies or materials to Seller, or its usage or purchase of the services of Seller, and, to the knowledge of Seller, the consummation of the Transaction contemplated hereby will not materially adversely affect the relationship of Purchaser with any such supplier. The Disclosure Schedule contains a correct and complete list of the ten (10) largest suppliers for the Seller for the fiscal years ending December 31, 2016 and December 31, 2015 showing the aggregate amount of the cost of goods purchased during each such period,

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in addition to any supplier which is the sole source from which the Seller has purchased goods during such periods.
2.20.    Brokers or Finders. No person or entity has or will have, as a result of the actions of Seller, any right, interest or claim against or upon Seller for any commission, fee or other compensation as a finder or broker arising from the Transaction contemplated by this Agreement.
2.21.    Guarantees. Except as set forth on the Disclosure Schedule, Seller has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other person or entity, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course.
2.22.    Books and Records. The books and records of Seller made available to Purchaser for inspection include copies of the operating agreement and other governing documents as currently in effect and accurately record therein in all material respects all actions, proceedings, consents and meetings of the managers and members of Seller and any committees thereof.
2.23.    Solvency. Seller has no knowledge of any facts or circumstances which may cause it to file for reorganization or liquidation or to have filed against it any proceeding under the bankruptcy or reorganization laws of any jurisdiction within eighteen (18) months from the Closing Date.
2.24.    Transactions with Insiders. Except as set forth on the Disclosure Schedule, there are no currently outstanding loans, leases or other contracts between Seller and any officer or manager of Seller, or any person or entity owning five percent (5%) or more of outstanding equity interests of Seller, or any respective family member or affiliate of any such officer, manager or member. There is no agreement or understanding of any kind, written or oral, which is legally enforceable by or against Seller, by and between Seller and Edward Kilgallen, whereby Seller has agreed, following the Closing Date, to pay to Edward Kilgallen any portion of the Purchase Price, including without limitation, any bonus payment upon the payment of any portion of the Retention Earn-Out Consideration or Value Earn-Out Consideration.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF UNITHOLDERS
In order to induce Purchaser to enter into this Transaction, Unitholders represent and warrant to Purchaser that the statements made in this Article III are true and correct as of the date hereof, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).
3.1.    Title. Unitholders own, beneficially and of record, free and clear of any Lien the entire membership interest of Seller.

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3.2.    Authority to Execute and Perform Agreements. Unitholders have the legal right, power and capacity to enter into, execute and deliver the Transaction Documents to which they are a signatory and to perform their individual obligations under the Transaction Documents to which they are a signatory. The Transaction Documents to which such Unitholders are a signatory have been duly executed and delivered and are the valid and binding obligation of such Unitholders enforceable in accordance with their terms, except as may be limited by bankruptcy, moratorium, reorganization, insolvency or other similar Laws now or hereafter in effect generally affecting the enforcement of creditors’ rights.
3.3.    No Breach. The execution and delivery of the Transaction Documents to which such Unitholders are signatories, the consummation of the transactions contemplated hereby and thereby and the performance by such Unitholders of the Transaction Documents to which they are signatory in accordance with their respective terms and conditions will not (i) require the approval or consent of any Governmental Entity or the approval or consent of any other Person; (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, any Law applicable to such Unitholders, the organizational or governing documents of Seller, or any instrument or Contract to which such Unitholders are a party or by or to which such Unitholders are bound or subject.
3.4.    Stock Consideration Representations. Unitholders represent that their present intention is to acquire the shares of Stock Consideration by way of assignment from Seller that may be issued in connection with this Agreement for his or its own account and that such Stock Consideration is being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof. Unitholders represent that it has had an opportunity to ask questions of and receive answers from the authorized representatives of Purchaser and to review any relevant documents and records concerning the business of Purchaser and the terms and conditions of this investment and that any such questions have been answered to such equity holder’s satisfaction. Unitholders each acknowledge receipt of the most recent Annual Report on Form 10-K of Purchaser and the most recent proxy statement relating to the annual meeting of stockholders of Purchaser. Seller and each Unitholder acknowledge that it has been called to his or its attention that this investment involves a high degree of risk and that Purchaser has a limited operating history. Unitholders each acknowledge that they can bear the economic risks of its investment in the Stock Consideration and that they have such knowledge and experience in financial or business matters that they are capable of evaluating the merits and risks of this investment in the Stock Consideration and protecting its own interests in connection with this investment. Except as set forth on the Recipient Disclosure Schedule attached hereto, Unitholders hereby represent and warrant to Purchaser that each is an “accredited investor” as such term is defined under Section 501(a) of Regulation D promulgated under the Securities Act. Unitholders understand that the Stock Consideration to be issued in connection with the transactions contemplated hereby has not been and will not be registered under the Securities Act, that such shares must be held indefinitely unless a subsequent disposition thereof is permitted under the Securities Act or is exempt from such registration, and that Purchaser has no obligation to register or qualify the shares of Stock Consideration. Seller and each Unitholder further represent that he and it understands and agrees that unless and until transferred as herein provided, or transferred pursuant to the provisions of Rule

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144 of the Securities Act, all certificates issued in respect of or exchange for the Stock Consideration that may be issued hereunder shall bear a legend (and Purchaser will make a notation on its transfer books to such effect) prominently stamped or printed thereon reading substantially as follows:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE ANDMAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR WITHOUT AN OPINION OF COUNSEL IN THE FORM SATIFACTORY TO THE COMPANY IF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER
In order to induce Seller to enter into this Transaction, Purchaser represents and warrants to Seller that the statements made in this Article IV are true and correct as of the date hereof, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).
4.1.    Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in corporate good standing in the State of Delaware and has the power and authority to carry on its business as presently conducted. Purchaser is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to be so qualified will not have a Material Adverse Effect on Purchaser. Each subsidiary of Purchaser is a corporation duly organized, validly existing and in corporate good standing under the laws of its jurisdiction of incorporation.
4.2.    Authority. This Agreement, and to the extent Purchaser is a party to the Transaction Documents, each of the Transaction Documents, has been duly authorized, executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms except to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance or other laws affecting creditors’ rights generally and to the application of general equitable principles. Purchaser has the right, power and authority to enter into this Agreement and to carry out the terms and provisions of this Agreement, and to enter into and carry out the terms of all agreements and instruments required to be delivered by Purchaser by the terms of this Agreement, without obtaining the consent of any third parties or authorities. This Agreement and the Transaction contemplated hereby have been unanimously approved by the Board of Directors of Purchaser and no additional

{M1108931.1 }    - 21 -

corporate action or authorization is required by Purchaser in connection with the consummation of the Transaction contemplated by this Agreement.
4.3.    No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the Transaction contemplated hereby and thereby by Purchaser, and compliance with the provisions hereof, do not and will not: (a) violate, conflict with or result in a breach of any provision or constitute a default under (i) the Certificate of Incorporation or By-laws of Purchaser (the “Purchaser Charter Documents”), or (ii) any contract or agreement to which Purchaser is a party or to which the assets or business of Purchaser may be subject, except where such violation would not have a Material Adverse Effect on Purchaser; or (b) violate any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation of any court or foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the assets, properties or business of Purchaser, except where such violation would not have a Material Adverse Effect on Purchaser.
4.4.    Government Approvals. No Consent with any Governmental Entity is or will be required on the part of the Purchaser in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents and any other agreements or instruments executed by Purchaser in connection herewith or therewith, the failure of which would have a Material Adverse Effect on Purchaser.
4.5.    SEC Filings. Since July 1, 2016, Purchaser has filed all reports, registrations, prospectuses, schedules, forms, statements and other documents (including all exhibits to any of the foregoing), together with any required amendments thereto, that Purchaser is required to file with the Securities Exchange Commission (“SEC”), including forms 10-K, 10Q, 8-K and proxy statements (collectively, the “Purchaser SEC Reports”). The Purchaser SEC Reports (i) were prepared in compliance with the requirements of the Securities Act and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
ARTICLE V
ADDITIONAL AGREEMENTS
5.1.    Employee Matters. Nothing contained herein will be considered as requiring Seller or Purchaser to continue the employment of any employee for any specified period, at any specified location or under any specified job category, except as specifically provided for in an offer letter or other agreement of employment. Except as otherwise set forth herein, it is specifically understood that continued employment with Seller or employment with Purchaser is not offered or implied for any employees of Seller.

{M1108931.1 }    - 22 -

5.2.    Additional Agreements. In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest Purchaser with full title to all properties, assets, rights, approvals, immunities and franchises of Seller, the parties will take all such necessary action.
5.3.    Public Announcements. Purchaser and Seller may disclose the transaction to the extent reasonably required by law or stock market regulations and otherwise in a manner consistent with a press release disseminated by Purchaser on or shortly after the Closing Date. Neither Purchaser nor Seller will disseminate any other press release or other announcement concerning this Agreement or the Transaction contemplated herein to any third party (except to the managers, directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the Transaction contemplated under this Agreement, or to the attorneys, advisors and accountants of the parties hereto) without the prior written agreement of Purchaser and Seller.
5.4.    Confidentiality. Seller and Purchaser have previously entered into a Non-Disclosure Agreement dated as of February 16, 2017 (the “Confidentiality Agreement”) concerning each party’s obligations to protect the confidential information of the other party. Seller and Purchaser each hereby affirm each of their obligations under such Confidentiality Agreement.
5.5.    Benefit Plans.     As soon as administratively practicable after the Closing Date and to the extent allowable under the employee benefit plan, program or arrangement of Purchaser of general applicability (the “Purchaser Benefits Plans”), Purchaser shall take all reasonable action so that employees of Seller that become employees of Purchaser after the Closing Date shall be entitled to participate in an employee benefit plan for Connecticut based Purchaser employees, which applicable employee benefit plan will be similar to each applicable Purchaser Benefit Plan.
5.6.    Restrictive Undertakings.
(a)    Noncompetition Covenant. The restrictive covenants set forth in this Section 5.6 are a material inducement for Purchaser to enter into this Agreement. For good and valuable consideration provided pursuant to this Agreement, the receipt and sufficiency of which is hereby acknowledged, Seller, any Affiliates of Seller, and the Unitholders agree that, during the Restrictive Period (as hereinafter defined), they shall not, directly or indirectly, (i) engage in any activities either on their own behalf or that of any other business organization (whether as principal, partner, shareholder, member, officer, director, stockholder, agent, joint venturer, consultant, creditor, investor or otherwise) which involve any aspect of surface preparation and finishing for the manufacture of customized partial and total articular joint replacement implants and implant components in the United States (the “Competitive Services”), (ii) undertake planning for an organization or offering of Competitive Services, or (iii) combine or collaborate with other employees or representatives of Purchaser or any third party for the purpose of organizing, engaging in, or offering Competitive Services. Notwithstanding anything to the contrary contained herein, Purchaser acknowledges and agrees that actions taken by the officers or managers of the Seller following

{M1108931.1 }    - 23 -

the consummation of the Transaction to perform their obligations in accordance with Section 5.9 hereof shall not violate the restrictive covenants set forth in this Section 5.6. Purchaser further acknowledges that Seller has disclosed that it will continue to manufacture and sell reconstructive implants and medical devices that may be marketed as patient specific implants but use traditional off the shelf components.
(b)    Nonsolicitation of Employees. Seller, any Affiliates of Seller and the Unitholders agree that, during the Restrictive Period, they shall not directly or indirectly (including but not limited to, through the use of “headhunters,” recruiters or employment agencies, and whether on-line or off-line recruiting activities) or by action in concert with others, hire, recruit or otherwise induce or influence (or seek to induce or influence) any person who is or shall be hereafter engaged (as an employee, agent, independent contractor or otherwise) to terminate such Person’s employment or engagement, or employ or engage, seek to employ or engage, or cause any other Person, corporation, partnership, limited liability company or other business entity (whether for-profit or non-profit) to employ or engage or seek to employ or engage any such person. This restriction includes that Seller, any Affiliates of Seller and Unitholders shall not (i) disclose to any third party the names, backgrounds or qualification of any of Purchaser’s employees or otherwise identify them as potential candidates for employment, or (ii) participate in any pre-employment interviews or consultations with such employee.
(c)    Restrictive Period. For purposes of this Section 5.6, the term Purchaser shall include Purchaser and any of its subsidiaries, divisions or business units. For purposes of this Section 5.6, the term “Restrictive Period” shall mean the period commencing on the Closing Date and ending on the five (5) year anniversary thereof.
(d)    Rights Cumulative. The non-competition and non-solicitation provisions contained herein are in addition to, and not in limitation of, any rights that Purchaser may have under any other contract, law or otherwise, including but not limit to, the Employment Agreement. Seller acknowledges that the remedy at law for any breach of this Section 5.6 may be inadequate. Seller agrees that upon any such breach of this Section 5.6, Purchaser shall, in addition to all other available remedies (including but not limited to, seeking an injunction or other equitable relief), be entitled to injunctive relief without having to prove the inadequacy of the remedies available at law and without being required to post bond or other security.
(e)    Geographic Restrictions Reasonable. Seller expressly declares that the territorial and time limitations contained in this Section 5.6 are entirely reasonable and are properly and necessarily required for the adequate protection of the business, operations, trade secrets and goodwill of Purchaser and are given as an integral part of this Transaction, but for which Purchaser would not have entered into this Agreement. It is the desire and intent of Seller and Purchaser that the provisions of this Section 5.6 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 5.6, including but not limited to, any territorial or time limitations set forth in this Section 5.6, shall be adjudicated to be invalid or unenforceable by a court of competent jurisdiction, whether due to passage of time, change of circumstances or otherwise, the provisions of this Section 5.6 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, or to reduce said territorial or time limitations to such areas or periods of time as said court shall deem reasonable, such deletion or reduction to apply

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only with respect to the operation of this Section5.6 in the particular jurisdiction in which such adjudication is made.
(f)    Computation of Restrictive Period. All time periods in this Section 5.6 shall be computed by excluding from such computation any time during which Seller is in violation of any provision of this Section 5.6 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any final judgment) in which action Purchaser seeks to enforce the agreements and covenants in this Section 5.6 or in which any person or entity contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement which is determined adversely against Seller or such other party.
5.7.    Cancellation of Indebtedness. To the extent there is outstanding Seller Indebtedness prior to the Closing, Seller shall have received written confirmation of the cancellation of such outstanding Seller Indebtedness, obtained the release of any liens related to such Seller Indebtedness, if applicable, and provided to Purchaser evidence of such cancellation and the release of such liens, if applicable, in a form reasonably acceptable to Purchaser.
5.8.    Company Existence; Good Standing; No Dissolution. For a period of not less than eighteen (18) months following the Closing Date, Seller (i) shall maintain its company existence in good standing, perform its obligations and satisfy its liabilities when due, pay its Taxes when due, and maintain adequate cash and liquid assets to pay and perform its liabilities and obligations as they fall due and (ii) shall not resolve, agree or take any action to liquidate, wind-up, dissolve or otherwise cease its operations. Within five (5) Business Days of Closing, Seller shall cause to be filed with the appropriate Governmental Entity any document, and shall execute such documents and all other papers and perform such further acts as may be reasonably required or desirable to effect the transaction.
5.9.    Lock-Up Agreement. The Seller and each recipient of Stock Consideration, acknowledges and agrees that, for a period of one hundred eighty (180) days subsequent to the Closing Date (the “Lock-Up Period”), he or it will not (1) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, pledge, hypothecate, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, the Purchaser Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Purchaser Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Purchaser Common Stock, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of the Purchaser Common Stock or any security convertible into or exercisable or exchangeable for the Purchaser Common Stock. The Seller and each recipient of Purchaser Common Stock further agrees not to enter into any private transaction involving the Purchaser Common Stock unless (i) Purchaser receives an opinion of counsel acceptable in form and substance to Purchaser to the effect that the proposed transaction is exempt from the registration requirements of the Act and (ii) the proposed transferee agrees to be bound by all the provisions in this Section 5.9 prior to any such private transaction. Notwithstanding anything to the contrary contained herein, the restrictions contained herein shall not apply to the transfer of the Purchaser

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Common Stock by the Seller to the Unitholders or any recipient to any trust, partnership or limited liability company for the direct or indirect benefit of such Seller or any recipient and/or the immediate family of such Seller or any recipient for estate planning purposes, provided that (i) the trustee of the trust, partnership or the limited liability company, as the case may be, agrees in writing to be subject to the restrictions of this Section 4.09 and (ii) any such transfer shall not involve a disposition for value.
5.10.    Taxes; Cooperation. All transfer taxes incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne by the Seller. The Seller will, at its own expense, file such Tax Returns and other documentation with respect to such Transfer Taxes, and Purchaser shall cooperate with the Seller in connection with the preparation and filing of such Tax Returns as may be required to comply with the provisions of such Tax Laws, and Purchaser and Seller will reasonably cooperate with each other to lawfully minimize any such Taxes. Purchaser and Seller agree to furnish to each other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Business as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any Governmental Entity, and the prosecution or defense of any claim, suit or other proceeding related to Taxes involving the Business or the Purchased Assets and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 5.10.
5.11.    Deferred Consents. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any Assumed Agreement or any claim, right, or benefit arising thereunder or resulting therefrom, if an attempted assignment or transfer thereof, without the consent of a third party thereto, would constitute a breach thereof or would otherwise constitute an event of default thereunder. If any such consent is not obtained prior to Closing (each a “Deferred Consent”), or if an attempted assignment or transfer thereof would be ineffective or would affect the rights thereunder so that Purchaser would not receive all such rights and benefits, then (i) Seller and Purchaser will cooperate to obtain such Deferred Consents as soon as practicable to the extent feasible; provided that Purchaser shall not have any obligation (A) to pay any fees or deliver any other consideration to any Person to obtain any Deferred Consent or (B) agree to any adverse change in any Assumed Agreement in order to obtain a Deferred Consent, and (ii) until such Deferred Consent is obtained, Seller and Purchaser will cooperate in all reasonable respects to provide to Purchaser the rights and benefits under the Assumed Agreement to which such Deferred Consent relates. In particular, in the event that any such Deferred Consent is not obtained prior to Closing, then, to the extent permitted and reasonably possible, Purchaser and Seller shall enter into lawful and commercially reasonable arrangements (including subleasing or subcontracting if permitted) to provide to Purchaser the economic and operational equivalent of having obtained such Deferred Consent and having assigned or transferred such Assumed Agreement, including enforcement for the benefit of Purchaser of all claims or rights arising thereunder, and the performance by Purchaser of the obligations, to the extent rights and benefits thereunder are received, thereunder on a prompt and punctual basis.
5.12.    Employee Matters.

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(a)    Purchaser agrees to offer employment as of the Closing Date, on an “at will” basis and on terms and conditions that are no less favorable (as to each of base salary and bonus opportunity, respectively, except with respect to Edward Kilgallen, who will be offered employment on terms and conditions as agreed upon by Purchaser pursuant to the Employment Agreement) than the terms and conditions being provided to such employees by Seller on the Closing Date (except as specifically set forth herein), only to the employees of Seller listed on Schedule 5.12(a) hereto and if any such employee of Seller accepts Purchaser’s offer of employment, he or she shall become an employee of Purchaser (or an Affiliate of Purchaser) after the Closing Date (such Employees are referred to hereinafter as the “Transferred Employees”).
(b)    Seller shall be liable for, and shall indemnify and hold harmless Purchaser with respect to all of Seller’s liabilities to the employees including: (i) any Termination Liability in connection with the termination of employment with Seller of any employees of Seller; (ii) any Employee Benefit Plan in existence prior to the Closing Date, whether such liability arises before, on or after the Closing Date, including, without limitation, unfunded liabilities, liability with respect to the termination of any such plan, any retiree from employment with Seller, any unfunded liability under any such plan, or any accrued but unpaid claim under such plan; (iii) any compensation due to the Seller employees or consultants relating to periods ending on or prior to the Closing Date, including, without limitation, salary, wages, overtime payments, commission, bonus, incentives or other benefit accruals (including vacation pay); and (iv) any liability of Seller with respect to any labor Laws. Seller shall make all salary, commission, bonus, incentive or other benefit accrual payments to employees as they become due. Except with respect to hiring of the Transferred Employees as provided in Section 5.12(a), Purchaser shall not be required to hire any employees of Seller or to provide continuations of any such plans, commissions or incentives after the Closing Date. As used herein, “Termination Liability” shall mean all liabilities, costs, claims, damages and expenses incurred by Seller or Purchaser either before or after the date hereof with respect to such terminated employees including without limitation, severance, outplacement, vacation pay, salary, commissions and benefits for periods prior to the Closing Date, claims of wrongful termination, age, race or sex discrimination or the like, liability under Worker Adjustment and Retaining Notification Act of 1988, as amended, and each similar state law WARN, COBRA and State benefits continuation laws, and any taxes or penalties payable with respect to any of the foregoing payments or liabilities.
(c)    Service of Transferred Employees with the Seller shall be recognized under the employee benefit plans of Purchaser in which such Transferred Employee will be eligible to participate immediately following the Closing for purposes of participation and eligibility (but not benefit accrual) to the same extent service was recognized under the comparable Employee Benefit Plan in which such Transferred Employee participated immediately prior to the Closing to the extent employment records are available. For purposes of Purchaser’s medical, dental and other health and welfare plans for the employees, former employees and beneficiaries thereof, Purchaser shall or shall cause its Affiliates to (i) waive limitations on benefits relating to any pre-existing conditions other than long term disability and dental insurance (except for pre-existing conditions that were excluded under the Employee Benefit Plans) and (ii) credit each employee, for purposes of annual deductible and out-of-pocket limits under its medical, dental plans and other health and welfare plans, with deductible and out-of-pocket expenses paid by the employees, former employees and beneficiaries thereof, under the Employee Benefit Plans that are medical, dental and other health

{M1108931.1 }    - 27 -

and welfare plans in the calendar year in which the Closing Date occurs to the extent permitted by applicable Law; provided that Purchaser’s plan administrator receives sufficient information within sixty (60) days following the Closing Date in order to provide credit for such deductibles and out of pocket expenses.
(d)    Beginning on the Closing Date, except as otherwise required by Law, the Transferred Employees shall be bound by the vacation policy of Purchaser (or its Affiliates, as applicable).
(e)    The Parties acknowledge and agree that it is their intention that all existing Contracts of non-competition, non-disclosure and assignments of invention, between Seller, on the one hand, and any employee or any service provider on the other hand, providing services to Seller in respect of the Business as of immediately prior to the Closing Date shall be transferred to or assumed by Purchaser (subject to applicable Law) as a result of the transactions described herein and that such Contracts shall constitute Assumed Agreements hereunder. If any such Contract may not be so assigned, Seller agrees that it will cooperate with Purchaser to enforce such Contract(s) as Purchaser may reasonably request and as permitted by applicable Law.
(f)    This Section 5.12 shall operate exclusively for the benefit of the parties to this Agreement and not for the benefit of any other person or entity, including the Transferred Employees or any other employee, service provider, former employee or independent contractor, or other person, in each case, who performs or performed services in connection with the operation of the Business.

5.13.    Seller Computer Network System. For a period of time equal to three (3) months immediately following the Closing Date, Seller shall permit Purchaser to use the computer network system of Seller for the purpose of facilitating an efficient post-closing transition.
5.14.    Payment to Edward Kilgallen. Seller agrees Edward Kilgallen will not receive a bonus payment from Seller upon the payment by Purchaser to Seller of any portion of the Retention Earn-Out Consideration or Value Earn-Out Consideration.
ARTICLE VI
CONDITIONS PRECEDENT
6.1.    Conditions to Each Party’s Obligation to Effect the Transaction. The respective obligations of each Party to effect the Transaction will be subject to the satisfaction prior to the Closing Date of the following conditions:
(a)    Governmental Approvals. All statutory requirements and all Consents of Governmental Entities legally required for the consummation of the Transaction contemplated by this Agreement will have been filed, occurred, or been obtained, other than such Consents for which the failure to obtain would not have a Material Adverse Effect on the consummation of the Transaction contemplated hereby.

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(b)    No Restraints. No statute, rule or regulation, and no final and nonappealable order, decree or injunction will have been enacted, entered, promulgated or enforced by any court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Transaction.
(c)    Unitholder Approval. This Agreement and the Transaction shall have been approved and adopted by all of the Unitholders of Seller in accordance with the Connecticut Limited Liability Company Act and the Seller Charter Documents.
6.2.    Conditions of Obligations of Purchaser. The obligations of Purchaser to effect the Transaction are subject to the satisfaction of the following conditions unless waived by Purchaser:
(a)    Representations and Warranties of Seller and Unitholders. The representations and warranties of Seller and each of the Unitholders set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of Seller and each of the Unitholders set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of the Closing, except (i) as otherwise contemplated by this Agreement, (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Purchaser and/or (iii) for representations and warranties specifically limited to an earlier date(s) (in which case such representations and warranties shall be true and correct as of such date). Purchaser will have received a certificate signed by an authorized officer or manager of Seller to such effect on the Closing Date.
(b)    Performance of Obligations of Seller. Seller will have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date except (i) as otherwise contemplated or permitted by this Agreement and/or (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Purchaser, and Purchaser will have received a certificate signed by an authorized officer or manager of Seller to such effect on the Closing Date.
(c)    No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect that has not been disclosed in the Financial Statements or on the Disclosure Schedule shall exist or have occurred or come to exist or been threatened that, individually or in the aggregate, has had or resulted in or could be expected to become or result in a Material Adverse Effect on Seller, and Purchaser will have received from Seller a certificate signed by Seller to such effect on the Closing Date.
(d)    Employment Agreement. Edward Kilgallen shall have executed and delivered to Purchaser an employment agreement substantially in the form attached hereto as Exhibit D (the “Employment Agreement”).
(e)    Offer Letters. At least eighty percent (80%) of the individuals identified on Schedule 6.2(e) shall have executed and delivered to Purchaser an offer letter, in substantially the form of Exhibit E.
(f)    Consulting Agreements. Seller shall have executed and delivered to Purchaser a consulting agreement, in substantially the form of Exhibit F.

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(g)    Lease. Beaumont Road Association, LLC shall have executed and delivered to Purchaser a real estate lease, for the lease of that certain real property located at 10 Beaumont Road, Wallingford, Connecticut 06492, in substantially the form attached hereto as Exhibit G, for the premises currently utilized by Seller in connection with the Business(the “Real Estate Lease”).
(h)    Legal Action. There will not be overtly threatened or pending any action, proceeding or other application before any court or Governmental Entity brought by any Person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from Purchaser or Seller as a result of such transactions; or (ii) seeking to prohibit or impose any limitations on Purchaser’s ownership or operation of all or any portion of the Purchased Assets, or to compel Purchaser to dispose of or hold separate all or any portion of its or Seller’s Business or the Purchased Assets as a result of the transactions contemplated by the Agreement which if successful would have a Material Adverse Effect on Purchaser’s ability to receive the anticipated benefits of the Transaction and under the Employment Agreement.
(i)    Bill of Sale. Seller shall have executed and delivered a Bill of Sale in the form attached hereto as Exhibit A and all additional transfer documents required to validly assign the Intellectual Property of Seller to Purchaser in recordable form, including without limitation, any domain name assignment, trademark assignment, copyright assignment, as applicable.
(j)    Assignment and Assumption Agreement. Seller shall have executed and delivered an Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit H (the “Assignment and Assumption Agreement”).
(k)    FIRPTA. Seller shall have delivered to Purchaser a non-foreign affidavit dated as of the Closing Date, sworn under penalties of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code stating that Seller is not a “foreign person” as defined in Section 1445 of the Code.
(l)    Third Party Consents. All consents, Permits and approvals which may be required in connection with the performance of Seller’s obligations under this Agreement, or the continuation of any of the Seller Material Contracts after the Closing shall have been obtained from the third parties set forth on Schedule 6.2(l).
(m)    Escrow Agreement. Seller shall have executed and delivered an Escrow Agreement in the form attached hereto as Exhibit I, by and between the Escrow Agent, Purchaser and Seller.
(n)    Seller Certificate. Purchaser shall have received a certificate signed by a Manager of Seller which shall (i) certify the names of the Managers of Seller authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by Seller or any of its Managers or Unitholders, together with the true signatures of such Managers, (ii) attach a copy of the Seller Charter Documents, (iii) certify a copy of the resolutions of the Managers and Members of Seller evidencing the adoption of the approval of this Agreement and the other matters contemplated hereby, and (iv) attach a certificate of good standing

{M1108931.1 }    - 30 -

for Seller from each jurisdiction where Seller has been formed or is doing business, certified by the appropriate authorities from such jurisdictions.
(o)    Company Proceedings Satisfactory. All company and other proceedings to be taken by Seller in connection with the Transaction contemplated hereby and all documents incident thereto will be satisfactory in form and substance to Purchaser and its counsel.
(p)    Indebtedness; Lien Terminations. Seller shall have delivered to Purchaser the evidence of the cancellation of the Seller Indebtedness, if applicable, and the release of the liens on all or any portion of the Purchased Assets set forth in Section 5.7, satisfactory to the Purchaser.
(q)    Supplier Agreement. Stratus Technologies, Inc, shall have executed and delivered to Purchaser that certain Supplier Agreement substantially in the form attached hereto as Exhibit J (the “Supplier Agreement”).
(r)    Other Documents. Seller shall have delivered to Purchaser such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement or the other Transaction Documents.
6.3.    Conditions of Obligation of Seller. The obligation of Seller to effect the Transaction is subject to the satisfaction of the following conditions unless waived by Seller:
(a)    Representations and Warranties of Purchaser. The representations and warranties of Purchaser set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of the Closing, except (i) as otherwise contemplated by this Agreement, (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Seller and/or (iii) for representations and warranties specifically limited to an earlier date(s) (in which case such representations and warranties shall be true and correct as of such date). Seller will have received a certificate signed by an authorized officer of Purchaser to such effect on the Closing Date.
(b)    Performance of Obligations of Purchaser. Purchaser will have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and Seller will have received a certificate signed by an authorized officer of the Purchaser to such effect on the Closing Date.
(c)    No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect that has not been disclosed by the Purchaser shall exist or have occurred or come to exist or been threatened that, individually or in the aggregate, has had or resulted in or could be expected to become or result in a Material Adverse Effect on Purchaser, and Seller will have received a certificate signed by the an authorized officer of Purchaser to such effect on the Closing Date.
(d)    Delivery of Consideration. On the Closing Date, Purchaser shall have paid the Closing Cash Consideration and the Closing Stock Consideration, in accordance with Section 1.3.

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(e)    Employment Agreement. Purchaser shall have executed and delivered the Employment Agreement.
(f)    Assignment and Assumption Agreement. Purchaser shall have executed and delivered the Assignment and Assumption Agreement.
(g)    Escrow Agreement. Purchaser shall have executed and delivered the Escrow Agreement.
(h)    Real Estate Lease. Purchaser shall have executed and delivered the Real Estate Lease.
(i)    Supplier Agreement. Purchaser shall have executed and delivered the Supplier Agreement.
(j)    Secretary’s Certificate. Seller shall have received a certificate signed by the Secretary of Purchaser which shall (i) certify the names of the officers of Purchaser authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by Purchaser or any of its officers, together with the true signatures of such officers, (ii) attach a copy of the Purchaser Charter Documents, (iii) certify a copy of the resolutions of the Board of Directors evidencing the adoption of the approval of this Agreement and the other matters contemplated hereby, and (iv) attach a certificate of good standing for Purchaser, certified by the appropriate authorities from the jurisdiction where the Purchaser was formed.
(k)    Other Documents. Purchaser shall have delivered to Seller such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement or the other Transaction Documents.

ARTICLE VII
INDEMNIFICATION
7.1.    Survival. Except as provided herein, all representations, warranties, covenants and other agreements of the parties contained herein shall survive the execution and delivery of this Agreement and continue in effect following the Closing for a period commencing on the Closing Date and ending on the date that is eighteen (18) months after the Closing Date. Notwithstanding the preceding sentence, the representations set forth in Section 2.11 (Taxes) shall survive until the expiration of the applicable statute of limitations, the representations set forth in Section 2.14 (Intellectual Property) shall survive for a period commencing on the Closing Date and ending on a date that is twenty-four (24) months after the Closing Date (the “Other Representations”) and the representations set forth in Sections 2.1 (Organization and Company Power), 2.2 (Authorization), 2.13 (Assets),2.24 (Transaction with Insiders) – the last sentence only, and Section 3.1 (Title) will survive indefinitely (the “Fundamental Representations”).
7.2.    Seller Indemnification. Subject to the limitations set forth in Section 7.5 below, Seller agrees to indemnify and hold harmless Purchaser and its officers, directors, agents and employees (“Purchaser Indemnified Parties”) to the fullest extent lawful, from and against any and all actions, suits, claims, counterclaims, proceedings, costs, losses, liabilities, obligations,

{M1108931.1 }    - 32 -

demands, damages, judgments, amounts paid in settlement and reasonable expenses, including, without limitation, reasonable attorneys’ fees and disbursements (hereinafter collectively referred to as a “Claim,” “Loss” or “Losses”) suffered or incurred by Purchaser to the extent relating to or arising out of:
(a)    Any inaccuracy in or breach, violation or nonobservance of the representations or warranties, made by Seller herein or in the Transaction Documents or failure of any certificate, document or instrument delivered by or on behalf of Seller pursuant hereto or in connection herewith to be true and correct as of the Closing, provided however, that for purposes of determining the amount of any Losses resulting therefrom, any reference to materiality, knowledge, or similar language shall be disregarded
(b)    any breach or failure by the Seller to perform any of the covenants or agreements of the Seller contained in this Agreement or in the Transaction Documents or failure of any certificate, document or instrument delivered by or on behalf of Seller pursuant hereto or in connection herewith to be true and correct as of the Closing;
(c)    any acts or omissions of Seller relating to the operations, ownership, condition or conduct of the Purchased Assets and the Business prior to the Closing;
(d)    any Excluded Asset or Retained Liability;
(e)    any liabilities arising prior to the Closing relating to the employees or independent contractors of the Seller, including the classification thereof;
(f)    any liabilities for failure to comply with bulk sales or bulk transfer laws with respect to the transactions contemplated by this Agreement; and
(g)    any claim by any Person for a brokerage or finder’s fee, commission or similar payment based upon any agreement or understanding alleged to have been made by such Person with Seller (or any Person acting on Seller’s behalf) in connection with the transactions contemplated by this Agreement.
Notwithstanding the foregoing, to the extent that Purchaser receives and collects any insurance proceeds relating to a Claim or Loss covered by insurance purchased by Seller prior to the Closing, then Purchaser’s claim for indemnification hereunder shall be reduced, dollar-for-dollar, by the amount of such proceeds received by Purchaser for any insurable Claim or Loss, (it being agreed that no Purchaser Indemnified Party shall have any obligation to seek to recover any such insurance proceeds).
7.3.    Unitholder Indemnification. Subject to the limitations set forth in Section 7.5 below, the Unitholders agree, severally and not jointly, to indemnify and hold harmless Purchaser Indemnified Parties to the fullest extent lawful, from and against any and all Losses suffered or incurred by Purchaser to the extent relating to or arising out of:
(a)    Any inaccuracy in or breach, violation or nonobservance of the representations or warranties, made by a Unitholder in Article III herein or in the Transaction Documents to which they are signatory or failure of any certificate, document or instrument delivered by or on behalf of the Unitholder pursuant hereto or in connection herewith to be true and correct

{M1108931.1 }    - 33 -

as of the Closing, provided however, that for purposes of determining the amount of any Losses resulting therefrom, any reference to materiality, knowledge, or similar language shall be disregarded; and
(b)    any breach or failure by a Unitholder to perform any of the covenants or agreements of a Unitholder contained in this Agreement or in the Transaction Documents to which they are signatory or failure of any certificate, document or instrument delivered by or on behalf of Seller pursuant hereto or in connection herewith to be true and correct as of the Closing;
7.4.    Purchaser Indemnification. Subject to the limitations set forth in Section 7.5 below, Purchaser agrees to indemnify and hold harmless Seller and its officers, managers, agents and employees (“Seller Indemnified Parties”) to the fullest extent lawful, from and against any and all Claims or Losses suffered or incurred by Seller to the extent relating to or arising out of:
(a)    any inaccuracy in or breach, violation or nonobservance of the representations, warranties, covenants or other agreements, including without limitation, the payment of any portion of the Earn-Out Consideration that becomes payable to Seller pursuant to Section 1.6 herein, made by Purchaser herein or in the Transaction Documents or failure of any certificate, document or instrument delivered by or on behalf of Purchaser pursuant hereto or in connection herewith to be true and correct as of the Closing; and
(b)    any liabilities or obligations with respect to the Assumed Liabilities; and
(c)    any claim by any Person for a brokerage or finder’s fee, commission or similar payment based upon any agreement or understanding alleged to have been made by such Person with Purchaser (or any Person acting on a Purchaser’s behalf) in connection with the transactions contemplated by this Agreement.
7.5.    Limitations of Liability.
(a)    The Seller and Purchaser shall have no liability with respect to the matters described in Sections 7.2(a) and 7.4(a), respectively, for any Claim or Loss until the total of all Claims or Losses exceeds $50,000 (the “Basket”), at which point Seller or Purchaser, as the case may be, shall be obligated to indemnify the other party from and against all such Claims or Losses for the entire amount of all such Claims or Losses (i.e., from the first dollar), provided however, that these limitations shall not apply to any Claims or Losses incurred by Purchaser as a result of or with respect to any breach of the Fundamental Representations or the Other Representations, and provided further, that Claims or Losses involving fraud, willful breach or intentional misrepresentation shall not be subject to the Basket.
(b)    Notwithstanding anything contained in this Agreement to the contrary, except for the representations set forth in Sections 2.1 (Organization and Corporate Power), Section 2.2 (Authorization), 2.11 (Taxes), 2.13 (Assets), and Section 2.14 (Intellectual Property), which shall not exceed the Purchase Price, the other indemnity obligations of Seller on the one hand and Purchaser, on the other hand, under this Agreement shall not exceed the thirty four percent (34%) of the Purchase Price. Further, the indemnity obligations of any Unitholder shall not exceed the amount of consideration actually received by such Unitholder hereunder from Purchaser.

{M1108931.1 }    - 34 -

(c)    In any situation in which an indemnification payment or expense reimbursement is due from Seller hereunder, Purchaser shall seek to satisfy such obligation, in whole or in part, in the following manner: (i) first, from the Escrow Earn-Out Consideration, and (ii) second, by withholding or setting off the Escrow Earn-Out Consideration that may then be due or may subsequently become payable to Seller, provided that Purchaser has delivered to Seller not less than thirty (30) days’ prior written notice of its intention to do so. In any situation in which an indemnification payment is due from Purchaser hereunder, Seller shall seek to satisfy such obligation by acceptance of a cash payment by Purchaser equal to the fair value of the Claim or Loss.
(d)    No action or claim for Losses pursuant to this Article VII shall be brought or asserted after the relevant date of survival referred to in Section 7.1 hereof (the “Representation Expiration Date”). The amount of any Claims or Losses suffered by an Purchaser Indemnified Party or Seller Indemnified Party, as the case may be, shall be reduced by any tax benefit that has been realized or that is certain to be realized, and any insurance benefits or claims against third parties which are actually received by such party in respect of or as a result of such Claims or Losses, or the facts or circumstances relating thereto(it being agreed that no Purchaser Indemnified Party shall have any obligation to seek to recover any such insurance proceeds). If any Losses for which indemnification is made hereunder are subsequently reduced by any tax benefit or insurance payment, the value of such tax benefit or other benefit or the amount of such payment or other recovery shall be remitted to the Purchaser Indemnified Party or Seller Indemnified Party, as the case may be.
(e)    Purchaser and Seller acknowledge and agree that, except as to Claims or Losses attributable to fraud, their sole remedy against the other for any matter arising out of a breach, violation or nonobservance of any representation, warranty, covenant or other agreement contained in this Agreement is set forth in this Article VII, and that except to the extent a party has asserted a claim for indemnification prior to the Representation Expiration Date, neither party shall have any remedy against the other party for any breach, violation or nonobservance of a representation, warranty, covenant or other agreement made by such other party in this Agreement. The parties acknowledge that this Section 7.4 has been negotiated fully by the parties and that neither party would have entered into this Agreement but for the inclusion of this Section 7.4.

7.6.    Third Party Claims. In the event that a party (the “Indemnitee”) desires to make a claim against another party (the “Indemnitor”) pursuant to this Section 7 in connection with any action, suit, proceeding or demand at any time instituted against or made upon the Indemnitee by any third party for which the Indemnitee may seek indemnification hereunder (a “Third Party Claim”), the Indemnitee shall promptly notify, in writing, the Indemnitor of such Third Party Claim and of the Indemnitee’s claim of indemnification with respect thereto. The Indemnitor shall have thirty (30) days after receipt of such notice to notify the Indemnitee if he/she or it has elected to assume the defense of such Third Party Claim. If the Indemnitor elects to assume the defense of such Third Party Claim, the Indemnitor shall be entitled at his/her or its own expense to conduct and control the defense and settlement of such Third Party Claim through counsel of his/her or its own choosing; provided, however, that the Indemnitee may participate in the defense of such Third Party Claim with his/her or its own counsel at his/her or its own expense and the Indemnitor may not settle any Third Party Claim without the Indemnitee’s consent, which shall not

{M1108931.1 }    - 35 -

be unreasonably withheld. If the Indemnitor fails to notify the Indemnitee within thirty (30) days after receipt of the Indemnitee’s written notice of a Third Party Claim, the Indemnitee shall be entitled to assume the defense of such Third Party Claim at the expense of the Indemnitor; provided, however, that the Indemnitee may not settle any Third Party Claim without the Indemnitor’s consent, which shall not be unreasonably withheld.
7.7.    Expenses; Reimbursement. Subject to the limitations set forth in Section 7.4 above, an Indemnitor hereunder promptly shall reimburse the Indemnitee for all Losses constituting reasonable expenses (including reasonable attorneys’ fees and disbursements) as they are incurred in connection with investigating, preparing to defend or defending any third-party action, suit, claim or proceeding (including any inquiry or investigation) for which indemnity is available under either Section 7.1 or Section 7.2, as applicable.
7.8.    Notice. Each party shall provide prompt written notice to the other of any claim with respect to which it seeks indemnification promptly after the discovery of any matters giving rise to a claim for indemnification; provided, however, that the failure of such party to give prompt notice as provided herein shall not relieve the Indemnitor of its obligations under this Article VII, except if and to the extent that the Indemnitor has been materially prejudiced thereby.
7.9.    Survival. Subject to the provisions and limitations set forth in Section 7.4(d) and in Section 7.1, the obligations of Purchaser, Seller and Unitholder under this Article VII, as applicable, shall survive and continue in effect following the Closing until all Claims or Losses are resolved.
ARTICLE VIII
DEFINITIONS
8.1.    For the purpose of this Agreement, the following terms have the meanings set forth below:
“Actual Value Earn-Out Consideration” shall mean that portion of the Value Earn-Out Consideration to be paid to by Purchaser to Seller at the conclusion of the Earn-Out Period, based on the actual financial performance of the Business during the Earn-Out Period, as agreed to by the Parties and as calculated in accordance with the Value Earn-Out Methodology.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.
“Contract” means any contract, agreement, license, indenture, note, bond, loan, instrument, lease, commitment, work order, task order, statement of work, understanding or other arrangement, whether, express or implied, written or oral.

{M1108931.1 }    - 36 -

“Earn-Out Period” shall mean the period that begins on the Closing Date and ends on the first anniversary date of the Closing Date.
“Environmental Law” means any federal, state or local Laws relating to the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which regulate the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials.
“Estimated Value Earn-Out Consideration” shall mean that portion of the Value Earn-Out Consideration estimated to be paid to by Purchaser to Seller at the conclusion of the Earn-Out Period, based on the projected financial performance of the Business during the Earn-Out Period, as agreed to by the Parties and as calculated in accordance with the Value Earn-Out Methodology.
“Hazardous Material” means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive,” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation.
“Indebtedness” means, without duplication, (i) any indebtedness (including interest, fees and prepayment premiums or penalties thereon) for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any commitment by which a Person has assured a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (iv) any indebtedness guaranteed in any manner (including guarantees in the form of an agreement to repurchase or reimburse), (v) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vi) any indebtedness secured by an Encumbrance on a Person’s assets, (vii) any unsatisfied obligation for “withdrawal liability” to a “multi-employer plan” as such terms are defined under ERISA and (viii) any other liability owed to any Affiliate.
“Intellectual Property” means all of the following items, along with all income, royalties, damages and payments due or payable at the Closing or thereafter, including damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights or interests that, now or hereafter, may be secured throughout the world: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof; (ii) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations, and combinations, including all goodwill associated therewith; (iii) copyrights, registered or unregistered and copyrightable works; (iv) domain names; (v) mask works; (vi) all registrations, applications and renewals for any of the foregoing; (vii) Trade Secrets; (viii) computer software and software systems (including data compilations, databases and

{M1108931.1 }    - 37 -

related documentation); (ix) rights of publicity, persona rights or other rights to use indicia of any Person’s personality; (x) Contracts to or from third parties regarding the foregoing; and (xi) all copies and tangible embodiments of the foregoing (in whatever form or medium), in each case relating to the Business.
“Laws” (or “Law” where the context requires) means any applicable international, multinational, national, foreign, federal, state, municipal, local (or other political subdivision) or administrative law, constitution, statute, code, ordinance, rule (including stock exchange rules), regulation, requirement, standard, policy, or guidance having the force of law, treaty, judgment or Order of any kind of nature whatsoever including any judgment or principle of common law.
“Material Adverse Effect”, when used with respect to any party to this Agreement, means a material adverse effect upon the results of operations, financial condition, assets, liabilities, intellectual property, tangible properties or business of such entity, taken as a whole.
“Order” means any enforceable award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency, other Governmental Entity or by any arbitrator.
“Ordinary Course” means, with respect to any Person, in the ordinary course of that Person’s business consistent with past practice, including as to the quantity, quality and frequency.
“Person” shall mean an individual or entity, including a partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Entity (or any department, agency, or political subdivision thereof).
“Purchaser Common Stock” shall mean Purchaser shares of common stock, $0.00001 par value per share.
“Retention Earn-Out Consideration” shall mean Nine Hundred Ten Thousand Dollars ($910,000).
“Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (A) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity. Except as set forth in the Disclosure Schedule, Seller does not control, directly or indirectly, or have any direct or indirect equity participation or similar interest in, any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary.

{M1108931.1 }    - 38 -

“Trade Secret Rights” means rights in confidential know-how, technology or information, including confidential know-how, information and technology: (a) that derives economic value, actual or potential, from not being generally known to or readily ascertainable by others; and (b) that is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. By way of example, the term “Trade Secret Rights” includes such rights: (a) in ideas, developments, and inventions (whether patentable or unpatentable and whether or not reduced to practice) which are maintained in confidence, and rights in all improvements thereto which are maintained in confidence; and (b) in customer and supplier lists; details of customer or consultant contracts; personal information; de-identified personal information; research and development results; formulas; compositions of matter; prototypes; operational, manufacturing and production processes and techniques; business methods; technical data; documentation; reports, designs, drawings, and specifications; website analytics; information gained from data mining activities; pricing and cost information; business and marketing plans and proposals, to the extent the same are maintained in confidence; and any information disclosed to the Seller by third parties to the extent that the Seller has an obligation of confidentiality in connection therewith.
“Value Earn-Out Consideration” shall mean up to One Million Nine Hundred Fifty Thousand Dollars ($1,950,000).
ARTICLE IX
MISCELLANEOUS
9.1.    Parties in Interest. Except as otherwise set forth herein, all covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective heirs, successors and assigns of the parties hereto. Except as may be required to be disclosed by order of a court or otherwise required by law, the parties agree to maintain in confidence the terms of this Agreement, except that the parties hereto may disclose such terms to its accountants, lawyers, bankers and advisors in the Ordinary Course. Except as otherwise specifically provided herein, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective heirs, successors and assigns.
9.2.    Notices. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by fax or other electronic medium, or sent by Federal Express or other overnight courier service providing proof of delivery, to Purchaser or Seller, at the addresses set forth below or to such other address for any such party as may be furnished in writing to the other parties hereto:
Purchaser:                Mark Augusti, President& CEO
ConforMIS, Inc.
600 Technology Park Drive
Billerica, Massachusetts 01821
Fax No.: (781) 345-0147

{M1108931.1 }    - 39 -

With copies to:            Joseph C. Marrow, Esq.
Morse, Barnes-Brown & Pendleton, P.C.
230 Third Avenue, Suite 400
Waltham, MA02451
Fax No.: 781-622-5933

Legal Department
ConforMIS, Inc.
600 Technology Park Drive
Billerica, Massachusetts 01821
Fax No.: (781) 345-0147

Seller:                    Levi Citarella
Broad Peak Manufacturing, LLC
10 Beaumont Road
Wallingford, Connecticut 06492
Fax No.: (203) 793-1668

With copy to:                Joan C. Molloy, Esq.
Loughlin FitzGerald P,C
150 South Main Street
Wallingford, CT 06492
Fax No.: 203-265-2035

9.3.    Severability. All agreements and covenants contained in this Agreement are severable, and in the event that any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, then this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.
9.4.    Counterparts. This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via fax or via e-mail delivery of a “.pdf” format data file, with the intention that they shall have the same effect as an original counterpart hereof.
9.5.    Effect of Headings/Gender References. The article and section headings herein are for convenience only and shall not affect the construction or interpretation hereof. The use of any gender in the Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), wherever appropriate.

{M1108931.1 }    - 40 -

9.6.    Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Transaction is consummated.
9.7.    Governing Law. This Agreement shall be governed by, and construed in accordance with, (i) the General Corporation Law of the State of Delaware as to matters within the scope thereof, and (ii) as to matters of contract law, the law of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement or any of the transactions contemplated hereby, shall be brought against any of the parties in the courts of the Commonwealth of Massachusetts, and each of the parties irrevocably submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding, waives any objection to venue laid therein, agrees that all claims in respect of any action or proceeding shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby in any other court. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
[Remainder of page intentionally left blank]

{M1108931.1 }    - 41 -

Signature Page to Asset Purchase Agreement
IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement on the date written above.

PURCHASER:
CONFORMIS, INC.
By:	/s/ Mark Augusti
Name: Mark Augusti Title: Chief Executive Officer

SELLER:
BROAD PEAK MANUFACTURING, LLC
By:	/s/ Levi Citarella
Name: Levi Citarella Title: Its Manager duly authorized

UNITHOLERS:
BROAD PEAK MANUFACTURING, LLC
/s/August Arndt
Name: August Arndt solely for the purpose of Article III, Section 5.6 and Article VII
/s/Phillip Milidantri
Name: Phillip Milidantri, solely for the purpose of Article III, Section 5.6 and Article VII
/s/Levi Citarella
Name: Levi Citarella, solely for the purpose of Article III, Section 5.6 and Article VII

{M1108931.1 }    - 42 -

Exhibits:

Exhibit A: Bill of Sale
Exhibit B: Value Earn-Out Methodology
Exhibit C: Estimated Value Earn-Out Consideration
Exhibit D: Employment Agreement
Exhibit E: Offer Letter
Exhibit F: Consulting Agreement
Exhibit G: Real Estate Lease
Exhibit H: Assignment & Assumption Agreement
Exhibit I: Escrow Agreement
Exhibit J: Supplier Agreement

Note on Omitted Schedules to the Asset Purchase Agreement
by and between the Registrant an Broad Peak Manufacturing, LLC dated as of August 9, 2017, as filed with the Securities Exchange Commission (the “Commission”) on Form 10-Q

In accordance with Paragraph (b)(2) of the Instructions to Item 601 of Regulation S-K issued by the Commission, all of the schedules to this Asset Purchase Agreement have not been filed on the basis that they do not contain information which is material to an investment decision and which is otherwise not disclosed in the agreement or the Form 10-Q to which this Asset Purchase Agreement is an exhibit. The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.  Below is a list of the omitted schedules with a brief description of the document:

List of Omitted Schedules

Other Schedules:

Schedule 1.1(a): Equipment
Schedule 1.1(c): Inventory
Schedule 1.1(e):Customer Contracts
Schedule 1.1(f): Vendor Agreements
Schedule 1.1(j): Prepaid Expenses
Schedule 1.2: Excluded Assets
Schedule 1.3: Accounts Payable to Vendors
Schedule 1.9: Allocation of Purchase Price
Schedule 5.12(a): Transferred Employees
Schedule 6.2(e): Key Employees
Schedule 6.2(l): Third Party Consents

{M1108931.1 }

Exhibit A
BILL OF SALE

THIS BILL OF SALE dated as of August 9, 2017, is made by and among ConforMIS, Inc., a Delaware corporation (“Purchaser”) and Broad Peak Manufacturing, LLC, a limited liability company formed under the laws of Connecticut (“Seller).

WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of August 9, 2017 (the “Asset Purchase Agreement”), by and among the Purchaser, the Seller and the other parties named therein, the Seller has agreed to sell, assign, convey, transfer and deliver all of its right, title and interest in the Purchased Assets (as defined in the Asset Purchase Agreement) to the Purchaser and the Purchaser has agreed to purchase and acquire such Purchased Assets from the Seller.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Defined Terms. Capitalized terms which are used but not defined in this Bill of Sale shall have the meaning ascribed to such terms in the Asset Purchase Agreement.

2.
Transfer of the Purchased Assets. The Seller hereby irrevocably sells, assigns, grants, conveys, transfers, and delivers to Purchaser, free and clear of all Liens, all of the right, title, and interest, legal and equitable, of the Seller in and to the Purchased Assets as of the Closing. Notwithstanding anything in this Bill of Sale to the contrary, the Seller is not selling, assigning, conveying, transferring, or delivering to Purchaser any Excluded Assets.

3.	Further Assurances.

(i)The Seller, for itself and its successors and assigns, hereby covenants and agrees to execute and deliver such other documents and instruments of sale, conveyance, assignment, or transfer, and to take such other actions as may be requested by Purchaser or its successors and assigns to more fully effectuate the sale, conveyance, assignment, transfer, and delivery to Purchaser or its successors and assigns of its rights, title, and interest in and to the Purchased Assets hereby sold, conveyed, assigned, transferred, and delivered to Purchaser; and, in case of conflict, such specific instruments shall control with respect to the Purchased Assets sold, transferred, conveyed, assigned, or delivered thereby.

(ii)The Seller hereby authorizes Purchaser to take any appropriate action to protect the right, title, and interest in and to the Purchased Assets hereby sold, conveyed, assigned, transferred, and delivered to Purchaser in the name of the Seller, Purchaser, or any other name (for the benefit of Purchaser and its successors and assigns), against each and every person or persons whomsoever claiming or asserting any claim against any or all of the same, and, at Purchaser’s expense, the Seller will

{M1092765.4 }

take any action consistent with the terms of the Purchase Agreement that may reasonably be requested by Purchaser or its successors or assigns for the purpose of assigning, transferring, granting, conveying, vesting, and confirming ownership in or to Purchaser or its successors or assigns, or reducing to the possession of Purchaser or its successors or assigns any or all of the Purchased Assets.

4.	Binding Effect. This Bill of Sale shall bind and inure to the benefit of the Seller, Purchaser, and their respective successors and assigns.

5.
Conflicts. Nothing contained herein shall be deemed to amend any provision of the Asset Purchase Agreement. In the event of any ambiguity or conflict between the terms hereof and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall be controlling.

6.
Governing Law. This Bill of Sale shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, including all matters of construction, validity, performance, and enforcement, without giving effect to principles of conflicts of laws.

7.
Counterparts. This Bill of Sale may be executed in two counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. A facsimile or PDF signature of this Bill of Sale shall be valid and have the same force and effect as a manually signed original.

[Signature Page Follows]

{M1092765.4 }

IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by a duly authorized officer of the Purchaser and the Seller as of the date first above written.

PURCHASER:

CONFORMIS, INC.

By:
Name: Mark Augusti
Title: President & Chief Executive Officer

SELLER:

BROAD PEAK MANUFACTURING, LLC

By:___________________________
Name:
Title:

{M1092765.4 }

Exhibits B and C
Value Earn-Out Methodology and
Estimated Value Earn-Out Methodology

{M1092765.4 }

Acquisition Price	$6,500,000
Value Earn Out	20%	$1,300,000
Max Value Earn Out	30%	$1,950,000
Projected Units	[*****]
Annualized Units	[*****]	May YTD Annualized
Volume Over/(Under)	—%
Volume Credit	[*****]
Volume Adjustment	—%

	BPM Purch Price	Actual Units During Earn Out Period	BPM Purchase Cost	Cost Savings Factor	Volume Adjustment	Target Cost	Actual Cost
iUni	[*****]	[*****]	[*****]
iDuo	[*****]	[*****]	[*****]
iTotal CR	[*****]	[*****]	[*****]
iTotal PS	[*****]	[*****]	[*****]

Total		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

Value Earn Out Target vs Actual							[*****]

Value Earn Out Target vs Actual @ 50% per agreement (must exceed +/- 5%)							Within +/- 5%

Earn Out Payment							$1,300,000

{M1092765.4 }

8:13 AM
06/16/17
Accrual Basis

Broad Peak Manufacturing, LLC
Profit & Loss
May 2016 through May 2017

	TOTAL YTD May	ConforMIS Proforma Adj's	Proforma YTD 5/31/17
Ordinary Income/Expense			
Income			
Resale of Scrap Aluminum	[*****]	[*****]	[*****]
4060 · Interest Income	[*****]	[*****] (a)	[*****]
4070 · Services	[*****]	[*****] (a)	[*****]
47900 · Sales	[*****]	[*****]	[*****]
Total Income	[*****]	[*****]	[*****]
Cost of Goods Sold			
50000 · Cost of Goods Sold	[*****]	[*****] (b)	[*****]
50100 · Direct Labor			[*****]
50105 · Wages - Shop	[*****]	[*****] (c)	[*****]
50110 · Temporary Help	[*****]	[*****]	[*****]
Total 50100 · Direct Labor	[*****]	[*****]	[*****]
Overhead Labor & PR taxes		[*****] (d)	[*****]
51100 · Freight and Shipping Costs	[*****]	[*****] (e)	[*****]
60500 · Shop Supplies	[*****]	[*****]	[*****]
60550 · Depreciation COGS	[*****]	[*****] (f)	[*****]
Total COGS	[*****]	[*****]	[*****]
Gross Profit	[*****]	[*****]	[*****]
Expense			
SalesTaxAcct	[*****]	[*****]	[*****]
60000 · General and Administrative			
60075 · Salaries - Management	[*****]	[*****] (d)	[*****]
60077 · Salaries - Office	[*****]	[*****] (g)	[*****]
60080 · Payroll Taxes			
60081 · FICA/MC	[*****]	[*****] (d), (g)	[*****]
60082 · Federal Unemployment Insurance	[*****]	[*****] (d), (g)	[*****]
60083 · CT Unemployment Insurance	[*****]	[*****] (d), (g)	[*****]
Total 60080 · Payroll Taxes	[*****]	[*****]	[*****]
Total 60000 · General and Administrative	[*****]	[*****]	[*****]
60200 · Automobile Expense	[*****]	[*****] (h)	[*****]
60300 · Rent	[*****]	[*****]	[*****]
60400 · Bank Service Charges	[*****]	[*****]	[*****]
60425 · Credit Card Finance Charges	[*****]	[*****]	[*****]
60450 · Charitable Donations	[*****]	[*****]	[*****]
61025 · Advertising	[*****]	[*****]	[*****]
61026 · Shipping Expense	[*****]	[*****]	[*****]
61027 · Training Expense	[*****]	[*****]	[*****]
61028 · Fees	[*****]	[*****]	[*****]
61700 · Computer and Internet Expenses	[*****]	[*****]	[*****]
62015 · Lease expense	[*****]	[*****]	[*****]
62500 · Dues and Subscriptions	[*****]	[*****]	[*****]
62600 · Freight Expense	[*****]	[*****]	[*****]
63300 · Insurance Expense			
63310 · Medical Insurance			
63311 · Cafe Deduction	[*****]	[*****]	[*****]
63310 · Medical Insurance - Other	[*****]	[*****] (g)	[*****]
Total 63310 · Medical Insurance	[*****]	[*****]	[*****]
63320 · Liability Insurance	[*****]	[*****]	[*****]
63325 · Workers Comp	[*****]	[*****]	[*****]
63300 · Insurance Expense - Other	[*****]	[*****]	[*****]
Total 63300 · Insurance Expense	[*****]	[*****]	[*****]

(a) - [*****]
(b) - [*****]
(c) - [*****]
(d) - [*****]
(e) - [*****]
(f) - [*****]
(g) - [*****]
(h) - [*****]
(i) - [*****]

{M1092765.4 }

8:13 AM
06/16/17
Accrual Basis

Broad Peak Manufacturing, LLC

Profit & Loss

May 2016 through May 2017

	TOTAL YTD May	ConforMIS Proforma Adj's	Proforma YTD 5/31/17
63400 · Interest Expense	[*****]	[*****] (a)	[*****]
64200 · Janitorial Expenses	[*****]	[*****]	[*****]
64250 · Management Fee's	[*****]	[*****] (i)	[*****]
64300 · Meals and Entertainment	[*****]	[*****] (a)	[*****]
64800 · Office Expense	[*****]	[*****]	[*****]
64900 · Office Supplies	[*****]	[*****]	[*****]
64950 · Outside Services	[*****]	[*****]	[*****]
65000 · Payroll Processing Fees	[*****]	[*****]	[*****]
66000 · Payroll Expenses	[*****]	[*****]	[*****]
66500 · 401 K Employer Contribution	[*****]	[*****]	[*****]
66600 · Postage	[*****]	[*****]	[*****]
66700 · Professional Fees	[*****]	[*****] (a)	[*****]
67200 · Repairs and Maintenance	[*****]	[*****] (j)	[*****]
67290 · Composite Tax	[*****]	[*****]	[*****]
67300 · Taxes-Entity	[*****]	[*****] (a)	[*****]
67301 · Taxes - Property	[*****]	[*****]	[*****]
67302 · Taxes - Real Estate	[*****]	[*****]	[*****]
68100 · Telephone Expense	[*****]	[*****]	[*****]
68400 · Travel Expense	[*****]	[*****] (a)	[*****]
68600 · Utilities	[*****]	[*****]	[*****]
Total Expense	[*****]	[*****]	[*****]
Net Ordinary Income	[*****]	[*****]	[*****]
Other Income/Expense			
Other Expense			
80000 · Ask My Accountant	[*****]	[*****] (a)	[*****]
Total Other Expense	[*****]	[*****]	[*****]
Net Other Income	[*****]	[*****]	[*****]
Net Income	[*****]	[*****]	[*****]

Total YTD 2017 Proforma Costs	[*****]
Total YTD 2017 Purchased	[*****]
Total YTD 2017 Proforma Savings	[*****]
Percent savings	[*****]
Fixed Costs	[*****]
	[*****]

{M1092765.4 }

	[*****]	[*****]	[*****]	[*****]
WE	iUni Polish Count	iDuo Polish Count	iTotal CR Polish Count	iTotal PS Polish Count	Total
7-Jan	[*****]	[*****]	[*****]	[*****]	[*****]
14-Jan	[*****]	[*****]	[*****]	[*****]	[*****]
21-Jan	[*****]	[*****]	[*****]	[*****]	[*****]
28-Jan	[*****]	[*****]	[*****]	[*****]	[*****]
4-Feb	[*****]	[*****]	[*****]	[*****]	[*****]
11-Feb	[*****]	[*****]	[*****]	[*****]	[*****]
18-Feb	[*****]	[*****]	[*****]	[*****]	[*****]
25-Feb	[*****]	[*****]	[*****]	[*****]	[*****]
4-Mar	[*****]	[*****]	[*****]	[*****]	[*****]
11-Mar	[*****]	[*****]	[*****]	[*****]	[*****]
18-Mar	[*****]	[*****]	[*****]	[*****]	[*****]
25-Mar	[*****]	[*****]	[*****]	[*****]	[*****]
1-Apr	[*****]	[*****]	[*****]	[*****]	[*****]
8-Apr	[*****]	[*****]	[*****]	[*****]	[*****]
15-Apr	[*****]	[*****]	[*****]	[*****]	[*****]
22-Apr	[*****]	[*****]	[*****]	[*****]	[*****]
29-Apr	[*****]	[*****]	[*****]	[*****]	[*****]
6-May	[*****]	[*****]	[*****]	[*****]	[*****]
13-May	[*****]	[*****]	[*****]	[*****]	[*****]
20-May	[*****]	[*****]	[*****]	[*****]	[*****]
27-May	[*****]	[*****]	[*****]	[*****]	[*****]
3-Jun	[*****]	[*****]	[*****]	[*****]	[*****]
	[*****]	[*****]	[*****]	[*****]	[*****]
	[*****]	[*****]	[*****]	[*****]	[*****]
	[*****]	[*****]	[*****]	[*****]	[*****]

{M1092765.4 }

Exhibit D
CONFORMIS, INC.
EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of August 9, 2017 (the “Effective Date”) by and between ConforMIS, Inc., a Delaware corporation (the “Company”), and Edward A. Kilgallen, an individual currently residing in Wallingford, CT (the “Executive”).
BACKGROUND
A.The Company, Broad Peak Manufacturing, LLC (“Broad Peak”) and Levi Citarella have entered into an Asset Purchase Agreement, of even date herewith (the “Purchase Agreement”), pursuant to which the Company shall purchase certain business assets from Broad Peak and Levi Citarella (each a “Seller” and collectively the “Sellers”). The Closing, as defined in the Purchase Agreement, is contingent upon the Executive and the Company entering into this Agreement.
B.The Executive is a key employee of Broad Peak and the Company desires to retain the services of the Executive as a member of the senior management of the Company following the Company and the Sellers closing the transaction contemplated by the Purchase Agreement. The Company also desires to provide employment security to the Executive, thereby inducing the Executive to continue employment with the Company and enhancing the Executive’s ability to perform effectively.
C.The Executive desires to be employed by the Company on the terms and subject to the conditions set forth in this Agreement.
D.The Company and the Executive enter into this Agreement recognizing that execution of the Agreement is a material inducement to the Company to perform its obligations to close under the Purchase Agreement.
THE PARTIES AGREE AS FOLLOWS:

Title, Duties and Responsibilities.
Title. The Company will employ the Executive as its Vice President, Operations.
Duties. The Executive will devote all of the Executive’s business time, energy, and skill to the affairs of the Company; provided, however, that reasonable time for personal business as well as charitable and professional

{M1092765.4 }

activities will be permitted, including, with the prior written approval of the Company, serving as a board member of non-competing companies and charitable organizations, so long as such activities do not materially interfere with the Executive’s performance of services under this Agreement. The Executive will perform services at the manufacturing offices of the Company, which are currently located in Wallingford, Connecticut and Wilmington, Massachusetts, unless otherwise agreed by the Company and the Executive in writing. However, the Executive will travel as may be reasonably necessary to fulfill the responsibilities of Executive’s role.
Performance of Duties. The Executive will discharge the duties described herein in a diligent and professional manner. The Executive will observe and comply at all times with the lawful directives of the Company’s Board of Directors (and its designees, including without limitation the Company’s President and Chief Executive Officer) (the “Board”) regarding the Executive’s performance of the Executive’s duties and with the Company’s business policies, rules and regulations as adopted from time to time by the Company. The Executive will carry out and perform any and all reasonable and lawful orders, directions, and policies as may be stated by Company from time to time, either orally or in writing.
Terms of Employment.
Definitions. For purposes of this Agreement, the following terms have the following meanings:

{M1092765.4 }

“Accrued Compensation” means any accrued Base Salary, any commissions or similar payments earned by the Executive prior to the date of termination, any Bonus earned by the Executive and approved by the Board prior to the date of termination, any accrued vacation pay, and any amounts for reimbursement of any appropriate business expenses incurred by the Executive in connection with the performance of the Executive’s duties hereunder, all to the extent unpaid on the date of termination. The Executive’s entitlement to any other compensation or benefit under any plan of the Company shall be governed by and determined in accordance with the terms of such plans, except as otherwise specified in this Agreement.
“Base Salary” has the meaning set forth in Section 3.1 hereof.
“Change of Control” means the occurrence of any one of the following: (i) any “person”, as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, a subsidiary, an affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) a sale of assets involving 75% or more of the fair market value of the assets of the Company as determined in good faith by the Board; or (iii) any merger, reorganization or other transaction of the Company whether or not another entity is the survivor, pursuant to which holders of all the shares of capital stock of the Company outstanding prior to the transaction hold, as a group, less than 50% of the shares of capital stock of the Company outstanding after the transaction; provided, however, that neither (A) a merger effected exclusively for the purpose of changing the domicile of the Company in which the holders of all the shares of capital stock of the Company immediately prior to the merger hold the voting power of the

{M1092765.4 }

surviving entity following the merger in the same relative amounts with substantially the same rights, preferences and privileges, nor (B) a transaction the primary purpose of which is to raise capital for the Company, will constitute a Change of Control. Notwithstanding the foregoing, for any payments or benefits hereunder or pursuant to any other agreement between the Company and the Executive, in either case that are subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Change of Control must constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i).
“Change of Control Period” means the period of time beginning three (3) months immediately preceding any Change of Control and ending twelve (12) months immediately following such Change of Control.
“Death Termination” means termination of the Executive’s employment because of the death of the Executive.
“Disability Termination” means termination by the Company of the Executive’s employment by reason of the Executive’s incapacitation due to disability. The Executive will be deemed to be incapacitated due to disability if at the end of any month the Executive is unable to perform substantially all of the Executive’s duties under this Agreement in the normal and regular manner due to illness, injury or mental or physical incapacity, and has been unable so to perform for either (i) three consecutive full calendar months then ending, or (ii) 90 or more of the normal working days during the 12 consecutive full calendar months then ending. Nothing in this paragraph alters the Company’s obligations under applicable law, which may, in certain circumstances, result in the suspension or alteration of the foregoing time periods.
“Qualifying Termination” means a termination that: (i) is a Termination for Good Reason by the Executive and/or a Termination Other Than for

{M1092765.4 }

Cause by the Company; and (ii) occurs at least one year following the Effective Date.
“Severance Period” means the period following the date of a Qualifying Termination, Death Termination, or Disability Termination, as the case may be, that is equal to: (i) one year, in the event of a Qualifying Termination that occurs during a Change of Control Period; (ii) one year in the event of a Qualifying Termination that occurs on or before the first anniversary of the Effective Date; and (ii) six months, in all other cases. The Severance Period is not cumulative in the event that two conditions are met simultaneously.
“Termination for Cause” means termination by the Company of the Executive’s employment, pursuant to a reasonable good faith determination by the Company, by reason of (i) the Executive’s dishonesty or fraud, gross negligence in the performance of the Executive’s duties and responsibilities, deliberate violation of a Company policy, or refusal to comply in any material respect with the legal directives of the Board or Chief Executive Officer so long as such directives are not inconsistent with the Executive’s position and duties as described herein; (ii) conduct by the Executive that materially discredits the Company, intentional engagement by the Executive in acts materially detrimental to the Company’s operations or business, persistent or habitual negligence in the performance of the Executive’s duties and responsibilities, or the Executive’s conviction of a felony involving moral turpitude; (iii) the Executive’s incurable material breach of the terms of this Agreement, the Employee Confidential Information, Inventions and Non-Competition Agreement or any other material agreement between the Executive and the Company; or (iv) unauthorized use or disclosure by the Executive of any proprietary information or trade secrets of the Company or any other party to whom the Executive owes an obligation of nondisclosure as a result of the Executive’s position with the Company.

{M1092765.4 }

“Termination for Good Reason” means a Voluntary Termination by the Executive following the occurrence of any of the following events: (i) a material reduction or alteration in the Executive’s job responsibilities or title without the consent of the Executive, provided that, following a Change of Control, neither a change in job title nor a reassignment to a new position will constitute a material reduction in job responsibilities, provided further that the new position is substantially similar in scope and substance to the position held prior to the Change of Control and the new job title reasonably reflects such scope and substance; (ii) relocation by the Company or a subsidiary, parent or affiliate, as appropriate, of the Executive’s work site to a different manufacturing facility or location more than 40 miles from Wallingford, Connecticut or Wilmington, Massachusetts without the Executive’s consent; (iii) a material reduction in Executive’s then-current base salary without the Executive’s consent, provided that an across-the-board reduction in the salary level of all other employees or consultants in positions similar to the Executive’s by the same percentage amount as part of a general salary level reduction will not constitute such a salary reduction; or (iv) a material breach by the Company of this Agreement; provided, however, that no such event or condition shall constitute Good Reason unless (x) the Executive gives the Company a written notice of Termination for Good Reason not more than 30 days after the initial existence of the condition, (y) the grounds for termination (if susceptible to correction) are not corrected by the Company within 60 days of its receipt of such notice and (z) the Executive’s Voluntary Termination occurs within one year following the Company’s receipt of such notice.
“Termination Other Than For Cause” means termination of the Executive’s employment for any reason other than as specified in Sections 2.1(e), (f), (i) or (l) hereof.
“Voluntary Termination” means termination of the Executive’s employment by the

{M1092765.4 }

voluntary action of the Executive other than by reason of a Disability Termination or a Death Termination.
Employee at Will. The Executive is an “at will” employee of the Company, and the Executive’s employment may be terminated at any time upon a Termination for Cause or a Termination Other than for Cause by the giving of written notice thereof to the Executive, subject to the terms and conditions of this Agreement.
Termination for Cause. Upon Termination for Cause, the Company will pay the Executive all Accrued Compensation, if any.
Terminations for Good Reason or Other than for Cause. Upon a Qualifying Termination, the Company will pay the Executive all Accrued Compensation, if any, and for the duration of the Severance Period, the Company will: (1) continue to pay the Executive’s Base Salary at the rate in effect at the time of such Qualifying Termination, payable on the Company’s normal payroll schedule, beginning on the Company’s first regular payroll date that occurs on or after the 30th day following the date of the Qualifying Termination, provided that the Release (as defined below) has been executed and any applicable revocation period has expired as of such date; and (2) provide Executive with continuation of the Executive’s coverage in effect at the time of such Qualifying Termination under the Company’s group health insurance plans (to the extent allowed under, and subject to the conditions of, the Consolidated Omnibus Budget Reconciliation Act (COBRA)), provided that the Release (as defined below) has been executed and any applicable revocation period has expired as of such date. The Company shall pay the

{M1092765.4 }

employer’s portion of any continued coverage under the Company’s group health insurance plans at the rate in effect as of the date of termination of Executive’s employment. The Company shall pay any Bonus due pursuant to a Qualifying Termination under this Agreement in a lump sum on the 30th day following the date of the Qualifying Termination. In addition, to the extent the Company has previously paid the Executive any Bonus in the form of a grant of equity (including, without limitation, a restricted stock award, a restricted stock unit, or an option to purchase shares of stock) as provided in Section 3.3 that is not fully vested as of the date of the Qualifying Termination, such grant of equity shall vest with respect to an additional number of shares equal to that number of shares that would have become vested shares had the Executive continued to provide service as an employee of the Company following such termination for an additional period equal to the Severance Period. The Executive’s rights to any compensations or other benefits following a Qualifying Termination, other than Accrued Compensation, are subject to: (1) the execution by Executive of a separation and release agreement in a form to be provided by the Company (the “Release”), including a release of any and all claims against the Company (including, without limitation, its subsidiaries, other affiliates, directors, officers, employees, agents and representatives) related in any way to the Executive’s employment with the Company, such Release to be executed following the Executive’s separation from service with the Company; (2) the expiration of any revocation period provided pursuant to any applicable laws; and (3) Executive’s continued compliance with the ongoing terms of Executive’s

{M1092765.4 }

Confidentiality, Inventions Assignment and Non-Competition Agreement.
Disability Termination. The Company may effect a Disability Termination by giving written notice thereof to the Executive. Upon Disability Termination, the Company will pay the Executive all Accrued Compensation, if any. In addition, to the extent the Company has previously paid the Executive any Bonus in the form of a grant of equity (including, without limitation, a restricted stock award, a restricted stock unit, or an option to purchase shares of stock) as provided in Section 3.3 that is not fully vested as of the date of the Disability Termination, such grant of equity shall vest with respect to an additional number of shares equal to that number of shares that would have become vested shares had the Executive continued to provide service as an employee of the Company following such termination for an additional period equal to the Severance Period.
Death Termination. Upon a Death Termination, the Executive’s employment will be deemed to have terminated as of the last day of the month during which his death occurs, and the Company will promptly pay to the Executive’s estate Accrued Compensation, if any, and a lump sum amount equal to the Executive’s Base Salary otherwise payable for the Severance Period at the rate in effect at the time of Death Termination. In addition, to the extent the Company has previously paid the Executive any Bonus in the form of a grant of equity (including, without limitation, a restricted stock award, a restricted stock unit, or an option to purchase shares of stock) as provided in Section 3.3 that is not fully vested as of the date of the Qualifying Termination, such

{M1092765.4 }

grant of equity shall vest with respect to an additional number of shares equal to that number of shares that would have become vested shares had the Executive continued to provide service as an employee of the Company following such termination for an additional period equal to the Severance Period.
Voluntary Termination. The Executive may effect a Voluntary Termination by giving at least 30 days advance written notice to the Company. During such period, the Executive will continue to receive regularly scheduled Base Salary payments and coverage under the Company’s benefit plans in which the Executive is a participant (to the extent allowed under any applicable benefit plans), provided, however, that the Company shall have the right to accelerate the effective date of the Voluntary Termination to any earlier date during such period and pay to the Executive any regularly scheduled Base Salary payments for such period in a lump sum on the date of termination. Following the effective date of a Voluntary Termination, the Company will pay the Executive all Accrued Compensation, if any.
Compensation and Benefits.
Base Salary. As payment for the services to be rendered by the Executive as provided in Section 1 and subject to the provisions of Section 2 of this Agreement, the Company will pay the Executive a “Base Salary” at the rate of Two Hundred Thousand Dollars ($200,000) per year, payable on the Company’s normal payroll schedule. The Executive’s “Base Salary” may be increased in accordance with the provisions hereof or as otherwise

{M1092765.4 }

determined from time to time by the Board.
Additional Benefits.
Benefit Plans. The Executive will be eligible to participate in such of the Company’s benefit plans as are now generally available or later made generally available to senior officers of the Company, including, without limitation, medical, dental, life, and disability insurance plans.
Expense Reimbursement. The Company agrees to reimburse the Executive for all reasonable, ordinary and necessary travel and entertainment expenses incurred by the Executive in conjunction with the Executive’s services to the Company consistent with the Company’s standard reimbursement policies, subject to Section 6.11(c). The Company will pay travel costs incurred by the Executive in conjunction with the Executive’s services to the Company consistent with the Company’s standard travel policies.
Paid Time Off. The Executive will be entitled, without loss of compensation, to the amount of Paid Time Off (“PTO”) per year generally available or later made generally available to senior officers of the Company, but in any event not less than 200 hours (five weeks) during each calendar year, prorated from the Effective Date for calendar year 2017. Unused PTO may be accrued by the Executive pursuant to the Company’s standard PTO policies.
Relocation Allowance. Executive and Company intend that Executive will relocate to the Boston Metropolitan Area. Provided that Executive so relocates on or before the first anniversary of the Effective Date, the Company will reimburse Executive up to $20,000 for any properly documented moving and relocation expenses incurred by Executive (the “Relocation Allowance”).  Reimbursable moving expenses include but are not limited to such things as: hotel, short-term housing, meals, moving expenses, lease termination fees; house hunting trip and other travel associated with such relocation. In the event that

{M1092765.4 }

Executive terminates his employment with the Company prior to the first year anniversary of the Effective Date, Executive agrees to refund to the Company any portion of the Relocation Allowance that has been paid to Executive. Any items considered income and subject to tax in accordance with IRS regulations will be reported on Executive’s annual W-2 wage statement.

Eligibility for Bonus Plans.
Commencing upon the Effective Date, the Executive will be eligible to receive a cash bonus pursuant to the Company’s 2017 cash bonus plan (2017 Bonus Plan) as adopted by the board of directors, any such bonus to be awarded on a pro rata basis from the Effective Date and otherwise subject to the terms of the 2017 Bonus Plan. Under the 2017 Bonus Plan, Executive will be eligible for a target cash bonus of up to 30% of Executive’s Base Salary.
Commencing the first full fiscal year of Company following the Effective Date, the Executive will be eligible annually to participate in the Company’s annual bonus and stock incentive plans. As part of such plans, or any other or different plans as may be adopted by the Company, Executive will be eligible for a discretionary year-end bonus, payable in the following calendar year in the form of cash, restricted stock, an option to purchase common stock of the Company, or other form determined by the Board (the “Bonus”). The Bonus will be awarded at the discretion of the Board and may be subject to terms (including, without limitation, incentive targets, goals and/or milestones) as set by the Board and/or Chief Executive Officer. Any Bonus in the form of an option to purchase Company’s Common Stock will be granted at the then fair market value of such shares pursuant to the Company’s standard form of notice of stock option grant under the Company’s 2015 Stock Option/Stock Issuance Plan or any successor plan(s). The Executive acknowledges that the Company may pay Bonuses in the form of stock, stock options or other non-cash compensation in

{M1092765.4 }

lieu of cash, and that entitlement to Bonuses and the form thereof (i.e., cash or otherwise) is in the sole discretion of the Board. The Executive must be employed by the Company on the date the Bonus is approved by the Board in order to be eligible to receive such Bonus. For purposes of clarity, a grant of equity or other compensation expressly provided as a long-term incentive or for another expressly stated purpose, or that is not expressly provided as a bonus to Executive, is not a bonus for purposes of this Agreement.
Acceleration of Vesting upon a Change of Control. Upon the occurrence of Qualifying Termination during any Change of Control Period, any outstanding equity awards held by the Executive will become fully vested and exercisable or free from forfeiture or transfer restrictions as of the effective date of the Qualifying Termination (provided that if such Qualifying Termination precedes the Change of Control, such accelerated vesting shall occur on the effective date of the Change of Control).
Proprietary Information. The Executive will as of the Effective Date execute and deliver to the Company the Employee Confidential Information, Inventions and Non-Competition Agreement attached as Exhibit A hereto.
Indemnification. The Company will indemnify and hold harmless the Executive in respect of any liability, damage, amount paid in settlement, cost or expense (including reasonable attorneys’ fees) incurred in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation (whether civil, criminal or administrative) to which the Executive is or was a party, or threatened to be made a party, by reason of the Executive being or having been an officer, director, employee or consultant of the Company or serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise to the full extent required by the Company’s Articles of Incorporation or Bylaws of the Company and not prohibited by applicable law. This Section 5 will survive the termination or expiration of this Agreement.
Miscellaneous.
Waiver. The waiver of the breach of any provision of this Agreement will not operate or be construed as a waiver of any

{M1092765.4 }

subsequent breach of the same or other provision hereof.
Notices. All notices and other communications under this Agreement must be in writing and must be given by personal or courier delivery, facsimile or first class mail, certified or registered with return receipt requested, and will be deemed to have been duly given upon receipt if personally delivered or delivered by courier, on the date of transmission if transmitted by facsimile, or three business days after mailing if mailed, to the addresses of the Company and the Executive contained in the records of the Company at the time of such notice. Any party may change such party’s address for notices by notice duly given pursuant to this Section 6.2.
Headings. The section headings used in this Agreement are intended for convenience of reference and will not by themselves determine the construction or interpretation of any provision of this Agreement.
Governing Law. This Agreement is governed by and, to the extent a dispute arises hereunder, will be construed in accordance with the laws of the Commonwealth of Massachusetts, excluding those laws that direct the application of the laws of another jurisdiction.
Arbitration. Any controversy or claim arising out of, or relating to, the Executive’s employment with the Company, this Agreement, or the breach of this Agreement (except any controversy or claim arising out of, or relating to, Exhibit A or the breach of Exhibit A) will be settled by arbitration by, and in accordance

{M1092765.4 }

with the applicable National Rules for the Resolution of Employment Disputes, of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction; provided, however, that nothing in this Section requires the arbitration of disputes or claims for a temporary restraining order or preliminary injunction in cases in which such temporary equitable relief would be otherwise authorized by law. For clarification, but not limitation, the Executive agrees to arbitrate: (i) any claims of unlawful discrimination, harassment, or retaliation under federal, state, or local laws or regulations; (ii) any claim for unpaid or late payment of wages, reimbursement of expenses, or any violation of federal, state, or local wage and hour laws or regulations; (iii) any whistleblower claim or claim alleging unfair business practices under any federal, state or local law; and (iv) any claim arising out of any and all common law claims, including, but not limited to, actions in contract, express or implied (including any claim relating to the interpretation, existence, validity, scope or enforceability of this arbitration provision), estoppel, tort, emotional distress, invasion of privacy, or defamation. The Company shall pay any filing fee and the fees and costs of the Arbitrator(s); provided, however, that if the Executive is the party initiating the arbitration, the Executive will pay an amount equivalent to the filing fee that the Executive would have paid to file a civil action or initiate a claim in the court of general jurisdiction in the state in which the Executive performed services for the Company. Each party shall pay for its own costs and attorneys’ fees, if any; provided, however, that if either party prevails on a

{M1092765.4 }

statutory claim which affords the prevailing party attorneys’ fees and costs, the Arbitrator(s) may award reasonable attorneys' fees and/or costs to such prevailing party, applying the same standards a court would apply under the law applicable to the claim(s). Arbitration hearings will be held in Middlesex County, Massachusetts. Both parties expressly waive any right that any party either has or may have to a jury trial of any dispute subject to arbitration under this provision. Except as otherwise required under applicable law, (1) both parties agree that neither will assert class action or representative action claims against the other, whether in arbitration or otherwise, which actions are hereby waived; and (2) each party shall only submit their own, individual claims in arbitration and will not seek to represent the interests of any other person.
Survival of Obligations. This Agreement will be binding upon and inure to the benefit of the executors, administrators, heirs, successors, and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement will not be assignable either by the Company (except to an affiliate or successor of the Company) or by the Executive without the prior written consent of the other party.
Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile signature (including signatures in Adobe PDF or similar format).

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Withholding. All sums payable to the Executive hereunder will be reduced by all federal, state, local, and other withholdings and similar taxes and payments required by applicable law.
Enforcement. If any portion of this Agreement is determined to be invalid or unenforceable, such portion will be adjusted, rather than voided, to achieve the intent of the parties to the extent possible, and the remainder will be enforced to the maximum extent possible.
Entire Agreement; Modifications. Except as otherwise provided herein or in the exhibits hereto, this Agreement represents the entire understanding among the parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior and contemporaneous understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof, including, without limitation, any understandings, agreements, or obligations respecting any past or future compensation, bonuses, reimbursements, or other payments to the Executive from the Company. For clarity, this Agreement does not affect, alter, terminate or supersede any prior agreements related to grants of equity in Company, including grants of stock in Company and options to purchase stock in Company, except as, and to the extent, expressly provided herein. All modifications to the Agreement must be in writing and signed by each of the parties hereto.

Compliance with Section 409A.

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Subject to this Section 6.11, any severance payments that may be due under this Agreement shall begin only upon the date of the Executive’s “separation from service” (determined as set forth below) which occurs on or after the termination of the Executive’s employment. The following rules shall apply with respect to distribution of the severance payments, if any, to be provided to the Executive under this Agreement, as applicable:
It is intended that each installment of the severance payments under this Agreement shall be treated as a separate “payment” for purposes of Section 409A of the Code and the guidance issued thereunder (“Section 409A”). Neither the Company nor the Executive shall have the right to accelerate or defer the delivery of any such payments except to the extent specifically permitted or required by Section 409A.
If, as of the date of the Executive’s “separation from service” from the Company, the Executive is not a “specified employee” (within the meaning of Section 409A), then each installment of the severance payments shall be made on the dates and terms set forth in this Agreement.
If, as of the date of the Executive’s “separation from service” from the Company, the Executive is a “specified employee” (within the meaning of Section 409A”), then, except as otherwise permitted under Section 409A, any payments that would, absent this subsection, be paid within the six-month period following the Executive’s “separation from service” from the Company shall not be paid until the date that is six months and one day after such separation from service (or, if earlier, the Executive’s death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following the Executive’s separation from service and any subsequent installments, if any, being paid in accordance with the date and terms set forth herein.
The determination of whether and when the Executive’s “separation from service” from the Company has occurred shall be made in a manner consistent with, and based on the presumptions set forth in, Treasury Regulation Section 1.409A-1(h). Solely for purposes of this Section 6.11(b), “Company” shall include all persons with whom the Company would be considered a single employer under Section 414(b) and 414(c) of the Code.
All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of

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Section 409A to the extent such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.
The Company makes no representation or warranty and shall have no liability to the Executive or to any other person if any of the provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, that section.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Company:
Date: ________
Mark Augusti
Chief Executive Officer
ConforMIS, Inc.
28 Crosby Drive
Bedford, MA 01730

Executive:
Date: ________
Edward A. Kilgallen

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EXHIBIT A

EMPLOYEE CONFIDENTIAL INFORMATION, INVENTIONS AND NON-COMPETITION AGREEMENT

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Exhibit E

Exempt Offer Letter

XXXXX, 20XX

Name
Street Address
City, State Zip Code

Re:	Offer of employment at ConforMIS, Inc.
Sent to: Employee Name via hand delivery with confidentiality agreement
Dear Name:
We are very pleased to invite you to join ConforMIS, Inc., a Delaware corporation (the “Company”).
Duties and Responsibilities. Your assignment will be as TITLE reporting to MANAGER. This offer is for a full time position, located at the Company’s offices in Wallingford, CT.
Salary. Your initial semi-monthly base salary will be $XXXX payable in accordance with the Company’s customary payroll practice. This equates to base compensation of $XXXX on an annual basis. Your salary is subject to periodic review and adjustment by the Company’s Management.
Annual Cash Bonus and Equity Grant.  Beginning January 1, 2018, you will be eligible to participate in the Company’s annual cash bonus and equity grant plan (the “Bonus Plan”), subject to the specific terms of the Bonus Plan.  Pursuant to the Bonus Plan, you will be eligible to receive an annual cash bonus and an annual equity grant, both of which will be based on the achievement of individual and corporate performance objectives and will be determined by the compensation committee of the board of directors in its sole discretion. (Director Level or Higher – remove if not needed)
Signing Bonus. Should you decide to timely accept our offer, you will receive a cash bonus of $XXXX, less

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applicable taxes and withholdings. This bonus will be paid to you on the first standard pay date following your date of hire. If you terminate your employment with the Company for any reason or if the Company terminates your employment for cause prior to the first anniversary of your date of hire, then you agree to repay the Company for the full signing bonus amount within 30 days following your termination date. (This bonus could also be paid out over 1-3 months so edit timeline as necessary based on offer details – remove it not needed)
Allowance for remote living accommodations and commuting expenses. You will be eligible to receive a semi-monthly allowance of $XXXX for expenses incurred for maintaining a residence near our Wilmington\Bedford, MA office. This equates to $XXXX for the first X months of employment with ConforMIS. This allowance is subject to customary payroll deductions and could change should your permanent residence status change to a location within reasonable commuting distance to our MA headquarters. You will be responsible to informing Human Resources of any primary residence changes. If you terminate your employment with the Company for any reason or if the Company terminates your employment for cause prior to the first anniversary of your date of hire, then you agree to repay the Company for the remote living allowance within 30 days following your termination date.
Relocation Assistance. Should you decide to accept our offer, the Company will reimburse you up to $XXX for any properly documented moving and relocation expenses incurred by you. Reimbursable moving expenses include but are not limited to such things as: moving expenses to Bedford, MA; lease termination fees; house hunting trip with spouse. In the event that you terminate your employment with the Company prior to your first year anniversary, you agree to refund to the Company 100% of your reimbursed moving and relocation expenses. Any items considered income and subject to tax in accordance with IRS regulations will be reported on your annual W-2 wage statement.
Stock Options.  All stock options are subject to approval of the Company’s Board of Directors. The senior management of the Company will recommend that the

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Board of Directors grant you an option to purchase up to XXXX shares (the “Option Shares”) of the Company’s Common Stock under the terms of the Company’s 2011 Stock Option/Stock Issuance Plan (the “Plan”).  Options typically are granted at the next meeting of the Company’s Board of Directors.  The exercise price for this option shall be fixed by the Board of Directors.  However, the exercise price per share shall not be less than the fair market value per share of the Company’s Common Stock on the date the option is granted (the “Grant Date”).  Following the Grant Date, the Company and you shall execute and deliver to each other the Company’s standard form of notice of grant of stock option, evidencing the option and the terms thereof.  The option shall vest over a four-year period, with 25% of the Option Shares vesting on the one-year anniversary of your date of hire and the balance of the Option Shares vesting ratably monthly over the 36 month period following the one year anniversary of your date of hire.  Upon termination of your employment with the Company, you may exercise the option for the number of Option Shares then vested, but only for the limited period of time set forth in the Plan and/or your notice of grant of stock option.  The option shall be subject to, and governed by, the terms and provisions of the Plan and your notice of grant of stock option.
Please note that at present the Company’s shares are not listed on any stock exchange, publicly traded or qualified for sale to the public. Any issuance, offer or sale of the Company’s shares (including shares issuable upon exercise of your option) will be subject to compliance with state and federal securities law and the terms of any underwriting, offering or listing agreements.
Benefits and Paid Time Off (PTO). You will be eligible to receive the Company’s standard employee benefits package, including a health care plan that is similar to the plan available through Broad Peak. You will also be eligible to accrue paid time off under the Company’s PTO plan.
Confidential Information; Employee Confidential Information and Inventions Agreement. (or) Confidential Information; Employee Confidential Information, Inventions, and Non-Competition Agreement. To enable the Company to safeguard its proprietary and confidential information, it is a condition of employment that you agree to sign the Company’s

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standard form of “Employee Confidential Information and Inventions Agreement.” (or) “Employee Confidential Information, Inventions, and Non-Competition Agreement.” A copy of this agreement is enclosed for your review. We understand that you are likely to have signed similar agreements with prior employers, and wish to impress upon you that the Company does not want to receive the confidential or proprietary information of others, and will support you in respecting your lawful obligations to prior employers.
At-Will Employment. Should you decide to accept our offer, you will be an “at-will” employee of the Company. This means that either you or the Company may terminate the employment relationship with or without cause at any time. Participation in any stock option, benefit, compensation or incentive program does not change the nature of the employment relationship, which remains “at-will”. Without limiting the foregoing in any way, the first three months of your employment will be considered a “trial period” during which you will not be eligible to participate in any bonus, severance or other compensation benefits that the Company may in its sole discretion offer to other employees.
Authorization to Work. Federal government regulations require that all employees present documentation verifying their identity and their authorization to work in the United States. You will be required to complete a Form I-9 on your first day of employment. If you have any questions about this requirement, which applies to U.S. citizens and non-U.S. citizens alike, please contact me as soon as possible.
Complete Offer and Agreement. This letter contains our complete understanding and agreement regarding the terms of your employment by the Company. There are no other, different or prior agreements or understandings on this or related subjects. Changes to the terms of your employment can be made only in a writing signed by you and an authorized executive of the Company, although it is understood that the Company may, from time to time, in its sole discretion, adjust the salaries, incentive compensation and benefits paid to you and its other employees, as well as job titles, locations, duties,

{M1092765.4 }

responsibilities, assignments and reporting relationships. This offer is extended to you, contingent upon acceptance of information as provided by references, background check and completion of our employment application requested by the Company.
Start Date; Acceptance of Offer. We hope that you will accept this offer promptly, and begin your full-time employment at the Company by DATE, and/or on the date that the acquisition between ConforMIS and Broad Peak is complete. If our offer is acceptable to you, please sign this letter in the space indicated and return it to Ed Kilgallen no later than DATE. (This date should be 2 days after the official close date)
We are delighted you will be joining the team and look forward to your contributions to the growth and success of ConforMIS.
Sincerely,

NAME
TITLE
ConforMIS, Inc.

ACCEPTANCE OF EMPLOYMENT OFFER:
I accept the offer of employment by ConforMIS, Inc. on the terms described in this letter.
Signature:
Date:
My start date will be:

{M1092765.4 }

Non-Exempt Offer Letter

DATE

NAME
ADDRESS
CITY, STATE ZIP

Re:	Offer of employment at ConforMIS, Inc.
Sent to: Employee Name via hand delivery with confidentiality agreement
Dear NAME:
We are very pleased to invite you to join ConforMIS, Inc., a Delaware corporation (the “Company”).
Duties and Responsibilities. Your assignment will be as TITLE reporting to MANAGER. This offer is for a full time position, located at the Company’s offices in Wallingford, CT.
Compensation. Your initial hourly wage will be $XX per hour, payable in accordance with the Company’s customary payroll practice. This equates to $XX annually based on 2080 hours worked. Your hourly wage is subject to periodic review and adjustment by the Company’s Management.
Benefits and Paid Time Off (PTO). You will be eligible to receive the Company’s standard employee benefits package, including a health care plan that is similar to the plan available through Broad Peak. You will also be eligible to accrue paid time off under the Company’s PTO plan.
Confidential Information; Employee Confidential Information and Inventions Agreement. To enable the Company to safeguard its proprietary and confidential information, it is a condition of employment that you agree to sign the Company’s standard form of “Employee Confidential Information and Inventions Agreement.” A copy of this agreement is enclosed for your review. We understand that you are likely to have signed similar

{M1092765.4 }

agreements with prior employers, and wish to impress upon you that the Company does not want to receive the confidential or proprietary information of others, and will support you in respecting your lawful obligations to prior employers.
At-Will Employment. Should you decide to accept our offer, you will be an “at-will” employee of the Company. This means that either you or the Company may terminate the employment relationship with or without cause at any time. Participation in any stock option, benefit, compensation or incentive program does not change the nature of the employment relationship, which remains “at-will”. Without limiting the foregoing in any way, the first three months of your employment will be considered a “trial period” during which you will not be eligible to participate in any bonus, severance or other compensation benefits that the Company may in its sole discretion offer to other employees.
Authorization to Work. Federal government regulations require that all employees present documentation verifying their identity and their authorization to work in the United States. You will be required to complete a Form I-9 on your first day of employment. If you have any questions about this requirement, which applies to U.S. citizens and non-U.S. citizens alike, please contact me as soon as possible.
Complete Offer and Agreement. This letter contains our complete understanding and agreement regarding the terms of your employment by the Company. There are no other, different or prior agreements or understandings on this or related subjects. Changes to the terms of your employment can be made only in a writing signed by you and an authorized executive of the Company, although it is understood that the Company may, from time to time, in its sole discretion, adjust the salaries, incentive compensation and benefits paid to you and its other employees, as well as job titles, locations, duties, responsibilities, assignments and reporting relationships. This offer is extended to you, contingent upon acceptance of information as provided by references, background check and completion of our employment application requested by the Company.

{M1092765.4 }

Start Date; Acceptance of Offer. We hope that you will accept this offer promptly, and begin your full-time employment at the Company by DATE, and/or on the date that the acquisition between ConforMIS and Broad Peak is complete. If our offer is acceptable to you, please sign this letter in the space indicated and return it to Ed Kilgallen no later than DATE. (This date should be 2 days after the official close date)
We are delighted you will be joining the team and look forward to your contributions to the growth and success of ConforMIS.
Sincerely,

NAME
TITLE
ConforMIS, Inc.

ACCEPTANCE OF EMPLOYMENT OFFER:
I accept the offer of employment by ConforMIS, Inc. on the terms described in this letter.
Signature:
Date:
My start date will be:

{M1092765.4 }

Exhibit F
CONFORMIS, INC.
CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of August 9, 2017 (the “Effective Date”), by and between ConforMIS, Inc., a Delaware corporation (the “Company”), and Broad Peak Manufacturing (the “Consultant”).
WHEREAS, the Company is acquiring assets of Consultant and will begin upon closing to employ several persons currently employed by Consultant; and
WHEREAS, two employees that provide needed services for the use of the assets will remain employed by the Consultant, and Company desires to contract with the Consultant to ensure those services continue to be provided during a transition period;
NOW, THEREFORE, in consideration of the mutual covenants hereinafter recited, the sufficiency of which is hereby acknowledged, the parties agree as follows:
Project. The Consultant will serve as a consultant to the Company for a period commencing on the Effective Date and concluding upon the completion of the project described in Exhibit A (the “Project”) unless earlier terminated in accordance with Section 9 of this Agreement.
Scope of Work. The Consultant will perform the services set forth in Exhibit A attached hereto (the “Services”). Any additions to or modifications of the Project or the Services will be set forth in writing and will be signed by both parties. The performance of Services and the compensation for Services necessary to the completion of such additions or modifications will be governed by this Agreement unless otherwise described in a written agreement of the parties.
Consulting Fees. The Company agrees to pay the Consultant for the Services in accordance with the payment schedule set forth in Exhibit B attached hereto.
Payments. The Company will pay each invoice submitted hereunder within 30 days of receipt thereof.
Consultant Personnel. Consultant shall assign the individuals identified on Exhibit A to provide the Services. If any of the individuals listed on Exhibit A become unavailable (for any reason) to Consultant, Consultant shall assign another employee or contract professional to perform the Services who have the professional education and experience to perform the Services; provided that Company may review the qualifications of such persons prior to their commencement of work hereunder. If Company reasonably objects to any such individuals’ qualifications, Consultant shall substitute an acceptable replacement for such objectionable individual.
Noninterference. During the term of this Agreement, and for 24 months thereafter, the Consultant will not directly or indirectly, without the prior written consent of the Company, either on the Consultant’s own behalf or on behalf of any third party, disrupt, damage, impair or interfere with the business of the Company whether by way of interfering with or raiding Company’s directors, officers, employees, agents, consultants, vendors, suppliers, partners, customers, clients or other third parties with which the Company does business, or in any manner attempting to persuade, solicit, recruit, encourage or induce any such persons to discontinue their relationship with the Company.

Confidentiality.
Definition. For purposes of this Agreement, “Confidential Information” means any information related to any aspect of the business of the Company (including any person or entity directly or indirectly controlled by or controlling the Company, or in which any of the aforesaid have at least a 50% interest) which is either (i) information not known by the trade generally, even though such information may be disclosed to one or more third parties pursuant to agreements entered into by the Company, or (ii) is proprietary information of the Company, whether of a technical nature or otherwise. Confidential Information includes “Inventions” (as defined below), any other inventions, trade secrets, original works, findings, reports, disclosures, processes, systems, methods, formulae, procedures, concepts, compositions, techniques, drawings, models, diagrams, flow charts, research, data, devices, machinery, copyrights, copyright applications, patents, patent applications, trademarks, trademark applications, intellectual property, instruments, materials, products, patterns, compilations, programs, techniques, sequences, designs, research or development activities and plans, specifications, documentation, algorithms, software, computer programs, source code, object code, mask works, costs of production, contract forms, prices, pricing policies and similar financial data, volume of sales, promotional methods, marketing plans and techniques, identities of and information regarding customers, clients and personnel, lists of vendors or suppliers, business plans, business opportunities, financial statements and other financial information, including, without limitation, the purpose and existence of this Agreement. Confidential Information also includes the confidential or proprietary information of the Company’s consultants, vendors, suppliers, partners, customers, clients and other parties with which it does business.
Nondisclosure. The Consultant acknowledges that Confidential Information is of great value to the Company. Accordingly, the Consultant agrees to hold all Confidential Information in confidence and not disclose, use, copy, publish, summarize or remove from the premises of the Company any

Confidential Information. Upon the expiration or termination of this Agreement, the Consultant agrees (i) to promptly deliver to the Company all papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment and other materials, including copies and in whatever form, relating to the Company that the Consultant possesses or creates, whether or not confidential or proprietary, (ii) to not disclose, use, copy, publish, summarize or remove from the premises of the Company any Confidential Information, and (iii) to promptly execute and deliver to the Company the “Termination Certificate” attached hereto as Exhibit C.
Inventions and Original Works of Authorship.
Definition. For purposes of this Agreement, “Inventions” means any and all ideas and discoveries, including, without limitation, inventions, trade secrets, original works of authorship, findings, reports, disclosures, processes, systems, methods, formulae, procedures, concepts, compositions, techniques, drawings, models, diagrams, flow charts, research, data, devices, machinery, intellectual property, instruments, materials, products, patterns, compilations, programs, techniques, sequences, designs, specifications, documentation, algorithms, software, computer programs, source code, object code and mask works, as well as improvements thereof or know-how related thereto, whether copyrightable or patentable or not, which are made by the Consultant, alone or in combination with others, either pursuant to the provision of Services under this Agreement, or with the use of or as a result of access to Confidential Information, including ,without limitation, any derivative work which constitutes an improvement or modification to any tangible form of Confidential Information, such as any design, drawing, or product that embodies Confidential Information.
Ownership and Assignment. All Inventions, and all documentation and notes related thereto, made or conceived by the Consultant during the term of this Agreement will, to the maximum extent permitted by law, be “works made for hire” and will become and remain the sole and exclusive property of the Company. The Consultant will promptly notify the Company in writing of all Inventions so conceived or made by the Consultant. To the extent that ownership of, or any rights to, any such Inventions does not automatically vest in the Company, the Consultant hereby immediately assigns to the Company or its designees, without further consideration, the Consultant’s entire right, title, and interest in and to all such existing and future Inventions, including all rights to obtain, register, perfect, and enforce patents, copyrights, mask work rights, and other intellectual property rights and protections with respect thereto, whether or not patent or copyright applications are filed thereon. To the extent that ownership of, or any rights to, any such Inventions does not automatically vest in the Company and the preceding assignment is not effective immediately for any or all such inventions, the Consultant hereby agrees to assign to the Company or its designees, without further consideration, the Consultant’s entire right, title, and interest in and to all existing and future Inventions, including all rights to obtain, register, perfect, and enforce patents, copyrights, mask work rights, and other intellectual property rights and protections with respect thereto, whether or not patent or copyright applications are filed thereon.
Power of Attorney. During the term of this Agreement and as necessary thereafter, the Consultant will assist the Company (at the Company’s expense) to obtain and enforce patents, copyrights, mask work rights, and other forms of intellectual property protection on Inventions. If the Company is unable because of the mental or physical incapacity of the Consultant or for any other reason to secure the signature of the Consultant to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering Inventions assigned to the Company pursuant to Section 8(b), then the Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Consultant’s agent and attorney in fact, to act for and on the Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon.
Moral Rights. The Consultant also hereby irrevocably transfers and assigns to

Company, and agrees to irrevocably transfer and assign to Company, and waives and agrees never to assert, any and all “Moral Rights” (as defined below) that the Consultant may have in or with respect to any Inventions, during and after the term of this Agreement. “Moral Rights” mean any rights to claim authorship of any Invention, to object to or prevent the modification or destruction of any Invention, to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is called or generally referred to as a “moral right.”
Patent Applications. If the Company files an original United States patent application covering any invention of which the Consultant is a named inventor, the Consultant will receive an inventor’s fee of $100.
Further Assurances. The Consultant will execute such documents as the Company will reasonably require to evidence and confirm the transfer of rights to the Company made under this Agreement.
Publishing. As provided in Sections 7 and 8 above, data resulting from the Consultant’s provision of Service pursuant to this Agreement, or the use of or access to Confidential Information, shall be an Invention owned by the Company and subject to confidential treatment. The Consultant shall not directly or indirectly (including, without limitation, by publication) disclose any such data or other Company Inventions or Confidential Information without the prior written consent of the Company. The Company shall have full editorial control with respect to any proposed publication by the Consultant that includes or makes reference to such data or other Company Inventions or Confidential Information (with the prior written consent of the Company), including without the limitation the rights to (a) not publish or make public such data or other Company Inventions or Confidential Information, (b) remove any such data or other Company Inventions or Confidential Information contained therein, and (c) protect its rights to any patentable Inventions set forth therein. As provided in Section 8 above, any such publication shall be an Invention owned by the Company.
Term and Termination.
Term.    The term of this Agreement shall have a term of six (6) months, commencing as of the Effective Date of this Agreement (the “Term”).
Termination for Cause. Either Party may terminate this Agreement by prior written notice in the event the other Party materially defaults in the performance of any of its duties or obligations under this Agreement, which default is not cured within thirty (30) days after receipt of written notice specifying the default.
Termination for Convenience. Notwithstanding anything contained in this Agreement to the contrary, Company shall have the right to immediately terminate this Agreement for any (or no) reason by providing Consultant written notice.
Survival. Each and all of the terms, provisions and/or covenants of each of Sections 5 through 24 of this Agreement will, for any and all purposes whatsoever, survive the termination of this Agreement.
Independent Contractor/Taxes. Consultant is not an agent or employee of the Company and has no authority to act on behalf of the Company or to otherwise obligate or bind the Company by contract or otherwise. Except as required by a final determination by the Internal Revenue Service or state taxing authority and upon due notice to the other party, the Consultant and the Company agree to treat the Consultant as an independent contractor for tax purposes and to file all tax and information returns and pay all applicable taxes on that basis.
Third Party Contracts. The Consultant represents that except as disclosed in writing to the Company, (a) there are no other contracts to assign Inventions that are now in existence between any other party and the Consultant, and (b) the Consultant has no employments, consultancies or undertakings which would restrict or impair the Consultant’s performance of this Agreement. The Consultant will not improperly use or disclose any proprietary information or trade secrets of any former or current employer or other third party. The Consultant will not bring onto the premises of the Company any unpublished documents or any property belonging to any former or current employer or other third party unless consented to in writing by such employer or such other third party. If, in the course of the Consultant’s performance of this Agreement, the Consultant incorporates a prior Consultant-owned invention into a Company product, process or machine, the Company is hereby granted and will have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such prior invention.
Assignment. The rights and liabilities of the parties hereto will bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided, however, that as the Company has specifically contracted for the Services to be provided by the Consultant hereunder, the Consultant may not assign or delegate the Consultant’s obligations under this Agreement either in whole or in part without the prior written consent of the Company.
Governing Law; Consent to Jurisdiction. This Agreement will be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, excluding those laws that direct the application of the laws of another jurisdiction. The Consultant hereby submits to the sole jurisdiction and venue of the courts of the Commonwealth of Massachusetts for purposes of any action or proceeding relating to this Agreement.
Injunctive Relief. The Consultant acknowledges and agrees that damages will not be an adequate remedy in the event of a breach of any of the Consultant’s obligations under this Agreement. The Consultant therefore agrees that the Company will be entitled (without limitation of any other rights or remedies otherwise available to the Company and without the necessity of posting a bond or other security) to obtain an injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any breach of this Agreement.
Arbitration. Except as contemplated by Section 16, any controversy or claim arising out of, or relating to, this Agreement or the breach of this Agreement will be settled by arbitration by, and in accordance with the applicable Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The arbitrator(s) will have the right to assess, against a party or among the parties, as the arbitrator(s) deem reasonable, (a) administrative fees of the American Arbitration Association, (b) compensation, if any, to the arbitrator(s) and (c) attorneys’ fees incurred by a party. Arbitration hearings will be held in Middlesex County, Massachusetts.
Headings. The headings in this Agreement are intended principally for convenience and will not, by themselves, determine the rights and obligations of the parties to this Agreement.
Attorneys’ Fees. The prevailing party in any suit brought to enforce its rights under this Agreement will be entitled to reasonable attorneys’ fees and costs.
Notices. All notices, requests, demands, and other communications required by, or made in connection with, this Agreement or the transactions contemplated by this Agreement, will be in writing and will be deemed to have been duly given on the date of delivery, if delivered in person, or three business days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:
If to the Company:        ConforMIS, Inc.
600 Technology Park Drive

Billerica, MA 01821

Attention: Chief Executive Officer
If to the Consultant:        The address listed on the signature page hereto.
Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 20.
Severability. If any provision of this Agreement is held to be unenforceable for any reason, such provision will be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent possible.
Waiver. The waiver of any term or condition contained in this Agreement by any party to this Agreement will not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.
Counterpart and Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile signature (including signatures in Adobe PDF or similar format).
Entire Agreement; Modifications. Except as otherwise provided herein or in the exhibits hereto, this Agreement represents the entire understanding among the parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior and contemporaneous understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof, including, without limitation, any understandings, agreements, or obligations respecting any past or future compensation, bonuses, reimbursements, or other payments to the Consultant from the Company. All modifications to the Agreement must be in writing and signed by each of the parties hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the Effective Date.
Company:                    CONFORMIS, INC.

By:

Name:

Title:

Consultant:    Broad Peak Manufacturing

By:

Name:

Title:

Address:    10 Beaumont Road

Wallingford, CT 06492

Telephone:

Facsimile:

Email:

EXHIBIT A
PROJECT AND SCOPE OF SERVICES
The Consultant’s “Services” to the Company will be performed by the Broad Peak Employees (as defined below) and shall include the following:

1.	Development of inspection methodology;

2.	Quality Assurance and Quality Control services;

3.	Engineering and technical support; and

4.	Such other day-to-day services as have been typically provided for Consultant by the Broad Peak Employees, as defined below, in the performance of work by Consultant on behalf of Company.

5.	Such other services as may be reasonably requested by Company in the operation of the assets being acquired by Company from Consultant.

6.	Broad Peak Employees shall mean:

(1)	Robert Parrish, or other person reasonably acceptable to Company; and

(2)	Patrick Cox, or other person reasonably acceptable to Company.
The Broad Peak Employees will report to the Company’s Vice President, Operations. The Broad Peak Employees will provide Services at the Company’s offices in Wallingford, CT or at such other place and time as the Company and the Consultant may mutually determine.

EXHIBIT B
CONSULTING FEES
The Company will pay the Consultant the following hourly rate for the Services rendered:

1.	Robert Parrish - $25.00 (USD) per hour

2.	Patrick Cox - $40.00 (USD) per hour
Other than as set forth above, the Company will pay the Consultant no other compensation, whether in cash or non-cash form, for the Services.

EXHIBIT C
TERMINATION CERTIFICATE
This is to certify that I do not have in my possession, nor have I failed to return, any papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, designs, computer programs or other materials, including copies and reproductions of any of the aforementioned items, in whatever form, relating to ConforMIS, Inc. (the “Company”), whether or not confidential or proprietary.
I further certify that I have complied with all the terms of the Consulting Agreement by and between the Company and the undersigned dated as of August 9, 2017 (the “Consulting Agreement”).
Moreover, I acknowledge and agree that, in compliance with the Consulting Agreement, I will hold in confidence and will not disclose, use, copy, publish, summarize or remove from the premises of the Company any “Confidential Information” (as defined in the Consulting Agreement).

Date: ____________________

Broad Peak Manufacturing

Exhibit G
LEASE

THIS LEASE is made by and between Beaumont Road Association, LLC, a Connecticut limited liability company with a mailing address at 10 Beaumont Road, Wallingford, Connecticut 06492, hereinafter called “Landlord”, and ConforMIS, Inc., a Delaware corporation with a principal place of business at 600 Technology Park Drive, Billerica, Massachusetts 01821, hereinafter called “Tenant”.

W I T N E S S E T H

ARTICLE I

Premises

Section 1.1    Landlord, in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid and performed, hereby demises and lets to the Tenant those certain premises, containing 4,099 sq. ft., which Premises are shown on Exhibit A attached hereto and made a part hereof, hereinafter referred to as the “Premises”, of that certain building located at 10 Beaumont Road, Wallingford, Connecticut (the “Building”).

Section 1.2    Tenant shall have parking privileges for its employees, associates and customers within the designated parking areas in common with others. The number of parking spaces available to Tenant shall be sufficient for Tenant’s operation of its business, which in any event shall be no fewer than eighteen (18) spaces.

Section 1.3    Tenant shall have access to the shipping and receiving dock with an overhead door as shown on Exhibit A.

Section 1.4    Tenant shall have access, in common with others, to all common areas of the Building. Without limitation, in the event Landlord does not provide Tenant with a lunch room and bathroom within the Premises, Tenant shall have access, in common with others, to the lunch room and bathroom shown on Exhibit A.

Section 1.5    Tenant shall have use of an existing shipping container for storage purposes. Landlord shall move said container to the location shown on Exhibit A or such other location as may be agreed to by the parties (which in any event shall be a location that does not block access to the overhead door).

Section 1.6    Landlord shall provide Tenant with a mutually agreeable location to place a dumpster for its use.

ARTICLE II

Term

Section 2.1    The original term of this Lease shall be for a term of approximately five (5) years commencing on August 9, 2017 the (“Commencement Date”) and terminating on August 31, 2022 (the “Original Term”). The term “Lease Year” as used in this Lease shall mean the following: (a) the first Lease Year shall be the period commencing on the Commencement Date and continuing through August 31, 2018, and (b) each succeeding Lease Year shall be the period commencing on the first day following the end of the preceding Lease Year and continuing for a twelve calendar month period thereafter.

Section 2.2    Provided Tenant shall not be in default under the terms of this Lease beyond applicable cure periods, Tenant shall have an option to extend the term of this Lease for an extension period for two (2) Lease Years beyond the Original Term (“First Extension Period”) commencing upon the day after the expiration date of the Original Term. Tenant shall be deemed to have exercised such option unless Tenant gives notice of its intent not to exercise such option to the Landlord. Said notice must be given on or before the date which is six (6) months prior to the commencement of the First Extension Period. When Tenant elects not to exercise such option or fails to timely give notice of intent not to exercise such option provided above, Landlord may enter the Premises at reasonable hours and with reasonable notice to show the Premises to prospective tenants.

The First Extension Period shall be upon the same terms and conditions as are in effect hereunder immediately preceding the commencement of such Extension Period, including Base Rent and Additional Rent.

Provided Tenant shall not be in default under the terms of this Lease and the First Extension Period beyond applicable cure periods, Tenant shall have an option to extend the term of this Lease for an extension period for three (3) Lease Years beyond the First Extension Term (“Second Extension Period”) commencing upon the day after the expiration date of the First Extension Term. Tenant shall be deemed to have exercised such option unless Tenant gives notice of its intent not to exercise such option to the Landlord. Said notice must be given on or before the date which is six (6) months prior to the commencement of the Second Extension Period. When Tenant elects not to exercise such option or fails to timely give notice of intent not to exercise such option as provided above, Landlord may enter the Premises at reasonable hours and with reasonable notice to show the Premises to prospective tenants.

The Second Extension Period shall be upon the same terms and conditions as are in effect hereunder immediately preceding the commencement of said Second Extension Period, except for Base Rent which shall be adjusted as provided elsewhere in this Lease.

Section 2.3    Notwithstanding anything to the contrary in this Lease, in the event that Tenant requires additional space for its business operations and Landlord is unable to accommodate said requirement on terms reasonably acceptable to Tenant, Tenant shall have the right to terminate this Lease without penalty by providing Landlord at least three (3) months prior written notice.

ARTICLE III

Base Rent and Additional Rent

Section 3.1    Tenant agrees to pay to Landlord, at such place or places as Landlord may, by notice to Tenant from time to time direct, Base Rent at the following rates and times:

A.    The Base Rent for the initial term of this Lease shall be $5.25 per square foot or $21,519.00 per year or $1,793.31 per month;

B.    The Base Rent for the First Extension Period shall be $5.25 per square foot or $21,519.00 per year or $1,793.31 per month;

C.    The Base Rent for each Lease Year during the Second Extension Period shall be the Base Rent in effect for the preceding Lease Year, plus an amount not to exceed three (3%) percent of the Base Rent in effect for the preceding Lease Year.

Section 3.2    The said Base Rent shall be paid in equal monthly installments, each of which is payable in advance on the first day of each calendar month. If Base Rent is not received by the tenth (10th) day of the calendar month, a monthly charge of one and one half (1.5%) percent of the monthly payment will be assessed commencing with the first day of the calendar month.

Section 3.3    In addition to the Base Rent, Tenant shall also pay as Additional Rent, Tenant’s Share of:

A.    Real Estate taxes and assessments. Real Estate taxes attributable to unique tenant improvements will be charged solely to the Tenant who uses said facilities; and

B.    Landscaping and snow/ice removal costs.

For the avoidance of doubt, the parties acknowledge and agree that with the exception of the items specifically set forth in items A and B of this Section 3.3 above, all expenses, including without limitation all common area and Building operating expenses and insurance expenses, are included in the Base Rent.

“Tenant’s Share” shall mean the dividend expressed as a percentage of which the numerator is the square footage in the Premises and the denominator is the square footage in the Building. As of the Commencement Date, Tenant’s Share is equal to 16.4%. Should the area of the Premises or the Building change, Tenant’s Share will be adjusted accordingly.

The amount of Tenant’s Share of the Additional Rent shall be paid in monthly installments in advance on the first day of each month. Tenant’s Share of the Real Estate Taxes for the first Lease Year is currently estimated to be $3,566.00. Tenant’s Share of landscaping, and snow/ice removal, based on the 2016 costs, for the first Lease Year is estimated to be $963.00 per year. Tenant agrees to pay said amounts or such other amounts as Landlord may from time to time reasonably estimate; provided that Landlord shall provide Tenant reasonable advance notice of any change in the amount of monthly installments. If the Tenant’s Share of the Additional Rent is not received by the 10th day of the calendar month, a monthly charge of one and one half (1.5%) percent of the monthly payment will be assessed commencing with the first day of the calendar month.

Within 120 days following the close of Landlord’s annual accounting period, Landlord shall furnish to Tenant a statement of the actual amount of Tenant’s Share of the Additional Rent for such period. If the actual amount of Tenant’s Share of the Additional Rent is less than the total amount theretofore paid by Tenant for such period, the excess shall be credited against Tenant’s next succeeding payment(s) or refunded to Tenant with the delivery of Landlord’s statement, should there be no succeeding payments due from Tenant. If the actual amount of Tenant’s Share of the Additional Rent shall exceed the total amount theretofore paid by Tenant for such period, Tenant shall pay to Landlord, within thirty (30) days following its receipt of Landlord’s statement, the amount shown as due thereon.

Section 3.4    Base Rent and Additional Rent are also sometimes hereinafter referred to as “Rent”.

Section 3.5    Tenant shall pay to the Landlord a security deposit in the amount of TWO THOUSAND ($2,000) DOLLARS. Said security deposit shall be payable upon the execution of this Lease and shall be held in a non-interest bearing account by Landlord. Landlord shall return the security deposit within sixty (60) days of the expiration or other termination of the term of this Lease.

ARTICLE IV

Repairs and Alterations

Section 4.1    Tenant shall maintain and make all necessary repairs and replacements to the Premises, all systems contained therein, including but not limited to the electrical, plumbing, heating, air conditioning systems, if and to the extent that they exclusively serve the Premises. Notwithstanding the foregoing, Landlord shall be solely liable to Tenant for any and all repairs and/or replacements to the Premises prior to the Commencement Date. Tenant will enter into an annual preventative service and maintenance contract with competent, licensed contractors reasonably approved by Landlord for a minimum of two (2) maintenance visits per year. Tenant is responsible for the cost of the service and maintenance agreement and will provide copy of the agreement and actual service records to the Landlord. Landlord represents and warrants that to the best of its knowledge, all systems serving the Premises, including without limitation all heating and air conditioning systems, are in good condition and repair.

Section 4.2    Tenant may make any interior, nonstructural installations, alterations, additions, or improvements to or within the Premises at its own cost. No changes or alterations may be made without the consent of the Landlord, which consent not to be unreasonably withheld.

Notwithstanding the foregoing, Landlord’s consent shall not be required for alterations that are merely cosmetic (e.g., painting, carpeting, etc.). Said Tenant improvements shall be made in a first class manner. All such Tenant improvements made to or within the Premises (except, movable trade fixtures and all equipment of any kind and nature used in tenant’s operations, installed in the Premises prior to or during the term of this Lease at the cost of Tenant or any other person claiming under Tenant), upon expiration or other termination of the term of this Lease shall be surrendered with the Premises as a part thereof without disturbance, molestation or injury, unless otherwise agreed to by the parties. Said movable trade fixtures shall not be deemed part of the Premises and may be removed by Tenant at any time or times during the term of this Lease, provided that upon any such removal, Tenant shall restore the Premises to their condition prior to such installation.

Section 4.3    Tenant will procure all necessary permits before making any repairs, removals or Tenant improvements. Landlord will cooperate with Tenant in obtaining such permits. All repairs, removals and Tenant improvements done by Tenant or anyone claiming under Tenant, shall be done in good and workmanlike manner and shall be done in conformity with all laws, ordinances and regulations of all public authorities and all insurance inspection or rating bureaus having jurisdiction; and the structure of the Premises will not be endangered or impaired and Tenant will repair any and all damage caused by or resulting from any such repairs, removals or Tenant improvements, including, but without limitation, the filling of holes. Tenant agrees to pay, promptly when due, all charges for labor and materials in connection with any work done by Tenant upon the Premises so that the Premises shall at all times be free of liens. Tenant agrees to save Landlord harmless from and indemnify Landlord against any and all claims for injury, loss or damage to persons or property caused by or resulting from the doing of any such work, and Tenant shall carry all necessary builder’s risk, liability and worker’s compensation insurance required to be carried during the course of any construction hereunder.

Section 4.4    Tenant shall have the right to install professionally prepared signage on the exterior of the Premises provided that the standards of such signage are no lower than the standards for exterior signage found on the exterior of Building as of the Commencement Date. , The preparation of such signs shall be at Tenant’s sole cost and expense. Landlord shall, at its cost and expense, replace the existing BroadPeak signs at the Building parking lot entrance, front door of the Premises, and rear door of the Premises with Tenant’s signs (prepared at Tenant’s sole cost and expense as provided in the preceding sentence). The cost of installing all other exterior signs will be at Tenant’s cost and expense. No other sign shall be placed on the exterior of the Premises without the express consent of the Landlord. Each such sign shall conform to all applicable rules and regulations issued by the Town of Wallingford. Landlord shall, at Landlord’s expense, provide Tenant with Building standard signage on the lobby directory of the Building.

ARTICLE V

Tenant’s Covenants

Tenant covenants and agrees as follows:

Section 5.1    To pay when due the said Base Rent, Additional Rent, and any and all other charges required to be paid by Tenant hereunder at the times and in the manner provided in this Lease.

Section 5.2    To use the Premises for the manufacture of products and for general office use and related uses only.

Section 5.3    Upon the expiration or termination of this Lease, to remove its good and effects and those of all persons claiming under it and to yield up peaceably to Landlord the Premises in good order, repair, and condition in all respects, damage by fire, taking, casualty, structural and other defects required to be repaired by Landlord and reasonable wear and tear excepted.

Section 5.4    That it will promptly comply with all laws, ordinance, and lawful orders and regulations affecting the Premises (other than condemnation) and the cleanliness, safety, occupation, and use of the same, and shall also promptly comply with and execute all rules, orders and regulations of the Board of Fire Underwriters, Rating Bureaus, and Fire Insurance Companies, organizations and associations for the prevention of fires, at the Tenant’s own cost and expense. Landlord represents, to the best of its knowledge, that the Premises shall conform to all the foregoing laws, ordinances, orders and regulations, including without limitation the requirements of the Americans With Disabilities Act (ADA) upon the delivery of possession. The Tenant shall not permit or commit any waste.

Section 5.5    That it will not use, or permit to be used, the Premises for any illegal or unlawful purpose.

Section 5.6    To pay for the cost of all heat, water and electricity, utilities, trash removal, materials and services which are furnished exclusively to the Premises or used exclusively by Tenant in the Premises. The parties acknowledge that there is an electrical panel with four breakers which service the Premises exclusively, currently paid for by Landlord, and accordingly agree that (i) within three (3) months hereof Landlord shall, with Tenant’s cooperation, have a submeter installed to monitor Tenant’s actual use, and (ii) until such installation, Tenant shall pay its pro rata share of this electricity, as reasonably determined by the parties.

Section 5.7    To keep the Premises in a clean, neat, healthful, aesthetically pleasing, well-maintained and orderly condition, free of debris, trash, garbage or refuse (except that reasonable amounts may be kept temporarily in closed containers in the places provided.) The Tenant shall not permit or commit any waste.

Section 5.8    To maintain, repair, replace and generally keep in first class working order and condition all of the nonstructural components of the Premises, except those items which are the responsibility of the Landlord at its own cost and expense.

Section 5.9    Not to use the exterior of the Premises for storage of materials except as otherwise permitted pursuant to this Lease, unless authorized by Landlord in a designated area.

Section 5.10    Not to accumulate or store any materials deemed hazardous, injurious or a pollutant by the Department of Energy and Environmental Protection (“Hazardous Materials”). All Hazardous Materials shall be disposed of in such a manner that it conforms with federal and state law. Tenantshall hold Landlord harmless for any and all damages, injuries, claims, costs including reasonable attorneys’ fees, etc. against Landlord arising out of violations of any environmental rule, regulation, law or statute, federal, state or local, in the Premises during the term of this Lease by Tenant. Landlord warrants that during its ownership of the Premises, no Hazardous Materials have been accumulated or stored in or around the Premises at any time prior to the Commencement Date and that all Hazardous Materials have been disposed of in such a manner that it conforms with federal and state law and the site has not been classified as subject to the Transfer Act. Landlord shall hold Tenant harmless for any and all damages, injuries, claims, costs including reasonable attorneys’ fees, etc. against Tenant arising out of violations of any environmental rule, regulation, law or statute, federal, state or local, in the Premises prior to the Commencement Date.

ARTICLE VI

Landlord’s Covenants

Landlord covenants and agrees as follows:

Section 6.1    That Tenant, upon payment of the Rent above reserved, and upon the due performance of the covenants and agreements herein contained, shall and may at all times peaceably and quietly have, hold and enjoy the Premises for the term of this Lease without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord.

Section 6.2    To at its own expense operate, replace, construct, maintain and make all necessary repairs (both structural and nonstructural) to the Building and the property on which it is situated, including without limitation: (a) the base building systems, (b) the common areas, and (iii) all exterior and all structural portions of the Building which may be required in order to keep the Premises presentable and in good repair and tenantable condition, including without limitation the roof and roof membrane (including without limitation the water tight integrity thereof), exterior walls, exterior doors and windows, structural floor slabs, columns and other load bearing elements, public stairways and corridors, lavatories, equipment (including but not limited to heating, plumbing, electrical, air conditioning, water pipes, and other types of systems), and foundations, and shall replace and maintain any interior portions of the Premises in need of same due to structural or exterior defects, or failure by Landlord’s negligence, default or failure to repair any exterior or structural defects or otherwise perform any of Landlord’s obligations under this Section 6.2.

Section 6.3    In addition to the obligations stated in Section 6.2 hereof, to furnish the following services, access to utilities, supplies and facilities at its own expense:

(a)Access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to such security system (if any) as currently serves the Premises or as Tenant may hereafter install therein.

(b)    Except to the extent provided by any supplemental HVAC or other system installed by or on behalf of Tenant or the installation by Tenant of any equipment which changes the demand or level of service required, heat, air conditioning, and ventilation (HVAC) in accordance with customary standards for commercial business operating twenty-four (24) hours a day, seven (7) days a week, provided that, if Landlord fails to provide HVAC that provides reasonably comfortable temperatures for the Premises (regardless of the cause, including Tenant’s equipment), and Landlord is unable or unwilling to correct this situation within a reasonable time (not to exceed ten (10) days) after Tenant’s notice thereof, Tenant shall have the right to terminate the Lease forthwith, without further liability hereunder (including liability for additional rent), by giving Landlord at least ten (10) days notice of termination.

(c)    Access to cold running water as supplied by the city or town or other supplier, to the Premises.

(d)    Electricity for the common areas of the Building and all walkway and parking area lighting.

(e)    Keep all lawns and landscaped areas of the Property watered, fertilized and trimmed.

(f)    Provide for the prompt removal of snow and ice from, and sanding of, the sidewalks, parking lots, access driveways and walkways as necessitated by weather conditions.

(g)    Electricity to the building, as supplied to it by the electric utility, to the Premises, provided that, if the power made available to Tenant by Landlord is insufficient for Tenant’s requirements, and Landlord is unable or unwilling to correct this situation within a reasonable time (not to exceed thirty (30) days) after Tenant’s notice thereof, Tenant shall have the right to terminate the Lease forthwith, without further liability hereunder (including liability for additional rent), by giving Landlord at least ten (10) days notice of termination.

Section 6.1    To repair the garage door to the Premises..

Section 6.2    To maintain the Building in compliance with all federal, state and local governmental laws, codes and ordinances from time to time in effect, including without limitation all ADA requirements, permitting requirements, certifications (including certifications of occupancy), and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the board of fire underwriters. Landlord represents and warrants that as of the Commencement Date the Building and the Premises are in compliance with all federal, state and local governmental laws, codes and ordinances from time to time in effect, including without limitation all ADA requirements, and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the board of fire underwriters.

Section 6.3    To at its own expense procure any certifications, licenses and permits, including land use approvals, required for the current use of the Premises. In the event any governmental authority claims that Tenant’s use and occupancy of the Premises (as contemplated herein) is unlawful, (i) Tenant shall have a right to terminate the Lease forthwith, without further liability hereunder (including liability for additional rent), by giving Landlord at least ten (10) days’ notice of termination, and (ii) Landlord shall defend, indemnify and hold harmless Tenant from such claim and from any damages, costs or expenses (including reasonable attorneys’ fees) incurred by Tenant as a result of such claim.

Section 6.4    Prior to the Commencement Date, Landlord shall comply and cause Tenant’s use of the premises to be in compliance with all laws, ordinances and regulations, and other governmental rules, orders and determinations, now in force or subsequently enacted, whether or not presently contemplated applicable to Tenant’s use of the Premises and all contracts, agreements, covenants, conditions and restrictions applicable to the Premises or the occupancy or use of the same.

ARTICLE VII

Indemnity and Public Liability

Section 7.1    The Tenant from and after the Commencement Date will hold the Landlord harmless against any and all claims, suits, damages or causes of action for damages and against any orders of decrees or judgments which will be entered herein, brought from damages or alleged damages resulting from any injury to persons and/or property or loss of life sustained in and about the Premises resulting from the Tenant’s negligence or that of its agents, servants and business invitees, except to the extent arising from the Landlord’s negligence or that of its agents, servants and business invitees; and the Tenant shall, during the term hereof, maintain general liability policies insuring the Tenant, and shall present to the Landlord, prior to taking occupancy, a certificate of insurance naming the Landlord as an additional insured. Such policies shall be issued by insurance companies authorized and licensed to issue such policies in the State of Connecticut and shall provide for notice to Landlord prior to cancellation. Such liability policy or policies shall initially afford protection to limits of not less than $2,000,000.00 in respect to bodily injury and to the limit of $1,000,000.00 property damage, which limits shall be reviewed from time to time, but not more than annually, and adjusted to the standard amounts normally carried by similar operations. Upon failure, at any time, on the part of the Tenant to pay the premiums for the insurance required herein, the Landlord shall be at liberty, from time to time, as often as such failure shall occur, to pay the premiums therefore, and any and all sums so paid shall be and become and are hereby declared to be Rent under this Lease due and payable on the next Rent day.

Section 7.2    Tenant agrees that it will, at its own cost and expense, keep its own fixtures, merchandise and equipment adequately insured during the term hereof against loss or damage.

Section 7.3    The Landlord from and after the Commencement Date will hold the Tenant harmless against any and all claims, suits, damages or causes of action for damages and against any orders of decrees or judgments which will be entered herein, brought from damages or alleged damages resulting from any injury to persons and/or property or loss of life sustained in and about the Premises, the Building, or the property on which the Building is situated resulting from the Landlord’s negligence or that of its agents, servants and business invitees, except to the extent arising from the Tenant’s negligence or that of its agents, servants and business invitees; and the Landlord shall, during the term hereof, maintain general liability policies insuring the Landlord, and shall present to the Tenant, prior to Tenant taking occupancy, a certificate of insurance naming the Tenant as an additional insured. Such policies shall be issued by insurance companies authorized and licensed to issue such policies in the State of Connecticut and shall provide for notice to Tenant prior to cancellation. Such liability policy or policies shall initially afford protection to limits of not less than $2,000,000.00 in respect to bodily injury and to the limit of $1,000,000.00 property damage, which limits shall be reviewed from time to time, but not more than annually, and adjusted to the standard amounts normally carried by similar operations. Upon failure, at any time, on the part of the Landlord to pay the premiums for the insurance required herein, the Tenant shall be at liberty, from time to time, as often as such failure shall occur, to pay the premiums therefore, and any and all sums so paid may be offset by Tenant against any Rent under this Lease.

ARTICLE VIII

Eminent Domain, Fire or Other Casualty

Section 8.1    In the event that the whole of the Premises shall be taken under the power of eminent domain then this Lease will terminate, effective upon the date of such taking. In addition, in the event that the whole of the Premises or any part thereof shall be taken under the power of eminent domain then Tenant may terminate this Lease upon not less than thirty (30) days written notice.

Section 8.2    In the event that the Premises or any substantial part thereof shall be destroyed or damaged by fire or unavoidable casualty so as to render the Premises wholly untenable or unfit for occupancy, or should the Premises be so badly injured that same cannot be repaired within ninety days from the happening of such injury, then in such case, the term created shall, at the option of the Landlord, cease and become null and void from the date of said damage or destruction, and the Tenant shall immediately surrender said Premises and all of the Tenant’s interest therein to the Landlord, and shall pay Rent only to the date of said damage or destruction, in which event the Landlord may re-enter and re-possess the Premises thus discharged from this Lease and remove all parties therefrom. Should the Premises by rendered untenable and unfit for occupancy, but yet repairable within ninety days from the happening of said injury, the Landlord may enter and repair the same with reasonable speed, and the Rent shall not accrue after said injury or while repairs are being made, but shall recommence immediately after said repairs shall be completed and the Premises is restored to the condition they were in prior to the date of said damage or destruction. In such case, if Landlord shall fail to restore the Premises to the condition they were in prior to the date of said damage or destruction within ninety days from the happening of said injury, then Tenant may terminate this Lease without penalty upon written notice any time thereafter. But if the Premises shall be so slightly injured as not to be rendered untenable and unfit for occupancy, then the Landlord agrees to repair same with reasonable promptness and in that case a just proportion of the Rent accrued and accruing shall be abated until the Premises shall be restored to the condition they were in prior to the date of said damage or destruction. In such case, if Landlord shall fail to restore the Premises to the condition they were in prior to the date of said damage or destruction within thirty days from the happening of said injury, then Tenant may terminate this Lease without penalty upon written notice any time thereafter. The Tenant shall immediately notify Landlord in case of fire or other damage to the Premises.

ARTICLE IX

Assignment

The Tenant may not transfer, sell, assign, sublet or otherwise convey its interest in the Premises without the written consent of Landlord, which consent will not be unreasonably withheld, provided nothing herein shall operate to relieve Tenant from any liability hereunder in the event of said transfer, sale, assignment or subletting unless released by Landlord in writing. The foregoing notwithstanding, Landlord’s consent shall not be required for the transfer, sale, assignment, sublease or other conveyance of Tenant’s interest in the Premises to an entity into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant’s business to which this Lease relates is transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant.

ARTICLE X

End of Term/Holding Over

Section 10.1    At the expiration of this Lease, the Tenant shall surrender the Premises in good order, repair and condition in all respects, reasonable wear and tear, damage by fire, taking, casualty, structural and other defects required to be repaired by Landlord excepted, and shall deliver all keys to Landlord. Before surrendering said Premises, Tenant shall remove all its personal property including all trade fixtures and equipment, and shall repair any damage caused thereby. Tenant’s obligations to perform this provision shall survive the end of this Lease. If Tenant fails to remove its property upon the expiration of this Lease, the said property shall be deemed abandoned and shall become the property of the Landlord. Landlord may at said time remove said abandoned property and charge Tenant for said removal.

Section 10.2    Any holding over after the expiration of the term of this Lease shall be construed to be a tenancy at will and shall otherwise be on the terms herein specified.

ARTICLE XI

Default

Section 11.1    (I) If Tenant shall default in the payment of Rent herein or any item of Rent herein mentioned or any part thereof, and such default shall continue for more than ten (10) business days after notice given to Tenant by Landlord specifying such default; or

A.    If Tenant shall default in the observance of any of the other terms, covenants and conditions of this Lease and such default shall continue for more than thirty (30) days after notice given to Tenant by Landlord specifying such default; provided, however, that the Landlord shall waive such thirty day requirement so long as the Tenant is making a diligent effort to remedy same and such default is not of the kind or nature which can be reasonably remedied in such thirty (30) days period; or

B.    If Tenant shall make any assignment for the benefit of creditors or file a voluntary petition in bankruptcy or be by any court adjudicated a bankrupt or take the benefit of any insolvency act or be dissolved pursuant thereof, voluntarily or involuntarily, or if a receiver or trustee of Tenant and/or its property shall be appointed in any proceedings other than bankruptcy proceedings and such appointment, petition for an arrangement or reorganization, if made in proceedings instituted by Tenant shall not be vacated within thirty (30) days after it has been made, or if made in proceedings instituted by Tenant shall not be vacated within one hundred twenty (120) days after it has been made (provided further that during said respective period of thirty and one hundred twenty days, all the covenants of this Lease to be performed by Tenant, including payment of Rent, shall continue to be performed): then, upon the happening of any one or more of the defaults or events above mentioned in this Section 11.1 the Landlord may, at its option, on ten (10) days notice in writing, terminate this Lease, and this Lease and the term hereof shall automatically cease and determine at the expiration of said ten day period, and it shall be lawful for the Landlord at its option to enter the Premises or any part thereof, and to have, hold and repossess said Premises and to remove all persons therefrom by summary proceedings or by other action or proceedings, or by force or otherwise, any notice required by the laws of the State of Connecticut being hereby waived.

C.    The failure of Tenant to observe any term, covenant, or condition of the Lease shall not be deemed a default within the meaning of this Section 11.1 so long as Tenant, after receiving any notice as specified herein, proceeds to cure the default as soon as reasonably possible and continues to take all steps necessary to complete the curing of such default within a period of time which, under all prevailing circumstances, shall be reasonable.

Section 11.2    In the event any action is brought under the provisions of this Article, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

Section 11.3    If Landlord shall default in the observance of any of the terms, covenants and conditions of this Lease and such default shall continue for more than thirty (30) days after notice given to Landlord by Tenant specifying such default, Tenant shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of moneys which may be necessary or appropriate by reason of such default, and in the event of the exercise of such right by Tenant, Tenant may withhold and offset against any Rent due or payable under this Lease all such sums.

ARTICLE XII

Miscellaneous Provisions

Section 12.1    Tenant agrees that this Lease shall be subordinate to any mortgage placed upon the Premises by Landlord, provided that the mortgagee thereof recognizes all the rights of the Tenant under this Lease in the event of acquisition of title by such mortgagee through foreclosure proceedings or otherwise , and Tenant will agree to recognize the holder of such mortgage as Landlord in such event and subject to the foregoing conditions, which agreement shall be expressly binding upon the successors and assigns of Tenant and of the mortgagee and upon anyone purchasing said Premises at any foreclosure sale. Tenant and Landlord agree to execute and deliver in a timely manner appropriate documents necessary to effect the provision of this Section that are reasonably acceptable to the parties, if required.

Section 12.2    Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by either party at any time, expressed or implied, of any breach or any provision of this Lease shall be deemed a waiver of a breach of any other provisions of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of such action, such consent or approval on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. Any and all rights and remedies which either party may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate, and cumulative and shall not be deemed inconsistent with each other; and no one of them, whether exercised by said party or not, shall be deemed to be in exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.

Section 12.3    Whenever, by the terms of this Lease, notices, requests, consents and approvals shall or may be given either to Landlord or to Tenant, they shall be in writing and shall be delivered in hand or sent by nationally recognized overnight courier service or by United States registered or certified mail, postage prepaid, return receipt requested, if to Landlord, then to its address noted above, or to such other addresses or entity as Landlord shall notify Tenant in accordance with this Section, and if to Tenant, then to its address noted above, or to such other address or entity as Tenant shall notify Landlord in accordance with this Section. Landlord shall address notices to Tenant to the attention of the CFO of Tenant, and shall send copies of all such notices (which shall not constitute notice) to the attention of the Legal Department of the Tenant. All such notices shall be effective (i) when hand-delivered, (ii) if sent by overnight courier, one (1) business day after being delivered to said overnight courier, or (iii) if mailed, two (2) business days after being deposited in the United States Mail within the Continental United States or upon receipt if sooner.

Section 12.4    If any term or provision of this Lease or application hereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to the persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 12.5    The captions in this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

Section 12.6    Notwithstanding any of the terms and provisions herein contained to the contrary, Landlord and Tenant shall each have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may or shall be caused or suffered by virtue of defaults under or violation of any of the terms and provisions of this Lease agreement committed by the other.

Section 12.7    All the covenants, agreements, terms, conditions, provisions and undertakings in this Lease contained, shall extend to and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

Section 12.8    This instrument contains the entire and only agreement between the parties with respect to its subject matter, and no oral statements or representations or prior written matter with respect to such subject matter not contained in this instrument shall have any force and effect. This Lease shall not be modified in any way except by a writing executed by both parties.

Section 12.9    This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of Connecticut, as the same may, from time to time, exist.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year herein stated.

TENANT:	LANDLORD:

ConforMIS, Inc.	Beaumont Road Association, LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Exhibit A

Certain premises, containing 4,099 sq. ft. of that certain building located at 10 Beaumont Road, Wallingford, Connecticut. See attached schematic of the Premise.

10,009 Sq. Ft.
4,099 Sq. Ft.
DEMOLITION
NEW FURNITURE
Sales
20'
10'
5'
1'
South
Front Elevation
North
Rear Elevation
East Elevation
West Elevation
Proposed floor plan

Exhibit H
ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) dated as of August 9, 2017, is made by and among ConforMIS, Inc., a Delaware corporation (“Purchaser”) and Broad Peak Manufacturing, LLC, a limited liability company formed under the laws of Connecticut (“Seller).

WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of August 9, 2017 (the “Asset Purchase Agreement”), by and among the Purchaser, the Seller and the other parties named therein, the Seller has agreed to sell, assign, convey, transfer and deliver all of its right, title and interest in the Purchased Assets (as defined in the Asset Purchase Agreement) to the Purchaser and the Purchaser has agreed to purchase and acquire such Purchased Assets from the Seller.
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Asset Purchase Agreement.

2.
Assignment. In accordance with and subject to the terms of the Asset Purchase Agreement, effective as of the Closing, the Seller hereby assigns, transfers and conveys to Purchaser, (a) all of Seller’s right, title and interest in, under and to the Purchased Assets from and after the date hereof; and (b) the Assumed Liabilities.

3.
Acceptance and Assumption. In accordance with and subject to the terms of the Asset Purchase Agreement, effective as of the Closing, Purchaser hereby (a) accepts the assignment, transfer and conveyance of Seller’s right, title and interests in, under and to the Purchased Assets, including but not limited to, the Purchased Contracts; and (b) assumes, undertakes and agrees to pay, satisfy, perform and discharge in full, as and when due, the Assumed Liabilities.

4.
Terms of the Asset Purchase Agreement. The terms of the Asset Purchase Agreement, including, but not limited to, Seller’s representations, warranties, covenants and agreements, are incorporated herein by this reference. The Seller acknowledges and agrees that the representations, warranties, covenants and agreements contained in the Asset Purchase Agreement shall not be superseded by this Agreement but shall remain in full force and effect to the full extent provided in the Asset Purchase Agreement. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms of this Agreement, the terms of the Asset Purchase Agreement shall govern.

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5.
Further Assurances. The Seller, for itself and its successors and assigns, hereby covenants and agrees to execute and deliver such other documents and instruments of sale, conveyance, assignment, or transfer, and to take such other actions as may be requested by Purchaser or its successors and assigns to more effectively consummate the assignments and assumptions contemplated by this Agreement.

6.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws principles.

7.
Counterparts. This Agreement may be executed in two counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. A facsimile or PDF signature of this Agreement shall be valid and have the same force and effect as a manually signed original.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Assignment and Assumption Agreement has been duly executed and delivered by a duly authorized officer of the Purchaser and the Seller as of the date first above written.

PURCHASER:

CONFORMIS, INC.

By:
Name: Mark Augusti
Title: President & Chief Executive Officer

SELLER:

BROAD PEAK MANUFACTURING, LLC

By:___________________________
Name:
Title:

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Exhibit I

ESCROW AGREEMENT

This Escrow Agreement, dated as of August 9, 2017 is by and among Broad Peak Manufacturing, LLC, a limited liability company formed under the laws of Connecticut, having its principal place of business at 10 Beaumont Road, Wallingford Connecticut 06492 (“Seller”), ConforMIS, Inc., a Delaware corporation having its principal place of business at 600 Technology Park Drive, Billerica, Massachusetts 01821, (“Buyer”, and together with Seller, the “Escrow Parties”), and BNY Mellon, National Association, a national banking association with its principal place of business at BNY Mellon Center, Pittsburgh, PA 15258 (the "Escrow Agent").

WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of August 9, 2017 (the “Asset Purchase Agreement”), by and among the Buyer, the Seller and the other parties named therein, the Seller has agreed to sell, assign, convey, transfer and deliver all of its right, title and interest in the Purchased Assets (as defined in the Asset Purchase Agreement) to the Buyer and the Buyer has agreed to purchase and acquire such Purchased Assets from the Seller (the “Transaction”), and pursuant to which the Buyer and Seller determined that a portion of the Purchase Price payable pursuant to the terms of the Asset Purchase Agreement be deposited into an escrow account, such amounts to be released upon the achievement of certain milestones;

WHEREAS, this Agreement is being executed and delivered pursuant to Section 6.2(m) and 6.3(g) of the Asset Purchase Agreement;

WHEREAS, the parties desire to set forth their understandings with regard to the escrow account established by this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Appointment of Agent. The Escrow Parties appoint the Escrow Agent as their agent to hold in escrow, and to administer the disposition of, the Escrow Fund (as defined below) in accordance with the terms of this Agreement, and the Escrow Agent accepts such appointment.

2. Establishment of Escrow. Upon the execution of this Agreement, Buyer shall (a) cause Two Million Two Hundred Ten Thousand ($2,210,000.00) to be deposited with the Escrow Agent (the "Deposit"), and Escrow Agent shall promptly upon request acknowledge to the Escrow Parties or any of them receipt of any funds so deposited; and (b) deliver one fully executed original of this Agreement to the Escrow Agent in accordance with the Notice section below. The Deposit and all additional amounts now or hereafter deposited with the Escrow Agent, together with all interest, and other income earned, shall be referred to as the “Escrow Fund.” The Escrow Parties acknowledge that the sum held in escrow hereunder may be reduced or increased from time to time during the term hereof pursuant to the terms of this Agreement. Accordingly, the term “Escrow Fund” shall

{M1092782.4 }

refer both to the Deposit and to such lesser or greater amount as may be held pursuant hereto at any point during the term hereof.

3. Customer Identification and TIN Certification.    To help the government fight the funding of terrorism and money laundering activities, Federal laws require all financial institutions to obtain, verify and record information that identifies each individual or entity that opens an account. Therefore, the Escrow Agent must obtain the name, address, taxpayer or other government identification number, and other information, such as date of birth for individuals, for each individual and business entity that is a party to this Agreement. For individuals signing this Agreement on their own behalf or on behalf of another, the Escrow Agent requires a copy of a driver’s license, passport or other form of photo identification. For business and other entities that are parties to this Agreement, the Escrow Agent will require such documents, as it deems necessary to confirm the legal existence of the entity.

At the time of or prior to execution of this Agreement, any Escrow Party providing a tax identification number for tax reporting purposes shall provide to the Escrow Agent a completed IRS Form W-9 (or the appropriate IRS Form W-8, in the case of non U.S. persons), and every individual executing this Agreement on behalf of an Escrow Party shall provide to the Escrow Agent a copy of a driver’s license, passport or other form of photo identification acceptable to the Escrow Agent. The Escrow Parties agree to provide to the Escrow Agent such organizational documents and documents establishing the authority of any individual acting in a representative capacity as the Escrow Agent may require in order to comply with its established practices, procedures and policies.

The Escrow Agent is authorized and directed to report all interest and other income earned on the Escrow Fund in accordance with the Form W-9 (or the appropriate IRS Form W-8, in the case of non U.S. persons) information provided to the Escrow Agent by Seller. The Escrow Parties understand that, in the event one or more tax identification number is not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the Deposit.

The Escrow Agent shall have no duty to prepare or file any information reports (including without limitation IRS Forms 1099-B) other than such information reports of interest earned on the Escrow Fund as the Escrow Agent is required to prepare and file in the ordinary course of its business.

4. Deposit of the Escrow Fund. The Escrow Agent shall deposit the Escrow Fund in one or more deposit accounts at BNY Mellon, National Association in accordance with such written instructions and directions as may from time to time be provided to the Escrow Agent by Seller. In the event that the Escrow Agent does not receive written instructions, the Escrow Agent shall deposit the Escrow Fund in a checking with interest account at BNY Mellon, National Association. Deposits shall in all instances be subject to the Escrow Agent’s standard funds availability policy. The Escrow Agent shall not be responsible for any loss due to interest rate fluctuation or early withdrawal penalty. The Escrow Parties understand that deposits of the Escrow Fund are not necessarily insured by the United States Government or any agency or instrumentality thereof, or of any state or municipality, and that such deposits do not necessarily earn a fixed rate of return. In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind. The Escrow

{M1092782.4 }

Agent shall not be liable or responsible for any loss resulting from any deposits made pursuant to this Section 4, other than as a result of the gross negligence or willful misconduct of the Escrow Agent.

5. Release of the Escrow Fund. The Escrow Agent shall hold and disburse the Escrow Funds in accordance with the terms and conditions set forth in this Section 5.

(a)
Final Release. For purposes of this agreement, the Escrow Period shall be the period from the date of the closing of the transactions contemplated by the Asset Purchase Agreement until the conclusion of the one (1) year anniversary of such closing. The Buyer and Seller shall provide Joint Written Instructions (as defined below) to the Escrow Agent within ten (10) business days after the expiration of the Escrow Period directing the final disbursement of the Escrow Fund.

(b)
Joint Written Instructions. Notwithstanding anything to the contrary in this Agreement, if the Escrow Agent receives written instructions from all of the Escrow Parties, or their respective successors or assigns, substantially in the form of Exhibit A, as to the disbursement of the Escrow Fund or any portion thereof (“Joint Written Instructions”), the Escrow Agent shall disburse the Escrow Fund pursuant to such Joint Written Instructions. The Escrow Agent shall have no obligation to follow any directions set forth in any Joint Written Instructions unless and until the Escrow Agent is satisfied, in its sole discretion, that the persons executing said Joint Written Instructions are authorized to do so. The Escrow Agent shall make payments as directed by Joint Written Instructions within three (3) business days following the Escrow Agent’s receipt of such Joint Written Instructions or as soon thereafter as possible using commercially reasonable efforts. The Escrow Agent shall have no duty or obligation to make any determination as to either the Buyer’s or Seller’s right to the Escrow Fund or any portion thereof and is entitled to rely on any Joint Written Instruction without any further duty of inquiry or investigation.

(c)
Sufficiency of Funds. Notwithstanding anything to the contrary in this Agreement, if any amount to be released at any time or under any circumstances exceeds the balance in the Escrow Fund, the Escrow Agent shall release the balance in the Escrow Fund and shall have no liability or responsibility to the Escrow Parties for any deficiency.

6. Methods of Payment.    All payments required to be made by the Escrow Agent under this Agreement shall be made by wire transfer or by check in accordance with written payment instructions provided to the Escrow Agent by the party receiving the funds. Any wire transfers shall be made subject to, and in accordance with, the Escrow Agent’s normal funds transfer procedures in effect from time to time. The Escrow Agent shall be entitled to rely upon all bank and account information provided to the Escrow Agent by any of the Escrow Parties. The Escrow Agent shall have no duty to verify or otherwise confirm any written wire transfer instructions but it may do so in its discretion on any occasion without incurring any liability to any of the Escrow Parties for failing to do so on any other occasion. Any such verification may include, but not be limited to, a telephone call to the party receiving the funds or to one or more of the Escrow Parties in accordance

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with Section 14. The Escrow Parties agree that any such call back is a commercially reasonable security procedure and that the Escrow Agent may record such calls according to the Escrow Agent’s standard operating procedures or as the Escrow Agent deems appropriate for security and/or service purposes. The Escrow Agent shall process all wire transfers based on bank identification and account numbers rather than the names of the intended recipient of the funds, even if such numbers pertain to a recipient other than the recipient identified in the payment instructions. The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the account number. Attached as Exhibit B is the wire transfer information for the Escrow Parties. The Escrow Parties shall promptly notify the Escrow Agent of any changes to their wire transfer information contained in Exhibit B and the Escrow Agent may rely on the wire transfer information contained in Exhibit B until notified of a change in writing.

7. Responsibilities and Liability of Escrow Agent.

(a) Duties Limited. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws and it shall have no implied duties. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement between any of the Escrow Parties and/or any other third party or as to which the escrow relationship created by this Agreement relates, including without limitation any documents referenced in this Agreement.

(b) Limitations on Liability of Escrow Agent. Except in cases of the Escrow Agent's bad faith, willful misconduct or gross negligence, the Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine, (ii) in assuming that any person purporting to give the Escrow Agent any of the foregoing in connection with either this Agreement or the Escrow Agent's duties, has been duly authorized to do so, and (iii) in acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent. The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its bad faith, willful misconduct or gross negligence. The Escrow Agent shall not be responsible for any loss incurred upon any action taken under circumstances not constituting bad faith, willful misconduct or gross negligence.

In connection with any payments that the Escrow Agent is instructed to make by wire transfer, the Escrow Agent shall not be liable for the acts or omissions of (i) any Escrow Party or other person providing such instructions, including without limitation errors as to the amount, bank information or bank account number; or (ii) any other person or entity, including without limitation any Federal Reserve Bank, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent.

Without limiting the generality of the foregoing, it is agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages

{M1092782.4 }

which the parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent's services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages; nor shall the Escrow Agent be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent's reasonable control.

In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Agreement, or shall receive any certificate, statement, request, notice, advice, instruction, direction or other agreement or instrument from any other party with respect to the Escrow Fund which, in the Escrow Agent's reasonable and good faith opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrow Fund or any part thereof, the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action other than to keep safely the Escrow Fund until the Escrow Agent shall be directed otherwise in accordance with Joint Written Instructions or an order of a court with jurisdiction over the Escrow Agent. The Escrow Agent shall be under no duty to institute or defend any legal proceedings, although the Escrow Agent may, in its discretion and at the expense of the Escrow Parties as provided in subsections (c) or (d) immediately below, institute or defend such proceedings.

(c) Indemnification of Escrow Agent. The Escrow Parties jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent's duties under this Agreement, except as a result of the Escrow Agent's bad faith, willful misconduct or gross negligence.

(d) Authority to Interplead. The Escrow Parties authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Fund with the clerk of that court. In the event of any dispute under this Agreement, the Escrow Agent shall be entitled to petition a court of competent jurisdiction and shall perform any acts ordered by such court.

8. Termination. This Agreement and all the obligations of the Escrow Agent under this Agreement shall terminate upon the earliest to occur of the release of the entire Escrow Fund by the Escrow Agent in accordance with this Agreement or the deposit of the Escrow Fund by the Escrow Agent in accordance with Section 7(d) hereof.

9. Removal of Escrow Agent. The Escrow Parties acting together shall have the right to terminate the appointment of the Escrow Agent by giving no less than thirty (30) days’ prior written notice, specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository

{M1092782.4 }

and not otherwise. The Escrow Parties agree that they will jointly appoint a banking corporation, trust company or attorney as successor escrow agent. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. Escrow Agent shall deliver all of the then remaining balance of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon delivery of the Escrow Fund, the Escrow Agent shall have no further duties or responsibilities with respect to the escrow established hereunder.

10. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than thirty (30) days' prior written notice of such resignation to the Escrow Parties, specifying the date when such resignation will take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository and not otherwise. In the event of such resignation, the Escrow Parties agree that they will jointly appoint a banking corporation, trust company, or attorney as successor escrow agent within thirty (30) days of notice of such resignation. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. Escrow Agent shall deliver all of the then remaining balance of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon delivery of the Escrow Fund, the Escrow Agent shall have no further duties or responsibilities with respect to the escrow established hereunder.

11. Accounting. On a monthly basis, the Escrow Agent shall render a written statement setting forth the balance of the Escrow Fund, all interest earned and all distributions made, which statements shall be delivered to the following address(es) set forth below (limit of five):

Legal Department
ConforMIS, Inc.
600 Technology Park Drive
Billerica, Massachusetts 01821
Fax No.: (781) 345-0147

Joan C. Molloy, Esq.
Loughlin FitzGerald P,C
150 South Main Street
Wallingford, CT 06492
Fax No.: 203-265-2035

12. Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 7 shall survive any resignation or removal of the Escrow Agent, and any termination of this Agreement.

13. Escrow Agent Fees, Costs, and Expenses. The Escrow Agent shall charge an initial setup fee of $2,500, payable upon the execution of the Agreement and an annual administrative fee of $500 payable in advance with the first such fee due upon the execution of this Agreement, and then

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each subsequent fee due on each annual anniversary date of this Agreement which fees shall be invoiced to the Escrow Parties, which fees shall be borne equally by the Escrow Parties. All administrative fees shall be deemed to have been earned when charged, and, if the Agreement is terminated at any time for any reason, whether voluntarily or involuntarily, the fee shall not be reduced or refunded. Additionally, the Escrow Agent shall be entitled to be reimbursed for its customary fees and charges for any wire transfers or other depository services rendered in connection with the Escrow Fund and any delivery charges or other out of pocket expenses incurred in connection the Escrow Fund. The Escrow Parties each acknowledge their joint and several obligation to pay any fees, expenses and other amounts owed to the Escrow Agent pursuant to this Agreement. The Escrow Parties agree that Escrow Agent shall be entitled to pay itself for any fees, expenses or other amounts owed to the Escrow Agent out of the amounts held in the Escrow Fund and grant to the Escrow Agent a first priority security interest in the Escrow Fund to secure all obligations owed by them to the Escrow Agent under this Agreement. The Escrow Parties further agree that the Escrow Agent shall be entitled to withhold any distribution otherwise required to be made from the Escrow Fund if any fees, expenses or other amounts owed to the Escrow Agent remain unpaid on the date such distribution would otherwise be made.

14. Notices. All notices under this Agreement shall be transmitted to the respective parties, shall be in writing and shall be considered to have been duly given or served when personally delivered to any individual party, or on the first (1st) business day after the date of deposit with an overnight courier for next day delivery, postage paid, or on the third (3rd) business day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or upon the receipt of a fax or an email during normal business hours, addressed in all cases to the party at his or its address set forth below, or to such other address as such party may designate, provided that notices will be deemed to have been given to the Escrow Agent on the actual date received. Any notice, request, demand, claim, or other communication hereunder directing the Escrow Agent to act or to refrain from acting shall include signatures of the authorized representative(s) of the requesting party(ies), and in the case of electronic mail the signature(s) shall be contained on a non-editable attachment (e.g. PDF) to the electronic mail.

If to Buyer                Mark Augusti, President& CEO
ConforMIS, Inc.
600 Technology Park Drive
Billerica, Massachusetts 01821
Fax No.: (781) 345-0147

With copies to:            Joseph C. Marrow, Esq.
Morse, Barnes-Brown & Pendleton, P.C.
230 Third Avenue, Suite 400
Waltham, MA02451
Fax No.: 781-622-5933

Legal Department
ConforMIS, Inc.

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600 Technology Park Drive
Billerica, Massachusetts 01821
Fax No.: (781) 345-0147

If to Seller:                Levi Citarella
Broad Peak Manufacturing, LLC
10 Beaumont Road
Wallingford, Connecticut 06492
Fax No.: (203) 793-1668

With copy to:                Joan C. Molloy, Esq.
Loughlin FitzGerald P,C
150 South Main Street
Wallingford, CT 06492
Fax No.: 203-265-2035

If to the Escrow Agent:

BNY Mellon, National Association, Escrow Agent
c/o Escrow Services
Banking Services Support Center; Suite 154-0655
500 Ross Street
Pittsburgh, PA 15262
Phone: 412.234.7796 / 412.234.2350 / 412.234.8797
Fax: 732.667.4499 / 615.932.4035
Email: escrowservices@bnymellon.com

Any notice may be given on behalf of any party by its authorized representative. In all cases the Escrow Agent shall be entitled to rely on a copy or a fax or email transmission of any document with the same legal effect as if it were the original of such document. The Escrow Parties shall promptly notify the Escrow Agent of any changes to the contact information contained in this Section and the Escrow Agent may rely on the contact information contained in this Section until notified of a change.

To facilitate the performance by the Escrow Agent of its duties and obligations hereunder, including resolving any issues arising hereunder (but not the giving of notice as provided above), the Escrow Parties agree that the Escrow Agent may contact the following representatives of each of the Escrow Parties identified below, or such other individuals as any of the Escrow Parties may identify by written notice to the Escrow Agent:

Buyer:

Name:        Paul Weiner
Telephone:    (O) (781) 345-9292

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E-mail:        paul.weiner@conformis.com

Name:        La-Rae Strawbridge
Telephone:    (O) (781) 345-9292 (C) (718) 879-4662
E-mail:        la-rae.strawbridge@conformis.com

Seller:

Name:        Phillip Milidantri
Telephone:    (O) (203) 793-1666 (C) (845) 300-6141
E-mail:        milidantri@gmail.com

15. Modifications; Waiver. This Agreement may not be altered or modified without the express prior written consent of all of the parties to this Agreement. No course of conduct shall constitute a waiver of any terms or conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

16. Further Assurances. If at any time the Escrow Agent shall determine or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement, the Escrow Parties shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions of this Agreement.

17. Assignment. This Agreement shall inure to the benefit of and be binding upon the successors, heirs, personal representatives, and permitted assigns of the parties. This Agreement is freely assignable by the Escrow Parties; provided, however, that no assignment by such party, or it successors or assigns, shall be effective unless prior written notice of such assignment is given to the other parties, including, without limitation, the Escrow Agent; and provided, further, that any assignee satisfies the Escrow Agent’s requirements set forth in Section 3 above. This Agreement may not be assigned by the Escrow Agent, except that upon prior written notice to the Escrow Parties, the Escrow Agent may assign this Agreement to an affiliated or successor bank or other qualified bank entity.

18. Section Headings. The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

20. Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by

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facsimile transmission, pdf or other electronic means shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes (and such signatures of the parties transmitted by facsimile, pdf or other electronic means shall be deemed to be their original signatures for all purposes).

21.    Waiver of Jury Trial.    TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CONFORMIS, INC.

BY: ________________________
NAME: _____________________
TITLE: _____________________

BROAD PEAK MANUFACTURING, LLC

BY: ________________________
NAME: _____________________
TITLE: _____________________

BNY MELLON, NATIONAL ASSOCIATION

BY: ________________________
NAME: _____________________
TITLE: _____________________

{M1092782.4 }

EXHIBIT A

JOINT WRITTEN INSTRUCTIONS
FOR RELEASE OF ESCROW FUNDS

Pursuant to Section ___ of the Escrow Agreement dated as of August 9, 2017, by and among Broad Peak Manufacturing, LLC, a limited liability company formed under the laws of Connecticut, (“Seller”), ConforMIS, Inc., a Delaware corporation having its principal place of business at 600 Technology Park Drive, Billerica, Massachusetts 01821 (“Buyer”), and BNY Mellon, National Association, (the “Escrow Agent”), Seller and Buyer hereby instruct the Escrow Agent to release $[___________] from the Escrow Fund in accordance with the following instructions:

Wire Instructions:

Account Name:     _________________________
Account Number:    _________________________
Bank Name:        _________________________
Bank ABA Number:    _________________________
Bank Address:        _________________________
_________________________
For credit to:        _________________________
Special Instructions:    _________________________
_________________________

Bank Check:

Payee Name:        _________________________
Mailing Address:    _________________________
_________________________
_________________________

CONFORMIS, INC.                    BROAD PEAK MANUFACTURING, LLC

By: _______________________________        By: ______________________________
Name:                            Name:
Title:                            Title:
Date:                            Date:

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EXHIBIT B

WIRE TRANSFER INSTRUCTIONS

BUYER

Wire Instructions:

Account Name:     ConforMIS, Inc.
Account Number:    3301043430
Bank Name:        Silicon Valley Bank
Bank ABA Number:    121140399
Bank Address:        3003 Tasman Drive
Santa Clara, CA 95054
For credit to:        ConforMIS, Inc.
Special Instructions:    _________________________
_________________________

SELLER

Wire Instructions:

Account Name:     Broad Peak Manufacturing LLC
Account Number:    6574690731
Bank Name:        Liberty Bank
Bank ABA Number:    211170282
Bank Address:        315 Main Street
Middletown, CT 06457
For credit to:        Broad Peak Manufacturing, LLC
Special Instructions:    _________________________
_________________________

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Exhibit J

SUPPLY AGREEMENT
This Supply Agreement (this “Agreement”) is entered into as of August 9, 2017 between Stratus Technologies, Inc., having a place of business at 10 Beaumont Rd; Unit C, Wallingford CT 06492 (“Supplier”), and ConforMIS, Inc., having a place of business at 600 Technology Park Drive, Billerica, MA, 01821 (“Buyer”).
1.SCOPE OF AGREEMENT AND TERM.
1.1    Coverage. This Agreement, includes all Attachments, as defined below, and all orders issued by Buyer under this Agreement, states the terms under which Buyer will purchase certain products (collectively “Products”) from Supplier and Supplier will supply such Products to Buyer. During the Term of this Agreement, Supplier will supply Buyer with Products based on Buyer’s orders and requirements.
1.2    Term. The term of this Agreement shall commence on the on the date hereof and shall continue thereafter for a period of two (2) years (the “Term”).
1.3    Termination.
(a)    Termination for Convenience. In the event that Buyer’s market for Products does not support commitments made by Buyer through purchase order releases issued pursuant to this Agreement, Buyer may cancel any open purchase order releases, in whole or in part, and terminate this Agreement upon thirty (30) days written notice to Supplier. In the event of such cancellation, Buyer and Supplier shall enter into negotiation for settlement of the costs, if any, relating to work in process, inventory or other commitments made by Supplier for the specific purpose of complying with canceled purchase order release(s)
(b)    Termination for Cause. Should either party commit a material breach of its obligations hereunder or any contract or other agreement implementing this Agreement, or should any of the representations of either party in this Agreement prove to be untrue in any material respect, the other party may, at its option, terminate this Agreement, by thirty (30) days written notice of termination, which notice shall identify and describe the basis for such termination. If, prior to expiration of such period, the defaulting party diligently commences and proceeds to cure such default, termination shall not take place. Any such termination shall be in addition to and not exclusive to any other rights or remedies at law or in equity which either party may have against the other.
(c)    Insolvency. If Supplier becomes insolvent, or commits any act of bankruptcy, or becomes bankrupt, or has a receivership order entered against it, or makes or executes any bill of sale, deed or trust assignment for the benefit of creditors, Buyer may terminate this Agreement upon written notice.
1.4    Transition Assistance. During the Term of this Agreement and upon expiration or termination of this Agreement for any reason, Supplier will provide Buyer with Transition Assistance, for the duration of the Transition Period. “Transition Assistance” means all reasonable transition services relating to the transition from the Supplier’s Products to another provider that may include, at Buyer’s option, month to month extensions of this Agreement, continued production and sale of Products and all other services necessary for such orderly conversion. “Transition Period” means a period of 90 days after expiration or termination of this Agreement for any reason. For Products that Buyer was receiving from Supplier prior to such expiration/termination, the prices applicable to such Products will be the price which Buyer was paying prior to such expiration/termination for a period of 90 days. After 90 days, the pricing will be reviewed on a monthly basis. Any project pricing that was negotiated prior to expiration/termination will be held for a period of 90 days. In no event shall Supplier be responsible for helping with transition costs.
2.    ORDER OF PRECEDENCE.

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2.1    The parties intend for the express terms and conditions contained in this Agreement (including any Schedules and Exhibits hereto) and in any Buyer purchase order that are consistent with the terms and conditions of this Agreement to exclusively govern and control each of the parties’ respective rights and obligations regarding the manufacture, purchase and sale of the Products, and the parties’ agreement is expressly limited to such terms and conditions. Notwithstanding the foregoing, if any terms and conditions contained in a purchase order conflict with any terms and conditions contained in this Agreement, the applicable term or condition of this Agreement will prevail and such contrary terms will have no force or effect. Except for such contrary terms, the terms and conditions of all purchase orders are incorporated by reference into this Agreement for all applicable purposes hereunder. Without limitation of anything contained in this Section 2.1, any additional, contrary or different terms contained in any confirmation or any of Supplier’s invoices or other communications, and any other attempt to modify, supersede, supplement or otherwise alter this Agreement, are deemed rejected by Buyer and will not modify this Agreement or be binding on the parties unless such terms have been fully approved in a signed writing by authorized representatives of both parties.
3.    ORDERING PROCEDURE.
3.1    Purchase Orders. Buyer shall issue purchase orders to Supplier in written or electronic form.
3.2    Acceptance, Rejection, and Cancellation of Purchase Orders. Supplier shall confirm to Buyer the receipt of each purchase order issued hereunder (each, a “Confirmation”) within three (3) days following Supplier’s receipt thereof in written form via e-mail or US mail. Each Confirmation must reference Buyer’s purchase order number, confirm acceptance of the purchase order or, solely if permitted under this Section 3.2, advise Buyer of Supplier’s rejection of such purchase order, the date of acceptance or rejection and the basis for rejection, if applicable. If Supplier fails to issue a Confirmation within the time set forth in the first sentence of this Section 3.2, or otherwise commences performance under such purchase order, Supplier will be deemed to have accepted the purchase order. Buyer may withdraw any purchase order prior to Supplier’s acceptance thereof. Supplier may only reject a purchase order if the applicable purchase order includes terms and conditions that supplement those contained in this Agreement, which Supplier is unwilling to accept. Supplier may not cancel any previously accepted purchase order hereunder. Buyer may only cancel a previously accepted purchase order pursuant to the exercise of Buyer’s rights under Section 4.1.
4.    SHIPMENT, DELIVERY AND ACCEPTANCE .
4.1    Shipment and Delivery Requirements. Time, quantity and delivery to the delivery location specified by Buyer are of the essence under this Agreement. Delivery times will be measured to the time that Products are actually received at the delivery location specified by Buyer. If Supplier does not comply with any of its delivery obligations under this Section 4, Buyer may, in Buyer’s sole discretion and at Supplier’s sole cost and expense, (a) approve a revised delivery date, (b) require expedited or premium shipment, or (c) cancel the applicable purchase order and obtain similar goods from other sources Unless otherwise expressly agreed to by the Parties in writing, Supplier may not make partial shipments of Products to Buyer.
4.2    Transfer of Title. Title to Products shipped under any purchase order passes to Buyer upon the earliest to occur of (i) delivery of the Products to Buyer, (ii) payment of any portion of the Price for such Products by Buyer, (iii) Buyer’s acceptance of the Products and (iv) Supplier’s tender of the Products to the carrier. Title will transfer to Buyer even if Supplier has not been paid for such Products, provided that Buyer will not be relieved of its obligation to pay for Products in accordance with the terms hereof.
4.3    Risk of Loss. Notwithstanding any agreement between Buyer and Supplier concerning transfer of title or responsibility for shipping costs, risk of loss to Products shipped under any purchase order passes to Buyer upon receipt and acceptance by Buyer at the delivery location specified by Buyer, and Supplier will bear all risk of loss or damage with respect to Products until

{M1092782.4 }

Buyer’s receipt and acceptance of such Products in accordance with the terms of this Agreement and the purchase order. Notwithstanding the foregoing, deliveries to Buyer’s Massachusetts facility shall be FOB Wallingford, Connecticut.
4.4    Packaging and Labeling. Supplier shall properly pack, mark and ship Products as instructed by Buyer and otherwise in accordance with applicable law and industry standards, and shall provide Buyer with shipment documentation showing the purchase order number, Supplier’s identification number for the subject Products, the quantity of pieces in shipment, the number of cartons or containers in shipment, Supplier’s name, the bill of lading number, and the country of origin.
5.    PRICE AND PAYMENT.
5.1    Price. All prices include, and Supplier is solely responsible for, all costs and expenses relating to packing, crating, and boxing.
(a)    2017 Product Pricing. The price of any Product of Supplier that is sold to Buyer shall be at or below the lowest price paid by Broad Peak Manufacturing, LLC to Seller in the first calendar quarter of 2017, provided that, for those Products not sold to Broad Peak Manufacturing, LLC, the price will be no more than the average price paid by other customers.
(b)    Pricing Increases. Supplier may increase the prices for the Products it sells to Buyer if the price paid by Supplier increases, by no more than the increase paid by Supplier. Supplier must provide documentary support of any such increase in price to Supplier, if requested by Buyer.
5.2    Invoices. Supplier shall issue invoices upon delivery of Products in accordance with this Agreement. Each invoice for Products must set forth in reasonable detail the amounts payable by Buyer under this Agreement and contain the following information, as applicable: a reference to this Agreement; purchase order number, amendment number and line-item number; Supplier’s name; Supplier’s identification number; carrier name; ship-to address; quantity of Products shipped; number of cartons or containers in shipment; bill of lading number; country of origin; and any other information necessary for identification and control of the Products. Buyer reserves the right to return and withhold payment due to any invoices or related documents that are incomplete, inaccurate or incorrectly submitted to Buyer. The parties shall seek to resolve any invoice disputes expeditiously and in good faith. Any payment by Buyer of an invoice is not an acceptance of any non-conforming element or terms on such invoice or the related Products.
5.3    Payment. Except for any amounts disputed by Buyer in good faith, Supplier’s accurate and correctly submitted invoices will be payable within forty-five (45) days following Buyer’s receipt of Supplier’s invoice, with a two (2) percent discount for payment made within fifteen (15) days after receipt of Supplier’s invoice. Any payment by Buyer for Products will not be deemed acceptance of the Products or waive Buyer’s right to inspect. Buyer shall make all payments in US dollars by check or wire transfer.
5.4    Setoff; Contingent or Disputed Claims. All amounts due from Buyer to Supplier are net of any indebtedness of Supplier to Buyer. In addition to any right of set-off, deduction or recoupment provided or allowed by law, Buyer may, without notice to Supplier, set off against, and deduct and recoup from, any amounts due or to become due from Buyer to Supplier, any amounts due or to become due from Supplier to Buyer, including for damages resulting from breaches by Supplier of its obligations under this Agreement or any other agreement between such parties. If an obligation of Supplier is disputed, contingent or unliquidated, payment by Buyer of all or any portion of the amount due may be deferred until such dispute contingency is resolved or the obligation is liquidated. In the event of Supplier’s bankruptcy, if all of the contracts (including this Agreement) between Buyer and Supplier have not been promptly assumed by Supplier (under applicable Law), Buyer may withhold payment to Supplier for Products previously delivered (via administrative hold or otherwise) until the risk of potential rejection and other losses is eliminated.

{M1092782.4 }

6.    CONFIDENTIALITY; INTELLECTUAL PROPERTY RIGHTS.
6.1    Confidential Information. The parties understand and acknowledge that the terms, provisions, conditions and agreements contained in this Agreement are strictly confidential as between Buyer and Supplier. The terms, provisions, conditions and agreements contained in this Agreement as well as any technical or business information disclosed in connection with the performance of the parties’ obligations hereunder shall constitute confidential information (the “Confidential Information”).
6.2    Obligations. Buyer and Supplier respectively agree to keep in strictest confidence and not use for itself or disclose to any third party any Confidential Information disclosed by the other party during the course of their dealings with each other, except as hereinafter provided. Such Confidential Information may be disclosed only to such of the employees, agents or contractors of the recipient who has a need to know such information for the purpose for which it was disclosed and who owe their employer or principal a legally enforceable duty of confidentiality at least as stringent as the duty Supplier and Buyer owe one another under this Agreement. The parties agree to protect the others’ Confidential Information using the same degree of care with which they protect their own Confidential Information, but in no event less than reasonable care.
6.3    Ownership. Buyer and Supplier hereby recognize as the exclusive property of the other all Confidential Information disclosed to it by the other party.
6.4    Exceptions. The obligations set forth in the foregoing paragraphs shall not in any way restrict or impair the right of either party to disclose and use the following:
(a)    Information which at the time of disclosure is published or is otherwise in the public domain;
(b)    Information which after disclosure becomes part of the public domain otherwise than through a breach of this Agreement by the recipient;
(c)    Information which was known to the recipient prior to receipt from the disclosing party, provided such prior knowledge can be adequately substantiated by documentary evidence antedating the disclosure by the other party;
(d)    Information which becomes known to the receiving party from a source which legally derives such information independently of the disclosing party under this Agreement; or
(e)    Information which is independently developed by the receiving party and the receiving party can so prove.
Additionally, each party agrees that the other may disclose this Agreement to consultants, including attorneys, for internal purposes in connection with analyzing, amending, renewing, enforcing or terminating this Agreement, or in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof, required by law, or necessary to establish rights hereunder.
6.5    Intellectual Property Rights. Supplier acknowledges and agrees that Buyer retains exclusive ownership of its intellectual property rights and that Buyer does not transfer to Supplier any of its Intellectual Property Rights, and Supplier may not use any of Buyer’s Intellectual Property Rights other than to produce and supply Products to Buyer hereunder.
7.    REPRESENTATIONS AND WARRANTIES; PRODUCT WARRANTY.
7.1    Supplier’s Representations and Warranties. Supplier represents and warrants to Buyer that:
(a)    it is a corporation, duly organized, validly existing and in good standing under the laws of the State of Connecticut;

{M1092782.4 }

(b)    it is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required for purposes of this Agreement;
(c)    it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;
(d)    the execution of this Agreement by its Representative whose signature is set forth at the end of this Agreement, and the delivery of this Agreement by Supplier, have been duly authorized by all necessary action on the part of Supplier;
(e)    the execution, delivery, and performance of this Agreement by Buyer will not violate, conflict with, require consent under or result in any breach or default under (i) any of Supplier’s organizational documents, (ii) any applicable Law or (iii) with or without notice or lapse of time or both, the provisions of any agreement with any third party;
(f)    this Agreement has been executed and delivered by Supplier and (assuming due authorization, execution and delivery by Buyer) constitutes the legal, valid and binding obligation of Supplier, enforceable against Supplier in accordance with its terms;
(g)    it is in compliance with all applicable laws and third party agreement relating to this Agreement, the Products and the operation of its business (including all loan covenants and other financing obligations to which it is subject);
(h)    it has obtained all licenses, authorizations, approvals, consents or permits required by applicable laws to conduct its business generally and to exercise its rights and perform its obligations under this Agreement; and
(i)    it is not insolvent and is paying all of its debts as they become due.
7.2    Product Warranty. Supplier warrants to Buyer that for the period provided by applicable law, the Products will:
(a)    conform, in all respects, to the specifications, standards, drawings, samples, descriptions, quality requirements, performance requirements, statements of work, and fit, form and function requirements furnished, specified or approved by Buyer for the Products;
(b)    conform with Buyer’s quality standards;
(c)    be merchantable (as such term is defined in the UCC) and free from defects, latent or otherwise, in design, materials and workmanship;
(d)    not infringe upon, violate or misappropriate the intellectual property rights of any party;
(e)    be fit and sufficient for the particular purpose intended by Buyer of which the Supplier is aware (and Supplier acknowledges that it knows of Buyer’s intended use of the Products and that such Products have been selected, designed, manufactured or assembled by Supplier based upon Buyer’s stated use and will be fit and sufficient for the particular purposes intended by Buyer); and
(f)    comply with all applicable laws.
7.3    Additional Terms. Supplier further warrants to Buyer that each of the Products will be new and conveyed by Supplier to Buyer with good title, free and clear of all encumbrances. Supplier acknowledges and agrees that all of the foregoing warranties (a) are in addition to all other warranties, express, implied, statutory and common law, (b) extend to the Products’ future performance, (c) survive Supplier’s delivery of the Products, Buyer’s receipt, inspection, acceptance, use of the Products and payment for the Products, and the termination or expiration of this Agreement, (d)

{M1092782.4 }

inure to the benefit of Buyer and its successors and assigns, and (e) may not be limited or disclaimed by Supplier. Buyer’s approval of Supplier’s designs, materials, processes, drawings, specifications or similar requirements will not be construed to relieve Supplier of any warranties. Any applicable statute of limitations on Buyer’s claims for breach of warranty will commence no earlier than the date on which Buyer discovers the breach.
8.    INDEMNIFICATION.
8.1    General Indemnification. Supplier will defend, indemnify and hold Buyer and its officers, agents, employees, shareholders (“Indemnified Parties”) harmless from and against all claims brought against the Indemnified Parties for bodily injury and property damage to the extent arising from or related to Supplier’s negligent performance or obligations under this Agreement or any purchase order.
8.2    Intellectual Property Indemnification. Should any of the Products being supplied by Supplier to Buyer become the subject of a claim of infringement, Supplier shall at its own expense (a) obtain for Buyer the right to continue using such specific Products pursuant to the terms and conditions of this Agreement, or (b) replace or modify the Products so that they become non-infringing but functionally equivalent. Supplier shall defend, indemnify and hold Buyer, their officers, agents and employees, harmless from and against liability, including costs and expenses, including attorney fees, for infringement of any copyrights, trade secrets, trademarks, or patents arising out of the performance of this Agreement or out of the use or disposal by or for the account of Buyer of supplies furnished or Products supplied hereunder.
8.3    Violation of Laws. Supplier will defend, indemnify and hold Buyer and its officers, agents, employees, shareholders and assigns harmless from and against any and all claims that are the result of Supplier’s violations of any law, ordinance or regulation.
9.    WAIVER OF CONSEQUENTIAL DAMAGES; LIMITATION OF LIABILITY.
9.1    Waiver of Consequential Damages. WITH THE EXCEPTION OF SECTIONS 6 (CONFIDENTIALITY; INTELLECTUAL PROPERTY RIGHTS), SECTION 7 (REPRESENTATIONS AND WARRANTIES; PRODUCT WARRANTY), AND SECTION 8 (INDEMNIFICATION), AND NOTWITHSTANDING ANY PROVISION IN THIS CONTRACT TO THE CONTRARY,IN NO EVENT, WHETHER IN CONTRACT, TORT OR OTHERWISE (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT), WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, INCIDENTIAL OR CONSEQUENTIAL (INCLUDING LOSS OF BUSINESS, LOSS OF PROFITS, AND THE LIKE), EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE AND EVEN IF A REMEDY SET FORTH HEREIN IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.
9.2    Limitation of Liability. In no event shall Buyer’s total liability for damages, or otherwise, resulting from its performance or nonperformance under this Agreement or with regards to any other obligations/responsibilities herein exceed the total amounts of Buyer’s unpaid invoices.
10.    MISCELLANEOUS.
10.1    Further Assurances. Upon Buyer’s reasonable request, Supplier shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Agreement.
10.2    Relationship of the Parties. The relationship between Supplier and Buyer is solely that of vendor and vendee and they are independent contracting parties. Nothing in this Agreement creates any agency, joint venture, partnership or other form of joint enterprise, employment or fiduciary relationship between the parties. Neither party has any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

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10.3    Entire Agreement. This Agreement, including and together with any related exhibits, schedules and the applicable terms of any purchase orders, constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.
10.4    Survival. The following sections of this Agreement shall survive the expiration or termination of this Agreement: Sections 1.4, 2.1, 4, 5.4, 6, 7, 8, 9, and 10.
10.5    Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement (each, a “Notice”) must be in writing and addressed to the other party at its address set forth below (or to such other address that the receiving party may designate from time to time in accordance with this section). All Notices must be delivered by personal delivery, nationally recognized overnight courier or certified or registered mail (in each case, return receipt requested, postage prepaid) or by email. Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.
Notices to Supplier:
Stratus Technologies, Inc.
10 Beaumont Rd; Unit C
Wallingford CT 06492
Notices to Buyer:
ConforMIS, Inc.
600 Technology Park Drive
Billerica, MA 01821
Attn: Legal Department
Legal.Notices@ConforMIS.com

10.6    Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” is deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; (d) words denoting the singular have a comparable meaning when used in the plural, and vice-versa; and (e) words denoting any gender include all genders. Unless the context otherwise requires, references in this Agreement: (x) to sections, exhibits, schedules, attachments and appendices mean the sections of, and exhibits, schedules, attachments and appendices attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The exhibits, schedules, attachments and appendices referred to herein are an integral part of this Agreement to the same extent as if they were set forth verbatim herein.
10.7    Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.
10.8    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any

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other jurisdiction. Upon a determination that any term or provision is invalid, illegal or unenforceable, the court may modify this Agreement to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
10.9    Amendment and Modification. No amendment to this Agreement is effective unless it is in writing and signed by each party.
10.10    Waiver.
(a)    No waiver under this Agreement is effective unless it is in writing, identified as a waiver to this Agreement and signed by the party waiving its right.
(b)    Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated, and does not operate as a waiver on any future occasion.
(c)    None of the following constitutes a waiver or estoppel of any right, remedy, power, privilege or condition arising from this Agreement: (i) any failure or delay in exercising any right, remedy, power or privilege or in enforcing any condition under this Agreement; or (ii) any act, omission or course of dealing between the parties.
10.11    Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the parties or otherwise.
10.12    Assignment. Supplier may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Buyer. Buyer may assign any of its rights or delegate any of its obligations to any party. Any purported assignment or delegation in violation of this Section is null and void. No assignment or delegation relieves the assigning or delegating party of any of its obligations under this Agreement.
10.13    Successors and Assigns. This Agreement is binding on and inures to the benefit of the parties and their respective permitted successors and permitted assigns.
10.14    No Third-party Beneficiaries. This Agreement benefits solely the parties to this Agreement and their respective permitted successors and permitted assigns and nothing in this Agreement, express or implied, confers on any other party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
10.15    Governing Law. This Agreement, including all exhibits, schedules, attachments and appendices attached hereto and thereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws provisions thereof. The parties agree that the United Nations Convention on Contracts for the International Sale of Products does not apply to this Agreement.
10.16    Choice of Forum. Each party irrevocably and unconditionally agrees that it shall not commence any action, litigation or proceeding of any kind whatsoever against the other party in any way arising from or relating to this Agreement, including all exhibits, schedules, attachments and appendices attached hereto and thereto, and all contemplated transactions, including contract, equity, tort, fraud and statutory claims, in any forum other than the courts in the Commonwealth of Massachusetts. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation or proceeding only in such courts. Each party agrees that a final judgment in any such action, litigation or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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10.17    Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this Agreement, including any exhibits, schedules, attachments and appendices attached to this Agreement, is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement, including any exhibits, schedules, attachments and appendices attached to this Agreement, or the transactions contemplated hereby.
10.18    Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together is deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

ConforMIS, Inc.	Stratus Technologies, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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